                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                                 AMENDMENT NO. 5


                             Registration Statement
                                      Under
                           The Securities Act of 1933

                          DALRADA FINANCIAL CORPORATION
                   (FORMERLY IMAGING TECHNOLOGIES CORPORATION)
                 (Name of small business issuer in its charter)


                DELAWARE                                    33-0021693
                --------                                    ----------
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)


                                      7363
                                      ----
                          (Primary Standard Industrial
                           Classification Code Number)


9449 Balboa Avenue, Suite 211, San Diego, California                92123
----------------------------------------------------                -----
(Address of principal executive offices)                          (Zip code)

         Registrant's Address and Telephone number, including area code:

                                   Brian Bonar
                             Chief Executive Officer
                          9449 Balboa Avenue, Suite 211
                               San Diego, CA 92123
                                 (858) 451-6120
           (Name, address and telephone number of Agent for Service)

                          Copies of communications to:

                              Owen Naccarato, Esq.
                             Naccarato & Associates
                          18301 Von Karman, Suite 430
                            Irvine, California 92612
                                 (949) 851-9261


Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
Title of each class of      Amount to be        Proposed     Proposed       Exercise     Proceeds to    Amount of
securities to be            registered  (1)     maximum      maximum        price per    DRDF           registration
registered                                      offering     aggregate      share (2)                   fee
                                                price per    offering
                                                share (2)    price
--------------------------- ------------------- ------------ -------------- ------------ -------------- ---------------
Common Shares, par value    228,571,429 (3)     $0.007       $1,600,000                                 $202.72
$.005 underlying secured
convertible debenture
--------------------------- ------------------- ------------ -------------- ------------ -------------- ---------------
Shares underlying warrant    16,000,000                                     $0.011       $176,000       $ 22.30
--------------------------- ------------------- ------------ -------------- ------------ -------------- ---------------
Total Registration Fee      244,571,429                                                                 $225.02 (*)
--------------------------- ------------------- ------------ -------------- ------------ -------------- ---------------

* Previously paid

1) Includes shares of our common stock, par value $0.005 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)      Estimated solely for the purpose of determining the registration fee.

(3) Includes a good faith estimate of the shares underlying the $800,000 in convertible notes accounting for market fluctuations.

(4) Common stock issuable upon the conversion of warrants issued in connection with the convertible note.

                            ---------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED December 22, 2005


                          Dalrada Financial Corporation
                       244,571,429 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 244,571,429 shares of Dalrada Financial Corporation's ("DRDF")(Formerly Imaging Technologies Corporation) common stock, including up to 228,571,429 shares of common stock underlying convertible notes in a principal amount of $800,000 and up to 16,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants at $.0187 a share. The convertible notes are basically convertible into common stock at the lower of $0.02 or 70% of the average of the three lowest closing bid prices of the common stock on the principal market for the sixty trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. These selling stockholders may be deemed underwriters of the shares of common stock which they are offering within the meaning of Section 2(a)(11) of the Securities Act. We will pay the expenses of registering these shares.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is quoted on the OTC Bulletin Board under the symbol "DRDF.ob". On December 20, 2005, the closing bid price of our Common Stock on the OTC Bulletin Board was $.004.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is December 22, 2005

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

TABLE OF CONTENTS

                                  Section Title                            Page
                                                                            No.
                                                                           ----


Summary of Information in the Prospectus                                      5
Risk Factors                                                                  7
Dividend Policy                                                              12
Use of Proceeds                                                              13
Market for Common Equity and Related Stockholder Matters                     14
Management's Discussion and Analysis or Plan of Operations                   16
Our Business                                                                 26
Management                                                                   30
Executive Compensation                                                       32
Security Ownership of Certain Beneficial Owners and Management               34
Certain Relationships and Related Transactions                               35
Description of Securities                                                    36
Selling Stockholders                                                         37
Plan of Distribution                                                         39
Legal Proceedings                                                            40
Experts                                                                      42
Legal Matters                                                                42
Other Available Information                                                  42
Financial Statements                                                         F-1
Indemnification                                                              45

                               PROSPECTUS SUMMARY

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "RISK FACTORS" and the section entitled "Financial Statements". Unless otherwise indicated, this Prospectus assumes that none of DRDF's outstanding options or warrants have been exercised to create shares of DRDF's Common Stock.

                         DALRADA FINANCIAL CORPORATION

          Dalrada Financial Corporation (OTCBB symbol: DRDF) ("DRDF" or the "Company") was incorporated in March 1982 under the laws of the State of California, and reincorporated in May 1983 under the laws of the State of Delaware. The Company's principal executive offices are located at 9949 Balboa Avenue, Suite 210, San Diego, CA 92123. The Company's main phone number is (858) 277-5300.

         We provide a variety of financial, staffing, and human resources services to small and medium-size businesses. These services allow our customers to outsource many human resources tasks, including payroll processing, workers' compensation insurance, health insurance and employee benefits. These financial services relieve existing and potential customers of the burdens associated with personnel management and control.

         DRDF provides services through its wholly-owned subsidiaries and division, SourceOne Group, Inc. ("SOG"), Master Staffing and Heritage Staffing;and in addition, through The Solvis Group, Inc., ("Solvis") a 90% owned subsidiary that includes several operating units, including CallCenterHR(TM), Worldwide of California, and M&M Nursing. These companies and business units provide a broad range of financial services, including: benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, employer liability management, and temporary staffing services, to small and medium-sized businesses.

         In January 2003, we completed the acquisition of a controlling interest approximating 88% of the shares of Greenland Corporation, whose shares were traded on the NASD Electronic Bulletin Board under the symbol GRLC. Subsequently, in March 2004, due to disagreements with Greenland's management, we entered into an agreement with Greenland to return most of our shares in Greenland in return for Greenland's forgiveness of certain DRDF indebtedness and business opportunities. Greenland is no longer affiliated with Dalrada.

         In January 2003, we completed the acquisition of a controlling interest in the shares of Quik Pix, Inc. ("QPI"), located in Anaheim, California. QPI shares are traded on the National Quotation Bureau Pink Sheets(R) under the symbol QPIX. At the time of acquisition, QPI's principal business was providing products and services associated with visual marketing support. At that time, QPI's major source of revenues is in developing and mounting photographic and digital images for use in display advertising for tradeshows and customer building interiors. QPI also has a proprietary product PhotoMotion(TM), which is a patented color medium of multi-image transparencies. The process uses existing originals to create the illusion of movement, and allows for three to five distinct images to be displayed with an existing lightbox.

         In July 2005, QPI acquired Solvis from DRDF and changed its name to The Solvis Group and its trading symbol to SLVG. Solvis principally serves as a staffing company and provides extensive human resources services. As of the date of this prospectus, DRDF owns 90% of Solvis. Also in July 2005, Solvis organized a wholly-owned subsidiary, Imaging Tech, Inc., in order to separately pursue its remaining imaging business.

THE OFFERING

---------------------------------------------------- ----------------------------------------------------------------
Securities Offered by Selling Shareholders           Up to 244,571,429 including i) up to 228,571,429 shares of common stock underlying convertible debentures (and 100%
                                                     reserve) in the aggregate amount of $800,000, and ii) up to
                                                     16,000,000 shares of common stock issuable upon the exercise of purchase warrants at an exercise price per share of 110% of the Closing trade price as reported by Bloomberg L.P. for the
                                                     OTC Bulletin Board for the trading day preceding but not
                                                     including the closing date.
---------------------------------------------------- ----------------------------------------------------------------
---------------------------------------------------- ----------------------------------------------------------------
Common Stock Outstanding after the offering...       Up to 929,403,568 Shares
---------------------------------------------------- ----------------------------------------------------------------
---------------------------------------------------- ----------------------------------------------------------------
Offering Price                                       The selling shareholders can sell the shares at any price.
---------------------------------------------------- ----------------------------------------------------------------
---------------------------------------------------- ----------------------------------------------------------------
Use of Proceeds                                      This prospectus relates to shares of DRDF's common stock that may be offered and sold from time to time by the selling
                                                     stockholders.  We will not receive any proceeds from the sale of shares by the selling shareholders.  However, we will
                                                     receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders.  These funds will be used for ongoing operations.
---------------------------------------------------- ----------------------------------------------------------------
---------------------------------------------------- ----------------------------------------------------------------
Market for our Common Stock                          Our Common Stock is quoted on the Over-the Counter Bulletin
                                                     Board, also called OTCBB, under the trading symbol "DRDF". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our
                                                     Common Stock.
---------------------------------------------------- ----------------------------------------------------------------
---------------------------------------------------- ----------------------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 757,908,407 shares of common stock outstanding as of November 30, 2005 and assumes the subsequent conversion of the $800,000 issued convertible debenture less 73,076,268 shares issued for subsequent partial conversion of such notes plus the exercise of warrants.

On December 17, 2003, DRDF entered into a Subscription Agreement for $800,000, whereby we issued convertible debentures bearing 8% annual interest rate, per the following: 1) $225,000 to Alpha Capital Aktiengesellschaft, 2) $200,000 to Gamma Opportunity Capital Partners, LP, 3) $200,000 to the Longview Fund, L.P. and 4) $150,000 to Stonestreet Limited Partnership. The convertible debentures can be converted into shares of common stock with the conversion price per share being the lower of (i) $.02 or (ii) seventy percent (70%) of the average of the three lowest closing bid prices for the sixty (60) trading days prior to but not including the conversion date for the common stock.

The holders of the 8% convertible debentures may not convert its securities into shares of DRDF's common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of DRDF's common stock. The holders may waive this percent ownership restriction upon not less than 61 days notice to DRDF. Since the number of shares of DRDF's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of DRDF's common stock prior to a conversion, the actual number of shares of DRDF's common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

DRDF issued in conjunction with these convertible debentures warrants to purchase 16,000,000 shares of common with at an exercise price of $.0187 per share.

See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

RISK FACTORS

AN INVESTMENT IN SHARES OF DRDF'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, WHICH SUMMARIZES ALL MATERIAL RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY DRDF'S COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, DRDF'S BUSINESS WOULD LIKELY SUFFER. IN THESE CIRCUMSTANCES, THE MARKET PRICE OF DRDF'S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS:
-------------------------------

IF WE ARE UNABLE TO SECURE FUTURE CAPITAL, WE WILL BE UNABLE TO CONTINUE OUR OPERATIONS.

Our business has not been profitable in the past and it may not be profitable in the future. We may incur losses on a quarterly or annual basis for a number of reasons, some within and others outside our control. See "Potential Fluctuation in Our Quarterly Performance." The growth of our business will require the commitment of substantial capital resources. If funds are not available from operations, we will need additional funds. We may seek such additional funding through public and private financing, including debt or equity financing. Adequate funds for these purposes, whether through financial markets or from other sources, may not be available when we need them. Even if funds are available, the terms under which the funds are available to us may not be acceptable to us. Insufficient funds may require us to delay, reduce or eliminate some or all of our planned activities.

To successfully execute our current strategy, we will need to improve our working capital position. The report of our independent auditors accompanying the Company's June 30, 2005 financial statements includes an explanatory paragraph indicating there is a substantial doubt about the Company's ability to continue as a going concern, due primarily to the decreases in our working capital and net worth. The Company plans to overcome the circumstances that impact our ability to remain a going concern through a combination of increased revenues and decreased costs, with interim cash flow deficiencies being addressed through additional equity financing.

IF OUR QUARTERLY PERFORMANCE CONTINUES TO FLUCTUATE, IT MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

Our quarterly operating results can fluctuate significantly depending on a number of factors, any one of which could have a negative impact on our results of operations. We may experience significant quarterly fluctuations in revenues and operating expenses as we introduce new products and services. Accordingly, any inaccuracy in our forecasts could adversely affect our financial condition and results of operations. Demand for our products and services could be adversely affected by a slowdown in the overall demand for imaging products and/or financial and PEO services. Our failure to complete shipments during a quarter could have a material adverse effect on our results of operations for that quarter. Quarterly results are not necessarily indicative of future performance for any particular period.

SINCE MANY OF OUR COMPETITORS HAVE GREATER FINANCIAL AND MARKETING RESOURCES THAN WE DO, WE MAY EXPERIENCE A REDUCTION IN MARKET SHARE AND REVENUES.

The markets for our products and services are highly competitive and rapidly changing. Some of our current and prospective competitors have significantly greater financial, technical, and marketing resources than we do. Our ability to compete in our markets depends on a number of factors, some within and others outside our control. These factors include: the frequency and success of product and services introductions by us and by our competitors, the selling prices of our products and services and of our competitors' products and services, the performance of our products and of our competitors' products, product distribution by us and by our competitors, our marketing ability and the marketing ability of our competitors, and the quality of customer support offered by us and by our competitors.

The PEO industry is highly fragmented. While many of our competitors have limited operations, there are several PEO companies equal or substantially greater in size than ours. We also encounter competition from "fee-for-service" companies such as payroll processing firms, insurance companies, and human resources consultants. The large PEO companies have substantially more resources than us and provide a broader range of resources than we do.

IF WE ACQUIRE COMPLEMENTARY BUSINESSES, WE MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE THEM INTO OUR CURRENT OPERATIONS, WHICH WOULD ADVERSELY AFFECT OUR OVERALL FINANCIAL PERFORMANCE.

In order to grow our business, we may acquire businesses that we believe are complementary. To successfully implement this strategy, we must identify suitable acquisition candidates, acquire these candidates on acceptable terms, integrate their operations and technology successfully with ours, retain existing customers and maintain the goodwill of the acquired business. We may fail in our efforts to implement one or more of these tasks. Moreover, in pursuing acquisition opportunities, we may compete for acquisition targets with other companies with similar growth strategies. Some of these competitors may be larger and have greater financial and other resources than we do. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Our overall financial performance will be materially and adversely affected if we are unable to manage internal or acquisition-based growth effectively. Acquisitions involve a number of risks, including: integrating acquired products and technologies in a timely manner, integrating businesses and employees with our business, managing geographically-dispersed operations, reductions in our reported operating results from acquisition-related charges and amortization of goodwill, potential increases in stock compensation expense and increased compensation expense resulting from newly-hired employees, the diversion of management attention, the assumption of unknown liabilities, potential disputes with the sellers of one or more acquired entities, our inability to maintain customers or goodwill of an acquired business, the need to divest unwanted assets or products, and the possible failure to retain key acquired personnel.

Client satisfaction or performance problems with an acquired business could also have a material adverse effect on our reputation, and any acquired business could significantly under perform relative to our expectations. We cannot be certain that we will be able to integrate acquired businesses, products or technologies successfully or in a timely manner in accordance with our strategic objectives, which could have a material adverse effect on our overall financial performance.

In addition, if we issue equity securities as consideration for any future acquisitions, existing stockholders will experience ownership dilution and these equity securities may have rights, preferences or privileges superior to those of our common stock.

IF WE ARE UNABLE TO DEVELOP AND/OR ACQUIRE NEW PRODUCTS IN A TIMELY MANNER, WE MAY EXPERIENCE A SIGNIFICANT DECLINE IN SALES AND REVENUES, WHICH MAY HURT OUR ABILITY TO CONTINUE OPERATIONS.

The markets for our products are characterized by rapidly evolving technology, frequent new product introductions and significant price competition. Consequently, short product life cycles and reductions in product selling prices due to competitive pressures over the life of a product are common. Our future success will depend on our ability to continue to develop new versions of our ColorBlind software, and to acquire competitive products from other manufacturers. We monitor new technology developments and coordinate with suppliers, distributors and dealers to enhance our products and to lower costs. If we are unable to develop and acquire new, competitive products in a timely manner, our financial condition and results of operations will be adversely affected.

IF WE ARE FOUND TO BE INFRINGING ON A COMPETITOR'S INTELLECTUAL PROPERTY RIGHTS OR IF WE ARE REQUIRED TO DEFEND AGAINST A CLAIM OF INFRINGEMENT, WE MAY BE REQUIRED TO REDESIGN OUR PRODUCTS OR DEFEND A LEGAL ACTION AT SUBSTANTIAL COSTS TO US.

We currently hold only one patent through our QPI subsidiary for its Photomotion product. Our software products are copyrighted. However, copyright protection does not prevent other companies from emulating the features and benefits provided by our software. We protect our software source code as trade secrets and make our proprietary source code available to OEM customers only under limited circumstances and specific security and confidentiality constraints.

IF OUR DISTRIBUTORS REDUCE OR DISCONTINUE SALES OF OUR PRODUCTS, OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED.

Our products are marketed and sold through a distribution channel of value added resellers, manufacturers' representatives, retail vendors, and systems integrators. We have a small network of dealers and distributors in the United States and internationally. We support our worldwide distribution network and end-user customers through operations headquartered in San Diego.

Portions of our sales are made through distributors, who may carry competing product lines. These distributors could reduce or discontinue sales of our products, which could adversely affect us. These independent distributors may not devote the resources necessary to provide effective sales and marketing support of our products. In addition, we are dependent upon the continued viability and financial stability of these distributors, many of which are small organizations with limited capital. These distributors, in turn, are substantially dependent on general economic conditions and other unique factors affecting our markets.

INCREASES IN HEALTH INSURANCE PREMIUMS, UNEMPLOYMENT TAXES, AND WORKERS' COMPENSATION RATES WILL HAVE A SIGNIFICANT EFFECT ON OUR FUTURE FINANCIAL PERFORMANCE.

Health insurance premiums, state unemployment taxes, and workers' compensation rates are, in part, determined by our PEO companies' claims experience, and comprise a significant portion of our direct costs. We employ risk management procedures in an attempt to control claims incidence and structure our benefits contracts to provide as much cost stability as possible. However, should we experience a large increase in claims activity, the unemployment taxes, health insurance premiums, or workers' compensation insurance rates we pay could increase. Our ability to incorporate such increases into service fees to clients is generally constrained by contractual agreements with our clients. Consequently, we could experience a delay before such increases could be reflected in the service fees we charge. As a result, such increases could have a material adverse effect on our financial condition or results of operations.

WE CARRY SUBSTANTIAL LIABILITY FOR WORKSITE EMPLOYEE PAYROLL AND BENEFITS COSTS.

Under our client service agreements, we become a co-employer of worksite employees and we assume the obligations to pay the salaries, wages, and related benefits costs and payroll taxes of such worksite employees. We assume such obligations as a principal, not merely as an agent of the client company. Our obligations include responsibility for (a) payment of the salaries and wages for work performed by worksite employees, regardless of whether the client company makes timely payment to us of the associated service fee; and (2) providing benefits to worksite employees even if the costs incurred by us to provide such benefits exceed the fees paid by the client company. If a client company does not pay us, or if the costs of benefits provided to worksite employees exceed the fees paid by a client company, our ultimate liability for worksite employee payroll and benefits costs could have a material adverse effect on the our financial condition or results of operations.

AS A MAJOR EMPLOYER, OUR OPERATIONS ARE AFFECTED BY NUMEROUS FEDERAL, STATE, AND LOCAL LAWS RELATED TO LABOR, TAX, AND EMPLOYMENT MATTERS.

By entering into a co-employer relationship with employees assigned to work at client company locations, we assume certain obligations and responsibilities as an employer under these laws. However, many of these laws (such as the Employee Retirement Income Security Act ("ERISA") and federal and state employment tax laws) do not specifically address the obligations and responsibilities of non-traditional employers such as PEOs; and the definition of "employer" under these laws is not uniform. Additionally, some of the states in which we operate have not addressed the PEO relationship for purposes of compliance with applicable state laws governing the employer/employee relationship. If these other federal or state laws are ultimately applied to our PEO relationship with our worksite employees in a manner adverse to us, such an application could have a material adverse effect on our financial condition or results of operations.

While many states do not explicitly regulate PEOs, over 20 states have passed laws that have licensing or registration requirements for PEOs, and several other states are considering such regulation. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. There can be no assurance that we will be able to satisfy licensing requirements of other applicable relations for all states. Additionally, there can be no assurance that we will be able to renew our licenses in all states.

THE MAINTENANCE OF HEALTH AND WORKERS' COMPENSATION INSURANCE PLANS THAT COVER WORKSITE EMPLOYEES IS A SIGNIFICANT PART OF OUR BUSINESS.

The current health and workers' compensation contracts are provided by vendors with whom we have an established relationship, and on terms that we believe to be favorable. While we believe that replacement contracts could be secured on competitive terms without causing significant disruption to our business, there can be no assurance in this regard.

OUR STANDARD AGREEMENTS WITH PEO CLIENTS ARE SUBJECT TO CANCELLATION ON 60-DAYS WRITTEN NOTICE BY EITHER THE COMPANY OR THE CLIENT.

Accordingly, the short-term nature of our client service agreements make us vulnerable to potential cancellations by existing clients, which could materially and adversely affect our financial condition and results of operations. Additionally, our results of operations are dependent, in part, upon our ability to retain or replace client companies upon the termination or cancellation of our agreements.

A NUMBER OF PEO INDUSTRY LEGAL ISSUES REMAIN UNRESOLVED WITH RESPECT TO THE CO-EMPLOYMENT AGREEMENT BETWEEN A PEO AND ITS WORKSITE EMPLOYEES, INCLUDING QUESTIONS CONCERNING THE ULTIMATE LIABILITY FOR VIOLATIONS OF EMPLOYMENT AND DISCRIMINATION LAWS.

Our client service agreement establishes a contractual division of responsibilities between our clients and us for various personnel management matters, including compliance with and liability under various government regulations. However, because we act as a co-employer, we may be subject to liability for violations of these or other laws despite these contractual provisions, even if we do not participate in such violations. Although our agreement provides that the client is to indemnify us for any liability attributable to the conduct of the client, we may not be able to collect on such a contractual indemnification claim, and thus may be responsible for satisfying such liabilities. Additionally, worksite employees may be deemed to be our agents, subjecting us to liability for the actions of such worksite employees.

IF THE SUPERIOR SECURITY INTEREST HELD BY IMPERIAL BANK IS REMOVED AND IF ALL OF THE LAWSUITS CURRENTLY FILED WERE DECIDED AGAINST US AND/OR ALL THE JUDGMENTS CURRENTLY OBTAINED AGAINST US WERE TO BE IMMEDIATELY COLLECTED, WE WOULD HAVE TO CEASE OUR OPERATIONS.

Throughout fiscal 2001, 2002 and 2003, and through the date of this filing, approximately fifty trade creditors have made claims and/or filed actions alleging the failure of us to pay our obligations to them in a total amount exceeding $3 million. These actions are in various stages of litigation, with many resulting in judgments being entered against us. Several of those who have obtained judgments have filed judgment liens on our assets. These claims range in value from less than one thousand dollars to just over one million dollars, with the great majority being less than twenty thousand dollars. Should we be required to pay the full amount demanded in each of these claims and lawsuits, we may have to cease our operations. However, to date, the superior security interest held by Imperial Bank has prevented nearly all of these trade creditors from collecting on their judgments.

IF OUR OPERATIONS CONTINUE TO RESULT IN A NET LOSS, NEGATIVE WORKING CAPITAL AND A DECLINE IN NET WORTH, AND WE ARE UNABLE TO OBTAIN NEEDED FUNDING, WE MAY BE FORCED TO DISCONTINUE OPERATIONS.

For several recent periods, up through the present, we had a net loss and negative working capital, which raises substantial doubt about our ability to continue as a going concern. Our losses have resulted primarily from an inability to achieve revenue targets due to insufficient working capital. Our ability to continue operations will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. Although we have reduced our work force, suspended some of our operations, and entered into new market segments (financial services), if we are unable to achieve the necessary revenues or raise or obtain needed funding, we may be forced to discontinue operations.

IF AN OPERATIONAL RECEIVER IS REINSTATED TO CONTROL OUR OPERATIONS, WE MAY NOT BE ABLE TO CARRY OUT OUR BUSINESS PLAN.

On August 20, 1999, at the request of Imperial Bank, our primary lender, the Superior Court, San Diego appointed an operational receiver to us. On August 23, 1999, the operational receiver took control of our day-to-day operations. On June 21, 2000, the Superior Court, San Diego issued an order dismissing the operational receiver as a part of a settlement of litigation with Imperial Bank pursuant to the Settlement Agreement effective as of June 20, 2000. The Settlement Agreement requires that we make monthly payments of $150,000 to Imperial Bank until the indebtedness is paid in full. This agreement does not require us to pay any interest unless we default on the settlement agreement and fail to cure the default. Regardless, we have continued to accrue interest on this debt until it has been paid and there is no possibility that such interest will become due and payable. However, in the future, without additional funding sufficient to satisfy Imperial Bank and our other creditors, as well as providing for our working capital, there can be no assurances that an operational receiver may not be reinstated. If an operational receiver is reinstated, we will not be able to expand our products nor will we have complete control over sales policies or the allocation of funds.

The penalty for noncompliance of the Settlement Agreement is a stipulated judgment that allows Imperial Bank to immediately reinstate the operational receiver and begin liquidation proceedings against us. Our current arrangement with CoAmerica Bank (formerly Imperial Bank) reduces are monthly payments of $50,000. The remaining balance due as of June 30, 2004, is $3.1 million.

WE HAVE NOT REMAINED CURRENT IN OUR PAYMENT OF FEDERAL AND STATE INCOME AND OTHER PAYROLL-RELATED TAXES WITHHELD IN OUR PEO BUSINESS.

We have not been able to remain current in our payments of federal and state tax obligations related to our PEO operations. We are currently working with the Internal Revenue Service and state agencies to resolve these issues and establish repayment plans. If we are not able to establish repayment plans that allow us to continue our operations, we may be forced to cease doing business in the financial services marketplace. The amount due as of June 30, 2005 is approximately $5.3 million.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:
----------------------------------------------------

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

There are a large number of shares underlying the convertible note and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of DRDF's common stock and may cause substantial dilution to DRDF's existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible note in this offering may increase if the market price of DRDF's stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of DRDF's warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of DRDF's common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to DRDF's existing stockholders and may make it difficult to obtain additional capital.

In addition, our obligation to issue shares upon conversion of our convertible notes is essentially limitless. The following gives examples of the number of shares that would be issued if the $800,000 of convertible notes in this offering were converted at one time at prices representing 25%, 50%, and 75% below the current market price (assuming a market price of $0.004). As of November 30, 2005, we had 757,908,407 shares of common stock outstanding.

                     Price         With             Number           % of
      % Below        Per           Discount         of Shares        Outstanding
      Market         Share         at 30%           Issuable         Stock
     ---------     ----------     ----------     ---------------     -----------

        25%          $0.003        $0.0021         380,952,381          50%
        50%          $0.002        $0.0014         571,428,571          75%
        75%          $0.001        $0.0007       1,142,857,143        1.51%


     SEE THE "SECURITY OWNERSHIP TABLE", DESCRIPTION OF SECURITIES AND THE "SELLING SECURITY HOLDER TABLE" BEGINNING ON PAGE 31, 34 AND PAGE 35, RESPECTIVELY, OF THIS PROSPECTUS.


THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK

As of November 30, 2005, we had 757,908,407 shares of common stock issued and outstanding and convertible notes outstanding that may be converted into an estimated 277,500,000 shares of common stock at the current market prices of $.004, and outstanding warrants to purchase 16,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. As the market price declines, then the callable secured convertible notes will be convertible into an increasing number of shares of common stock resulting in dilution to our shareholders.

FUNDING BY ISSUING DEBT THAT CONVERTS AT EITHER A FIXED LOW PRICE OR AT A DISCOUNT MAY HAVE THE EFFECT OF SETTING A CEILING ON YOUR STOCK AS THE INVESTORS CONVERT AND SELL IN LARGE AMOUNTS.

Investors usually convert and sell at times when there is enough trading volume to absorb blocks of stock without driving the price of the stock down. This method of converting and selling into the market sometimes has the effect of preventing the price of the stock to rise, resulting in a temporary ceiling in the stock price. This ceiling has the possibility of remaining in place until the convertible note holders have fully converted out of their convertible notes.

RISKS RELATING TO OUR STOCK:
----------------------------

DRDF'S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN DRDF'S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN DRDF'S STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN DRDF'S STOCK.

DRDF's shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

         o The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
         o        The brokerage firm's compensation for the trade.
         o The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

         o Monthly account statement that gives an estimate of the value of each penny stock in the investor's account.
         o A written statement of the investor's financial situation and investment goals.

Legal remedies, which may be available to the investor, are as follows:

         o If penny stocks are sold in violation of the investor's rights listed above, or other federal or state securities laws, the investor may be able to cancel his purchase and get his money back.
         o If the stocks are sold in a fraudulent manner, the investor may be able to sue the persons and firms that caused the fraud for damages.
         o If the investor has signed an arbitration agreement, however, s/he may have to pursue a claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

RESALE RESTRICTIONS ON TRANSFERRING "PENNY STOCKS" ARE SOMETIMES IMPOSED BY SOME STATES, WHICH MAY MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

DRDF'S ABSENCE OF DIVIDENDS OR THE ABILITY TO PAY THEM PLACES A LIMITATION ON ANY INVESTORS RETURN.

DRDF anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, DRDF does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of DRDF's Board of Directors and will depend on DRDF's general business condition.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
--------------------------------------------

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

USE OF PROCEEDS
---------------

DRDF will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the current funding. If the warrants were exercised, the maximum DRDF would receive are proceeds of approximately $240,000.

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock's current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.

The proceeds, if any, that DRDF receives from the exercise of warrants will be used for working capital in support of the growing business.

The foregoing represents DRDF's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. DRDF reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "DRDF". The following table sets forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                                          High        Low
                                                          ----        ---

                        Year ended June 30, 2003
                             First quarter             $   0.05    $   0.01
                             Second quarter                0.04        0.01
                             Third quarter                 0.02        0.01
                             Fourth quarter                0.02        0.01

                        Year ended June 30, 2004
                             First quarter             $   0.04    $   0.01
                             Second quarter                0.04        0.02
                             Third quarter                 0.02        0.01
                             Fourth Quarter                0.01        0.01

                        Year Ended June 30, 2005
                             First quarter             $   0.01    $   0.01
                             Second quarter                0.00        0.00
                             Third quarter                 0.00        0.00
                             Fourth quarter                0.00        0.00

                        Year Ended June 30, 2006
                             First quarter             $   0.00    $   0.00



         As of November 30, 2005, there were approximately 498 registered shareholders of DRDF's Common Stock and 757,908,407 shares issued and outstanding.

DIVIDENDS

         We have not declared nor paid any cash dividends on our common stock since our inception. We currently intend to retain earnings, if any, after any payment of dividends on our 5% Convertible Preferred Stock, for use in our business and therefore, do not anticipate paying any cash dividends on our common stock.

         Holders of the 5% Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors, but only out of amounts legally available for the payment thereof, cumulative cash dividends at the annual rate of $50.00 per share, payable semi-annually, commencing on October 15, 1986. DRDF has never declared nor paid any cash dividends on the 5% Convertible Preferred Stock. Dividends in arrears at June 30, 2004 were $421 thousand.

         We do not anticipate paying dividends on the 5% Convertible Preferred Stock in the near future. However, the 5% Convertible Preferred Stock is convertible, at any time, into shares of DRDF common stock, at a price of $17.50 per common share. This conversion price is subject to certain anti-dilution adjustments, in the event of certain future stock splits or dividends, mergers, consolidations or other similar events. In addition, we shall reserve, and maintain authorized but un-issued shares of common stock, sufficient to cover the conversion of all shares of the 5% convertible preferred stock.

         On August 9, 2002, pursuant to shareholder authorization, we implemented a 1-for-20 reverse split of our common stock. All share and per share data in this Form 10-K have been retroactively restated to reflect this reverse stock split.

TRANSFER AGENT AND REGISTRAR

         DRDF's transfer agent is Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah 54107, with phone number of (801) 266-7151


                         SUMMARY FINANCIAL INFORMATION

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.



                                     Year ended June 30,       Three Months Ended September 30,
                                    2005           2004           2005                 2004
                                 ----------     ---------      ---------            ----------
                                        (Audited)*                      (Unaudited)
Gross Profit                     $   2,946      $   3,224      $     849            $     574
                                 ----------
Total Operating Costs                6,926          4,196          1,782                1,009
                                 ----------     ---------      ---------            ----------
Loss from Operations                (3,980)          (972)          (933)                (435)

Provision for Income Taxes              --             --
Other income (expenses), net          (259)        (1,053)           668                 (488)
Net income( Loss)                $  (4,239)     $      81      $    (265)           $    (923)
                                 =========      =========      =========            ==========
Weighted average Common
     Shares outstanding            658,436        331,004        751,366              585,977
                                 =========      =========      =========            ==========

Net income (loss) per share      $   (0.01)     $   (0.00)     $   (0.00)           $   (0.00)
                                 =========      =========      =========            ==========

Total Assets                     $   6,715      $   2,852      $   8,081            $   3,007
Total Liabilities                $  31,410      $  23,777      $  33,002            $  24,615
Shareholders' deficit            $ (24,695)     $ (20,925)     $ (24,921)           $ (21,608)



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

Management's Discussion and Analysis contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding: future product or product development; future research and development spending and our product development strategies, and are generally identifiable by the use of the words "may", "should", "expect", "anticipate", "estimates", "believe", "intend", or "project" or the negative thereof or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements) expressed or implied by these forward-looking statements to be materially different from those predicted. The factors that could affect our actual results include, but are not limited to, the following: general economic and business conditions, both nationally and in the regions in which we operate; competition; changes in business strategy or development plans; our inability to retain key employees; our inability to obtain sufficient financing to continue to expand operations; and changes in demand for products by our customers.

OVERVIEW

We provide a variety of financial services to small and medium-size businesses. These services allow our customers to outsource many human resources tasks, including payroll processing, workers' compensation insurance, health insurance, employee benefits, 401k investment services, personal financial management, and income tax consultation. In November 2001, we began to provide these services to relieve some of the negative impact they have on the business operations of our existing and potential customers. To this end, through strategic acquisitions, we became a professional employer organization ("PEO").

We provide financial services principally through our wholly-owned SourceOne Group, Inc. ("SOG") subsidiary. These units provide a broad range of financial services, including: benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, and employer liability management. Through our Jackson Staffing subsidiary (and MedicalHR and CallCenterHR operating units), we provide temporary staffing services to small and medium-sized businesses - primarily to call centers and medical facilities.

In January 2003, we completed the acquisition of a controlling interest (approximately 85%) in the shares of Greenland Corporation whose shares are traded on the NASD Electronic Bulletin Board under the symbol GRLC. Subsequently, in March 2004, we entered into an agreement with Greenland to return most of our shares in Greenland in return for Greenland's forgiveness of certain DRDF indebtedness and business opportunities. We no longer have an affiliation with Greenland Corporation.

In January 2003, we completed the acquisition of a controlling interest (85%) in the shares of Quik Pix, Inc. ("QPI"). QPI shares are traded on the National Quotation Bureau Pink Sheets under the symbol QPIX. QPI is a visual marketing support firm located in Anaheim, California. Its principal service is to provide photographic and digital images mounted for customer displays in tradeshow and other displays .Its principal product, PhotoMotion is a patented color medium of multi-image transparencies. The process uses existing originals to create the illusion of movement, and allows for six to five distinct images to be displayed with an existing lightbox.

In September 2003, we hired two key persons and acquired the operations of the temporary staffing service then owned by Jackson Staffing, LLC. In order to formalize this arrangement, we entered into an acquisition agreement with Jackson Staffing effective September 1, 2003 and accordingly, the financial statements of Jackson Staffing from September 1, 2003 are included in our financial statements.

In April 2004, we transferred our ColorBlind software technology to QPI. ColorBlind software provides color management to improve the accuracy of color reproduction - especially as it relates to matching color between different devices in a network, such as monitors and printers. ColorBlind software products are marketed internationally through direct distribution, resellers, and on the internet through our color.com website.

Our business continues to experience operational and liquidity challenges. Accordingly, year-to-year financial comparisons may be of limited usefulness now and for the next several periods due to anticipated changes in our business as these changes relate to potential acquisitions of new businesses and changes in products and services.

On June 28, 2004, we completed an acquisition of certain assets of M&M Nursing (M&M"). The purchase price was 5,000,000 shares of our common stock valued at $31 plus the assumption of $204 of liabilities. M&M is a temporary staffing agency primarily for nurses.

On April 4, 2005, we completed an acquisition of certain assets of Heritage Staffing Group, Inc. ("Heritage"). The purchase price was $80 consisting of $20 in cash, a $45 note payable to the owner of Heritage and 5,000,000 warrants to purchase shares of DRDF common stock valued at $14. Heritage is in the temporary staffing business and we acquired certain assets of Heritage to complement our other temporary staffing business.

On May 5, 2005 we established a self-insured worker's compensation program. In connection with this self-insured program, we were required to establish a worker's compensation deposit in the amount of $2,625. Our maximum exposure under this self-insured worker's compensation program is $4,200 and we are liable up to $250 per occurrence. We purchase coverage from a worker's compensation insurer to cover additional losses above the policy limits. We believe that we can expand our staffing business as a result of us establishing this self-insured worker's compensation program. Loss reserves from this program amounted to $229 during the year ended June 30, 2005.

Our current strategy is: to expand our financial services businesses, including PEO services and temporary staffing, and to continue to commercialize imaging technologies, including PhotoMotion Images and ColorBlind color management software through our QPI subsidiary.

To successfully execute our current strategy, we will need to improve our working capital position. The report of our independent auditors accompanying our June 30, 2005 financial statements on Form 10KSB included an explanatory paragraph indicating there was a substantial doubt about our ability to continue as a going concern, due primarily to our recent loss from operations, the decreases in our working capital and net worth. In addition, we are late in our filing of payroll tax returns for certain of our PEO divisions and are delinquent on the payment of payroll tax withholdings. We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of achieving profitability, raising additional debt and equity financing, and renegotiating existing obligations. In addition, we will continue to work with the Internal Revenue Service and State taxing Authorities to reconcile and resolve all open accounts and issues.

In recent years, we have been working to reduce costs through the reduction in staff and reorganizing our business activities. Additionally, we have sought to reduce our debt through debt to equity conversions. We continue to pursue the acquisition of businesses that will allow our company to grow.

There can be no assurance that we will be able to complete any additional debt or equity financings on favorable terms or at all, or that any such financings, if completed, will be adequate to meet our capital requirements. Any additional equity or convertible debt financings could result in substantial dilution to our shareholders. If adequate funds are not available, we may be required to delay, reduce or eliminate some or all of our planned activities, including any potential mergers or acquisitions. Our inability to fund our capital requirements would have a material adverse effect on the Company.

SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES

Management's Discussion and Analysis of Financial Condition and Results of Operations discuss our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to allowance for doubtful accounts, value of intangible assets and valuation of non-cash compensation. We base our estimates and judgments on historical experiences and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our consolidated financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily allowance for doubtful accounts, estimated fair value of equity instruments used for compensation, estimated tax liabilities from PEO operations and estimated liabilities associated with worker's compensation liabilities. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included elsewhere in this Form l0-KSB.

REVENUE RECOGNITION

PEO SERVICE FEES AND WORKSITE EMPLOYEE PAYROLL COSTS
----------------------------------------------------

We recognize our revenues associated with our PEO business pursuant to EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent." Our revenues are reported net of worksite employee payroll cost (net method). Pursuant to discussions with the Securities and Exchange Commission staff, we changed our presentation of revenues from the gross method to an approach that presents our revenues net of worksite employee payroll costs (net method) primarily because we are not generally responsible for the output and quality of work performed by the worksite employees.

In determining the pricing of the markup component of the gross billings, we take into consideration our estimates of the costs directly associated with our worksite employees, including payroll taxes, benefits and workers' compensation costs, plus an acceptable gross profit margin. As a result, our operating results are significantly impacted by our ability to accurately estimate, control and manage our direct costs relative to the revenues derived from the markup component of our gross billings.

Consistent with our revenue recognition policy, our direct costs do not include the payroll cost of our worksite employees. Our direct costs associated with our revenue generating activities are comprised of all other costs related to our worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers' compensation insurance premiums.

SALES OF PRODUCTS
-----------------

Revenue is recognized when earned. Our revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue from products licensed to original equipment manufacturers is recorded when OEMs ship licensed products while revenue from certain license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the contract period. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Provisions are recorded for returns and bad debts. Our software arrangements do not contain multiple elements, and we do not offer post contract customer support.

TEMPORARY STAFFING
------------------

We record gross revenue for temporary staffing. We have concluded that gross reporting is appropriate because we (i) have the risk of identifying and hiring qualified employees, (ii) have the discretion to select the employees and establish their price and duties and (iii) bear the risk for services that are not fully paid for by customers. Temporary staffing revenues are recognized when the services are rendered by our temporary employees. Temporary employees placed by us are our legal employees while they are working on assignments. We pay all related costs of employment, including workers' compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. We assume the risk of acceptability of our employees to our customers.

PLAN OF OPERATION
-----------------

Our short-term objectives include reducing debt and achieving positive cash flow from operations. The infusion of new capital is expected to enable us to renegotiate certain indebtedness, which can allow for accelerated repayment. We have been increasing the size of our internal organization to accommodate the recent growth of our business, which has been characterized by an increased number of client companies we serve and, and by extension, an increase in the services we provide to those employees. We believe we can fund these objectives out of anticipated internally generated cash flow.

Our long-term objectives include (1) further reduction of debt with new capital; and (2) expanding our sales, marketing and operational efforts in order to achieve economies of scale that will reduce our dependence on growing our internal organization and provide greater operational profitability to our business.

RESULTS OF OPERATIONS
ANALYSIS IN THOUSANDS ($000)
----------------------------


THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THREE MONTHS ENDED SEPTEMBER
------------------------------------------------------------------------------
30, 2004
--------

REVENUES

Total revenues were $12,040 and $4,428 for the three months ended September 30, 2005 and 2004, respectively; an increase of $7,612 (172%). The principal reason for the increase is due to the expansion of our temporary staffing division with the acquisition of Heritage Staffing in April 2005 and the formation of our self-insured worker's compensation plan in May 2005.

TEMPORARY STAFFING

In September 2003, we entered into an agreement to purchase a temporary staffing business through the organization of CallCenterHR and MedicalHR and the acquisition of Jackson Staffing. In June 2004, we entered into an agreement to purchase certain assets of M&M Nursing, a temporary staffing agency for nurses. During fiscal 2005, Jackson Staffing and M&M Nursing were renamed Solvis Group, Inc. Temporary Staffing revenues were $11,554 and $3,905 for the three months ended September 30, 2005 and 2004, respectively; an increase of $7,649 (196). The principal reason for the increase is due to the expansion of our temporary staffing division due to our focus to grow this segment of our business.

PEO SERVICES

PEO revenues were $295 and $372 for the three months ended September 30, 2005 and 2004, respectively; a decrease of $77 (21%) due primarily to the decrease in our PEO customer base due to an increased focus by us to expand our temporary staffing business.

PRODUCTS

Sales of products were generated principally from our QPI subsidiary. Products revenues were $188 and $125 for the three months ended September 30, 2005 and 2004, respectively; an increase of $63 (50%). The increase is principally due to increased sales of photographic and digital images though our QPI subsidiary.

SOFTWARE

Software revenues were $3 and $26 for the three months ended September 30, 2005 and 2004, respectively; a decrease of $23 (86%). Revenues from licenses and royalties for the periods were insignificant.

Royalties and licensing fees vary from quarter to quarter and are dependent on the sales of products sold by OEM customers using our technologies. These revenues continue to decline as we have elected to transfer our ColorBlind software to QPI, which has resulted in an acceleration of product development and the implementation of a more aggressive product sales program.

COST OF PRODUCTS SOLD

Costs of temporary staffing for the three months ended September 30, 2005 and 2004 was $10,826 (94% of temporary staffing revenue) and $3,548 (91% of temporary staffing revenue), respectively. The significant increase is due to the significant increase in temporary staffing revenue.

Cost of PEO services for the three months ended September 30, 2005 and 2004 was $3544 (120% of PEO revenues) and $280 (75% of PEO revenues), respectively. The decrease in gross profit is due primarily to our incurring additional employee benefit related costs.

Cost of products sold for the three months ended September 30, 2005 and 2004 were $11 (6% of product sales) and $23 (18% of product sales), respectively. Cost of sales for products in not significant in terms of dollars.

Cost of software, licenses and royalties for the three months ended September 30, 2005 and 2004 were $0 (0% of software, license and royalties revenue) and $3 (12% of software, license and royalties revenue), respectively. Cost of sales for software in not significant in terms of dollars.

OPERATING EXPENSES

Operating expenses, principally selling, general and administrative expense, for the three months ended September 30, 2005 and 2004 were $1,782 and $1,009, respectively; an increase of $773 (77%). The increase is principally due to an overall increase in our temporary staffing business as reflected in the 196% increase in revenues for this segment of our business.

OTHER INCOME AND EXPENSE

Interest expense and financing costs for the three months ended September 30, 2005 and 2004 was $424 and $483 respectively; a decrease of $59 (12%). The decrease is principally due to the write off of the unamortized debt discount associated with the conversion of debentures into common stock for the three months ended September 30, 2004 (there were no conversions during the three months ended September 30, 2005), offset by an increase due to additional borrowings in the three-month period ending September 30, 2005.

GAIN ON EXTINGUISHMENT OF DEBT

Gain on the extinguishment of debt was $1341 and $0 for the three months ended September 30, 2005 and 2004, respectively. The amounts related to accounts payable, which had become stale and uncollectible under the Statute of Limitations in the State of California and upon obtaining a legal opinion with respect to the State of California Statute of Limitations.

PENALTIES AND INTEREST

Penalties and interest related to our past due payroll tax liabilities for the three months ended September 30, 2005 and 2004 was $273 and $0, respectively.


LIQUIDITY AND CAPITAL RESOURCES

Historically, we have financed our operations primarily through cash generated from operations, debt financing, and the sale of equity securities. Additionally, in order to facilitate our growth and future liquidity, we have made certain strategic acquisitions.

As of September 30, 2005, we had negative working capital of 26,963 as compared to negative working capital of $26,780 at June 30, 2005, a decrease in working capital of $183 since June 30, 2005.

The Company is late on filing payroll tax returns and owes approximately $9.3 million in past due payroll taxes.

Net cash provided by operating activities was $991 for the three months ended September 30, 2005 as compared to net cash used in activities of $436 for the prior-year period; an increase of $1,427. The principal reason for the increase was the increase in accounts payable and accrued expenses and an increase in PEO liabilities.

Cash used in financing activities was $704 for the three months ended September 30, 2005 as compared to cash provided by financing activities of $264 for the three months ended September 30, 2004, a decrease of $968 from the prior-year period. The primary reason for the decrease was the pay down on $1,438 of notes payable during the three months ended September 30, 2005.

We have no material commitments for capital expenditures. Our 5% convertible preferred stock (which ranks prior to our common stock), carries cumulative dividends, when and as declared, at an annual rate of $50 per share. The aggregate amount of such dividends in arrears at September 30, 2005, was approximately $458.

Our capital requirements depend on numerous factors, including market acceptance of our products and services, the resources we devote to marketing and selling our products and services, and other factors. The report of our independent auditors accompanying our June 30, 2005 financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, due primarily to the decreases in our working capital and net worth.

CONTINGENT LIABILITIES
----------------------

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.

OFF-BALANCE SHEET ARRANGEMENTS
------------------------------

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors, except for the following.. As of September 8, 2004, Warning Management Services, Inc. ("Warning") purchased all of the issued and outstanding shares of Employment Systems, Inc. ("ESI") for $1,500. The purchase was $750 cash paid at the closing and a $750 note payable. In connection with this transaction, the Company agreed to be a guarantor of the $750 note payable. Our CEO, Brian Bonar, is also the CEO of Warning. As inducement to enter into this guarantee, we were given a non-cancelable 2-year payroll processing contract with ESI. Currently the $750 note payable is in dispute. Warning is claiming that certain representations made by ESI were not correct and is proposing that the purchase price be reduced, th us reducing the $750 note payable to $258. Management has evaluated this contingent liability and has determined that no loss is anticipated as a result of this guarantee.


YEAR ENDED JUNE 30, 2005 COMPARED TO YEAR ENDED JUNE 30, 2004
-------------------------------------------------------------

REVENUES

Total revenues were $19,476 and $13,526 for the year ended June 30, 2005 and 2004, respectively; an increase of $5,950 (44%). The principal reason for the increase is due to a full year of revenue from our temporary staffing division for the year ended June 30, 2005 as compared to only ten months for the same period in 2004 and an overall increase in revenue in our staffing division.


PEO SERVICES

PEO revenues were $1,930 and $2,607 for the year ended June 30, 2005 and 2004, respectively; a decrease of $667 (26%) due primarily to the decrease in our PEO customer base due to an increased focus by us to expand our temporary staffing business.

TEMPORARY STAFFING

In September 2003, we entered into an agreement to purchase a temporary staffing business through the organization of CallCenterHR and MedicalHR and the acquisition of Jackson Staffing. In June 2004, we entered into an agreement to purchase certain assets of M&M Nursing, a temporary staffing agency for nurses. During fiscal 2005, Jackson Staffing and M&M Nursing were renamed Solvis Group, Inc. Temporary Staffing revenues were $17,029 and $10,119 for the year ended June 30, 2005 and 2004, respectively; an increase of $6,910 (68%). The principal reason for the increase is due to a full year of revenue from our temporary staffing division for the year ended June 30, 2005 as compared to only ten months for the same period in 2004 and an overall increase in revenue in our staffing division due to our focus to grow this segment of our business.

PRODUCTS

Sales of products were generated principally from our QPI subsidiary. Products revenues were $447 and $764 for the year ended June 30, 2005 and 2004, respectively; a decrease of $317 (41%). The decrease is principally due to lower sales of photographic and digital images though our QPI subsidiary.

SOFTWARE

Software revenues were $70 and $36 for the year ended June 30, 2005 and 2004, respectively; an increase of $34 (94%). Revenues from licenses and royalties for the periods were insignificant.

Royalties and licensing fees vary from quarter to quarter and are dependent on the sales of products sold by OEM customers using our technologies. These revenues continue to decline as we have elected to transfer our ColorBlind software to QPI, which has accelerated product development and begun to implement a more aggressive product sales program.

COST OF PRODUCTS SOLD

Cost of PEO services for the year ended June 30, 2005 and 2004 was $1,424 (74% of PEO revenues) and $894 (34% of PEO revenues), respectively. The decrease in gross profit is due primarily to our incurring additional employee benefit related costs.

Costs of temporary staffing for the year ended June 30, 2005 and 2004 was $15,010 (88% of temporary staffing revenue) and $9,209 (91% of temporary staffing revenue), respectively. The significant increase is due to the increase in temporary staffing revenue.

Cost of products sold for the year ended June 30, 2005 and 2004 were $93 (21% of product sales) and $196 (26% of product sales), respectively.

Cost of software, licenses and royalties for the year ended June 30, 2005 and 2004 were $3 (4% of software, license and royalties revenue) and $3 (8% of software, license and royalties revenue), respectively.

OPERATING EXPENSES

Operating expenses for the year ended June 30, 2005 and 2004 were $5,578 and $4,196, respectively; an increase of $1,382 (33%). The increase is due to an overall increase in our business as reflected in the 44% increase in revenues.

During the year ended June 30, 2005, we determined that the cost of the patent was not recoverable and took a write-off related to the patent of $1,348.


OTHER INCOME AND EXPENSE

Interest expense and financing costs for the year ended June 30, 2005 and 2004 was $1,709 and $1,930 respectively; a decrease of $221 (11%). The decrease is principally due to the write off of the unamortized debt discounts associated with the conversion of debentures into common stock for the year ended June 30, 2004 (there were fewer conversions during the year ended June 30, 2005) offset by increased interest expense due to the amount of debt outstanding.

GAIN ON EXTINGUISHMENT OF DEBT

Gain on the extinguishment of debt was $829 and $1145 for the year ended June 30, 2005 and 2004, respectively. The amounts related to accounts payable, which had become stale and uncollectible under the Statute of Limitations in the State of California and upon obtaining a legal opinion with respect to the State of California Statute of Limitations.

GAIN FROM RECONCILIATION OF PAYROLL TAX LIABILITES TO TAXING AUTHORITIES

During the year ended June 30, 2005, we recorded as other income an adjustment of accrued PEO payroll taxes payable of $583 resulting from reconciliations of certain liabilities with the Internal Revenue Service and certain State taxing authorities of amounts due for delinquent payment of payroll tax liabilities. We continually update our estimate of the amount due related to delinquent payroll taxes and penalties as we receive correspondence or settlement agreements with the Internal Revenue Service and State taxing authorities.

LIQUIDITY AND CAPITAL RESOURCES

Historically, we have financed our operations primarily through cash generated from operations, debt financing, and the sale of equity securities. Additionally, in order to facilitate our growth and future liquidity, we have made some strategic acquisitions.

As a result of some of our financing activities, there has been a significant increase in the number of issued and outstanding shares. During the year ended June 30, 2005 and the year ended June 30, 2004, we issued an additional 182,890,125 and 371,126,679 shares, respectively. These shares of common stock were issued primarily for corporate expenses in lieu of cash, for acquisition of businesses, for the conversion of convertible debentures and other debt, and for the exercise of warrants.

As of June 30, 2005, we had negative working capital of $26,780, a decrease in working capital of $4,844 since June 30, 2004.

The Company is late on filing payroll tax returns and owes approximately 8.8 million in past due payroll taxes.

Net cash used in operating activities was $4,351 for the year ended June 30, 2005 as compared to net cash used in activities of $489 for the prior-year period; a decrease of $3,862. The principal reason for the decrease was the payment of the worker's compensation premium and the worker's compensation deposit paid during the year ended June 30, 2005.

Cash provided by financing activities was $4,482 for the year ended June 30, 2005 as compared to $526 for the year ended June 30, 2005, an increase of $3,956 from the prior-year period. The primary reason for the increase was the issuance of two notes payable totaling $3,710 to pay the worker's compensation premium and deposit.

We have no material commitments for capital expenditures. Our 5% convertible preferred stock (which ranks senior to our common stock), carries cumulative dividends, when and as declared, at an annual rate of $50 per share. The aggregate amount of such dividends in arrears at June 30, 2005, was approximately $453.

Our capital requirements depend on numerous factors, including market acceptance of our products and services, the resources we devote to marketing and selling our products and services, and other factors. The report of our independent auditors accompanying our June 30, 2005 financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, due primarily to the decreases in our working capital and net worth.



CONTINGENT LIABILITIES
----------------------

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.

During the fiscal year ended June 30, 2005 the Company recorded approximately $463,000 in loss reserves.

OFF-BALANCE ARRANGEMENTS
------------------------

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors, except for the following.. As of September 8, 2004, Warning Management Services, Inc. ("Warning") purchased all of the issued and outstanding shares of Employment Systems, Inc. ("ESI") for $1,500. The purchase was $750 cash paid at the closing and a $750 note payable. In connection with this transaction, the Company agreed to be a guarantor of the $750 note payable. Our CEO, Brian Bonar, is also the CEO of Warning. As inducement to enter into this guarantee, we were given a non-cancelable 2-year payroll processing contract with ESI. Currently the $750 note payable is in dispute. Warning is claiming that certain representations made by ESI were not correct and is proposing that the purchase price be reduced, thus reducing the $750 note payable to $258. Management has evaluated this contingent liability and has determined that no loss is anticipated as a result of this guarantee.

ANNUAL MEETING OF STOCKHOLDERS HELD ON MAY 14, 2004
The 2004 Annual Meeting of Stockholders of DALRADA
FINANCIAL CORPORATION, formerly Imaging Technologies Corporation, was held at 9449 Balboa Avenue, Suite 211, San Diego, California 92123, at 10 a.m., local time, where upon the following proposals were approved by a majority of the shareholders:

1. The election of five persons named in the accompanying Proxy Statement to serve as directors on the Company's board of directors (the "Board") until their successors are duly elected and qualified;

2. To approve an amendment to the Company's certificate of incorporation (the "Certificate of Incorporation") to increase the number of the Common Stock, authorized to be issued from 500,000,000 shares to 1,000,000,000 shares;

3. To ratify the appointment of Pohl, McNabola, Berg and Company, LLP, as the Company's independent auditors for the fiscal year ending June 30, 2004; and

4. To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

                                  OUR BUSINESS

         Dalrada Financial Corporation (OTCBB symbol: DRDF) ("DRDF" or the "Company") was incorporated in March 1982 under the laws of the State of California, and reincorporated in May 1983 under the laws of the State of Delaware. The Company's principal executive offices are located at 9949 Balboa Avenue, Suite 210, San Diego, CA 92123. The Company's main phone number is (858) 451-6120.

         We provide a variety of financial, staffing, and human resources services to small and medium-size businesses. These services allow our customers to outsource many human resources tasks, including payroll processing, workers' compensation insurance, health insurance and employee benefits. These financial services relieve existing and potential customers of the burdens associated with personnel management and control.

         DRDF provides services through its wholly-owned subsidiaries and division, SourceOne Group, Inc. ("SOG"), Master Staffing and Heritage Staffing; in addition, through The Solvis Group, Inc., ("Solvis") a 90% owned subsidiary that includes several operating units, including CallCenterHR(TM), Worldwide of California, and M&M Nursing. These companies and business units provide a broad range of financial services, including: benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, employer liability management, and temporary staffing services, to small and medium-sized businesses.

         In January 2003, we completed the acquisition of a controlling interest approximating 88% of the shares of Greenland Corporation, whose shares were traded on the NASD Electronic Bulletin Board under the symbol GRLC. Subsequently, in March 2004, due to disagreements with Greenland's management, we entered into an agreement with Greenland to return most of our shares in Greenland in return for Greenland's forgiveness of certain DRDF indebtedness and business opportunities. Greenland is no longer affiliated with Dalrada.

         In January 2003, we completed the acquisition of a controlling interest in the shares of Quik Pix, Inc. ("QPI"), located in Anaheim, California. QPI shares are traded on the National Quotation Bureau Pink Sheets(R) under the symbol QPIX. At the time of acquisition, QPI's principal business was providing products and services associated with visual marketing support. At that time, QPI's major source of revenues is in developing and mounting photographic and digital images for use in display advertising for tradeshows and customer building interiors. QPI also has a proprietary product PhotoMotion(TM), which is a patented color medium of multi-image transparencies. The process uses existing originals to create the illusion of movement, and allows for three to five distinct images to be displayed with an existing lightbox.

         In July 2005, QPI acquired Solvis from DRDF and changed its name to The Solvis Group and its trading symbol to SLVG. Solvis principally serves as a staffing company and provides extensive human resources services. At this time, DRDF owns 90% of Solvis. Also in July 2005, Solvis organized a wholly-owned subsidiary, Imaging Tech, Inc., in order to separately pursue its remaining imaging business.

Market Overview - Financial and Human Resources Services

         Our entry into the financial services and human resources business, in November 2001, was through the acquisition of professional employer organizations ("PEO"). We are expanding the services we provide beyond PEO services, including staffing. Our services cover a broad range of services including payroll management, workers' compensation insurance, and safety programs. Expanded products and services are made available to employers and employees, such as payroll debit cards, group health insurance, 401(k) and 125-Flex plans, supplemental insurance, payroll advances, and other value-added benefits.

         The burdens placed on small and medium-sized employers by the complex legal and regulatory issues related to human resources management caused our industry segment to grow beginning in the 1980's. While various service providers have been available to assist these businesses with specific tasks, companies like ours emerged as providers of a more comprehensive range of services relating to the employer/employee relationship. Integral to our client relationships, we assume broad aspects of the employer/employee relationship. Because we provide employee-related services to a large number of employees, we provide economies of scale that provide our clients employment-related functions more efficiently, provide a greater variety of employee benefits, and devote more attention to human resources management.

         We believe that the demand for our services is driven by (1) the trend by small and medium-sized businesses toward outsourcing management tasks outside of core competencies; (2) the difficulty of providing competitive health care and related benefits to attract and retain employees; (3) the increasing costs of health and workers' compensation insurance coverage and workplace safety programs; and (4) complex regulation of labor and employment issues and the related costs of compliance.

Market Overview - Imaging Products

         We continue to operate a business unit (Imaging Tech, Inc., a wholly-owned subsidiary of The Solvis Group) to market our proprietary imaging products and to provide photographic services to selected clientele.

         ColorBlind software is a suite of software applications, which allow users to build color profiles of images in order to insure accurate output on digital devices such as printers, plotters, scanners, monitors, and cameras.

         Color integrity is an important underlying requirement in the imaging process. The widespread use of color applications at the desktop, demand for higher quality color reproduction, expanded use of the Internet for document dissemination and e-commerce, growth of office networks, and the increased acceptance and use of digital photography are some of the factors that influence our markets.

         Photomotion is a patented process for adding multiple images to backlit static displays that appear to change as the viewer passes by the image. The Photomotion process uses existing original art to create an illusion of movement; and allows for separate and distinct image displays. It allows for three to five distinct images to be displayed within an existing light box. Images appear to change or "morph" as the viewer passes the display.

         We offer a spectrum of services allowing a client to produce color visuals (digital and photographic) according to parameters as specified by a client. We also offer a full range of color laboratory reproduction services.

         The market for Photomotion and color reproduction services is large. The products are especially useful in point-of-purchase displays, indoor display advertising, and trade show exhibits and displays. To date, marketing has been limited to targeted customers such as beverage companies, casinos, sports arenas, and other specialty clients.

Business Strategy
-----------------

Financial and Human Resources Services

         Our business provides a broad range of services associated with human resources management. These include benefits and payroll administration, health and workers' compensation insurance programs, other benefits programs, personnel records management, employer liability management, employee recruiting and selection, performance management, and training and development services.

         Administrative Functions. We perform a wide variety of processing and record keeping tasks, mostly related to payroll administration and government compliance. Specific examples include payroll processing, payroll tax deposits, quarterly payroll tax reporting, employee file maintenance, unemployment claims processing, workers' compensation claims management and reporting, safety programs, and other benefits administration..

         Workers' Compensation. We provide workers' compensation insurance through independent carriers and coordinate rates, compliance, claims, safety programs, and medical review. We provide coverage through an A-rated national carrier and take responsibility for payment of premiums and the deposit of adequate reserves against claims.

         Benefit Plans Administration. We sponsor benefit plans including individual and group health coverage, 401(k) and 125-Flex plans, and others. We are responsible for the costs and premiums associated with these plans, act as plan sponsor and administrator of the plans, negotiate the terms and costs of the plans, maintain the plans in accordance with applicable federal and state regulations, and serve as liaison for the delivery of such benefits to worksite employees.

         Personnel Management. We provide a variety of personnel management services, which provide our client companies access to resources normally found in the human resources departments of larger companies. Our client companies will have access to a personnel guide, which will set forth a systematic approach to administering personnel policies and practices and can be customized to fit a client company's particular work culture/environment.

         Employer Liability Management. We assume many employment-related responsibilities associated with administrative functions and benefit plans administration. Upon request, we can also provide our clients guidance on avoiding liability for discrimination, sexual harassment, and civil rights violations. We employ counsel specializing in employment law.

         Service Staffing and/or Services Agreement. All clients we serve sign a service staffing agreement and/or services agreement ("Client Agreement"), which establishes our service fee. The client agreement is subject to periodic adjustments to account for changes in the composition of the associated workforce and statutory changes that affect our costs. Our client agreement establishes the division of responsibilities between us and client management at the employee worksite. We are responsible for personnel administration and are liable for certain employment-related government regulation. In addition, we assume liability for payment of salaries, wages (including payroll taxes), and employee benefits of worksite employees. Client company management retains the employees' services and remains liable for the purposes of certain government regulations.

         Our business represents a distribution channel for a wide variety of employer and employee benefit programs such as 401(k) plans, 125-Flex plans, legal services, tax consulting, payroll advances, and insurance programs. Our intention is to expand our business through offering a variety of financial services.

         Our business is growing rapidly, but profit margins are small. Consequently, profitability depends on (1) economies of scale leading to greater operating efficiencies; and (2) value-added services such as training, education, Internet support, and other services that may be used by employers and employees.

         The income model for the service segment of our business generally revolves around fees charged per employee. While gross profit is low, gross revenues are generally substantial. To this end, the Company intends to pursue acquisitions of small firms and strategic alliances with similar companies as ours.

         We evaluate our business as one segment even though our staffing and human resources services and products are offered under various brand names.

Imaging Products and Services

         We continue to provide imaging products and services through the Imaging Tech subsidiary of The Solvis Group subsidiary. This business segment includes our proprietary ColorBlind color management software, our patented Photomotion visual images, and photographic services.

         Accurate color reproduction is one of the largest single challenges facing the imaging industry. Customers demand systems that are easy to use, predictable and consistent. A color management system is needed so users can convert files for use with different devices. The varying characteristics of each device are captured in a device profile. The International Color Consortium ("ICC") has established a standard for the format for these profiles.

         ColorBlind(R) color management software is a pre-packaged suite of applications, utilities, and tools that allow users to precisely create ICC profiles for each device in the color workflow including scanners, monitors, digital cameras, printers, and other specialized digital color input and output devices. Once profiled, ColorBlind balances these profiles to produce accurate, consistent, and reliable color rendering from input to output. ColorBlind software is sold as a stand-alone application or licensed to OEM's for resale to be bundled with peripheral devices.

         We operate an internet site, color.com, as a resource center to provide information on the highest quality correct color. This site allows consumers to purchase our products, including ColorBlind software; and serves as an information resource for color imaging, including white papers on color imaging and management, links to color consultants and experts, and products.

         Photomotion Images(TM) are based upon patented technology. The resulting product is a unique color medium that uses existing original images to create the illusion of movement or multiple static displays that allow three to five distinct images to be displayed in an existing light box. The images appear to change, or "morph," as a viewer passes the display. This ability to put multiple images in a single space, without the need for mechanical devices, allows for the creation of an active and entertaining display. The product is currently marketed in the U.S., Europe, Asia and Latin America.

         Visual marketing, including out-of-home media, is a large and growing, multi-billion dollar worldwide industry. An industry survey suggests that the field of visual marketing will increase at a rate of 50% annual for the next ten years. Out-of-home media plays a critical role in the media plans of national and international advertisers.

Competition

         The financial and human resources services business is highly competitive, with over 800 firms operating in the U.S. There are several firms that operate on a nationwide basis with revenues and resources far greater than ours. Some large PEO companies are owned by insurance carriers and some are public companies whose shares trade on Nasdaq, including Administaff, Inc., Team Staff, Inc., Barrett Business Services, and Staff Leasing, Inc. Also see "Risks and Uncertainties."

         The markets for our imaging products and services are also highly competitive and rapidly changing. Our ability to compete in our markets depends on a number of factors, including the success and timing of product and services introductions by us and our competitors, selling prices, performance, distribution, marketing ability, and customer support. A key element of our strategy is to provide competitively-priced, quality products and services.

Operations

         Our corporate headquarters facility in San Diego, California houses most of our administrative operations. Human resource services operations are conducted from the Company's headquarters offices and small branch offices in Michigan and Anaheim California.

Manufacturing, Production, and Sources of Supply

         We manufacture our software products in-house and through selected outside vendors. Also see "Risks and Uncertainties."

Research and Development

         Some of our imaging products are characterized by rapidly evolving technology, frequent new product introductions, and significant price competition. Accordingly, we monitor new technology developments and coordinate with suppliers, distributors and dealers to enhance existing products and to lower costs. Advances in technology require ongoing investment. We have entered into no formal projects in research and development for several years; however, we do make modifications to existing products on an as-needed basis to maintain their current status. Also see "Risks and Uncertainties."

Intellectual Property

         Our software products are copyrighted. However, copyright protection does not prevent other companies from emulating the features and benefits provided by our software. We protect our software source code as trade secrets and make our proprietary source code available to OEM customers only under limited circumstances and specific security and confidentiality constraints. Imaging Tech, Inc. (The Solvis Group) holds the patent for Photomotion Images. Technology products exist in a rapidly changing business environment. Consequently, we believe the effectiveness of patents, trade secrets, and copyright protection is less important in influencing long term success than the experience of our employees and our contractual relationships. Due to lack of sales of the Photomotion Images , Dalrada has written off the value of the related patent as of the fiscal June 2005 year end, with a book value of approximately $1.6 million.

         We have obtained U.S. registration for several of our trade names or trademarks, including ColorBlind, Photomotion Images, MedicalHR, CallCenterHR, SourceOne Group, and The Benefits Bank. These trade names are used to distinguish our products and services in the markets we serve. During fiscal 2005 the Company elected to fully reserve for the costs of the patents.

         If we fail to establish that we have not violated the asserted rights, we could be prohibited from marketing the associated product and/or services, and we could be liable for damages. We rely on a combination of trade secret, copyright and trademark protection, and non-disclosure agreements to protect our proprietary rights. Also see "Risks and Uncertainties."

Employees

         Our Company (including subsidiaries, but not including employees pursuant to staffing and/or co-employer client contracts) employed a total of 50 individuals worldwide as of August 31, 2005. Of this number, 10 were involved in sales and marketing, 8 in corporate administration and finance, 30 were in human resources, payroll, and benefits administration, and 2 in engineering and technical support. There is no union representation for any of our employees.

Government Regulation

         While many states do not explicitly regulate companies like ours, over 20 states have passed laws that have licensing or registration requirements for professional employer organizations ("PEO"), which is a component of our business. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. We estimate that the annual costs of compliance with these regulations is approximately $250,000.


DESCRIPTION OF PROPERTY

         DRDF owns no real property. Dalrada leases the facility at 9449 Balboa Avenue, Suite 210, San Diego, California, 92123. This is a new five year lease entered into on August 3, 2005 by the Christianson Group, a wholly-owned subsidiary.. The facility is approximately 5,397 square feet and will serve as our new corporate headquarters. Payments under the lease are currently $10.8 thousand per month.

         Dalrada's, Source One Group, Inc. subsidiary, leases the facility at 1520 Lewis Street, Anaheim California. This is a month-to-month agreement entered into on December 15, 2004 with Employment Systems, Inc.. The facility is approximately 10,000 square feet. Payments under the lease are currently $2 thousand per month.

         Dalrada's, The Solvis Group subsidiary leases the facility at 1520 Lewis Street, Anaheim, California. This is a month-to-month agreement entered on December 15, 2004. The facility is approximately 10,000 square feet. Payments under the lease are currently $6 thousand per month.


Employees

As of November 30, 2005, DRDF had 20 full-time employees at its corporate headquarters.



MANAGEMENT AND MEMBERS OF THE BOARD OF DIRECTORS

EXECUTIVE OFFICERS AND MEMBERS OF THE BOARD OF DIRECTORS

The directors and executive officers of the Company, their ages and positions with the Company as of June 30, 2005 are as follows:

        Name                        Age      Since        Director Title

        Brian Bonar                 58       1995         Director and Chief Executive Officer
        Richard H. Green            69       2000         Director
        Robert A. Dietrich          60       2000         Director
        Eric W. Gaer                57       2000         Director
        Stephen J. Fryer            67       2000         Director
        Randall Jones               51       2005         Chief Financial Officer

         BRIAN BONAR has served as a director of the Company since August 1995 and became the Company's Chairman of the Board in December 1999. From August 1992 through April 1994, Mr. Bonar served as the Company's Director of Technology Sales and from April 1994 through September 1994 as the Company's Vice President, Sales and Marketing. In September 1994, Mr. Bonar became the Company's Executive Vice President and, in July 1997, was appointed as the Company's President and Chief Operating Officer. In April 1998 Mr. Bonar assumed the post of CEO. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developed and located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

         DR. RICHARD H. GREEN has served as a director since September 2000. He is currently the President of International Power & Environmental Company
(IPEC), a consulting company located in San Diego, California. From 1993 through 1995, he served as Deputy Secretary of the State of California Environmental Protection Agency (Cal/EPA). From 1988 through 1993 Dr. Green served as Manager of Program Engineering and Review Office in the Office of Technology and Applications at the Jet Propulsion Laboratory (JPL) in Pasadena, California, where he had held various management positions since 1967. From 1965 through 1967, Dr. Green served as Senior Engineer for The Boeing Company, Space Division. From 1983 through 1985, Dr. Green held the Corwin D. Denny Chair as Professor of Energy and Director of the Energy Institute at the University of LaVerne, and from 1961 through 1964 served as Assistant Professor of Civil Engineering (Environmental Sciences) at Washington State University. Dr. Green currently is a member of the Governing Board of Pasadena City College. Dr. Green completed his bachelor's degree at Whitman College in 1958, his Master of Science at Washington State University in 1961, and his Ph.D. at Washington State University, under a United States Public Health Services Career Development Award, in 1965.

         ROBERT A. DIETRICH has served as a director of the Company since January 2000. Mr. Dietrich is President and CEO of Cyberair Communications Inc., a privately-held telecommunications company with strategic interests in Internet communications and "bandwidth" expansion technologies, as well as domestic and international telephone services, in Irvine, California. Recently, Mr. Dietrich was named President and CEO of Semper Resources Corporation, a public natural resources holding company in Irvine, California. From 1996 to 2000, Mr. Dietrich was Managing Director and CFO of Ventana International, Ltd., Irvine, California, a venture capital and private investment-banking firm. From 1990 to 1994, Mr. Dietrich was Vice President and Chief Financial Officer of CEI, Inc., in Santa Ana, California, a commercial furnishings firm, prior to joining Ventana. Mr. Dietrich is a graduate of the University of Notre Dame, with a bachelor's degree in accounting, and the University of Detroit, with a master's degree in finance. He served as a lieutenant in the U.S. Navy's Atlantic Command Operations Control Center.

         ERIC W. GAER has served as a director since March 2000. Since 1998, Mr. Gaer has been the President and CEO of Arroyo Development Corporation, a privately-held, San Diego-based management consulting company. From 1996 to 1998, he was Chairman, President and CEO of Greenland Corporation, a publicly-held high technology company in San Diego, California. In 1995, he was CEO of Ariel Systems, Inc., a privately-held engineering development company in Vista, California. Over the past 25 years, Mr. Gaer has served in executive management positions at a variety of high-technology companies, including ITEC, Daybreak Technologies, Inc., Venture Software, Inc., and Merisel, Inc. In 1970, he received a Bachelor of Arts degree in mass communications from California State University, Northridge.

         STEPHEN J. FRYER has served as a director of the Company since March 2000. He is currently Chairman of the Board and CEO of Pen Interconnect, Inc. ("Pen"), a high technology company in Irvine, California. He began his employment service at Pen in 1997 as Senior Vice President of Sales and Marketing. At Pen, he became a director in 1995 and was appointed President and CEO in 1998. From 1989 to 1996, Mr. Fryer was a principal in Ventana International, Ltd., a venture capital and private investment-banking firm in Irvine, California. He has over 28 years experience in the computer industry in the United States, Asia and Europe. Mr. Fryer graduated from the University of California in 1960 with a bachelor's degree in mechanical engineering.

         RANDALL JONES became the CFO for Dalrada in January of 2005. Mr Jones is also the CFO for Kaire Holdings Incorporated and Warning Management Services, Inc. Prior to that, Mr. Jones was CEO of South Coast Corporate Development since 1981. Mr. Jones has over twenty-five years experience as a financial executive. He has consulted to companies in a variety of industries, from aerospace, manufacturing, retail, employee staffing to banking. His area of specialty is consulting to companies that either want to enter the public marketplace or are already publicly held and need assistance in the reorganization of their accounting operations and public reporting.


EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding compensation paid for services rendered during the fiscal years ended June 30, 2005, 2004 and 2003, respectively, to Dalrada's Chief Executive Officer, President and Chief Financial Officer during such period.

----------------------- --------------------------------------- --------------------------------------------------------------
       Payouts                Annual Compensation ($000)                        Long Term Compensation Awards
----------------------- --------------------------------------- --------------------------------------------------------------
(a)                     (b)     (c)        (d)      (e)         (f)            (g)                (h)        (i)
----------------------- ------- ---------- -------- ----------- -------------- ------------------ ---------- -----------------
Name and Principal      Year    Salary     Bonus    Other       Restricted     Securities         LTIP       All Other
Position                                            Annual      Stock          Underlying         Payouts    Compensation ($)
                                                    Compensa-   Awards ($)     Options/SAR        ($)        ($)
                                                    tion($)                    (#) (2)
----------------------- ------- ---------- -------- ----------- -------------- ------------------ ---------- -----------------
Brian Bonar,            2005    $282          0                                               0
Chairman, Board of      2004    $157       $150                                       7,000,000
Directors, President    2003    $275       $ 77                                      15,000,000
and C.E.O.
----------------------- ------- ---------- -------- ----------- -------------- ------------------ ---------- -----------------
James R. Downey,        2004    $100       $20
Jr.,  Chief Operating   2003    $79       9.500.000
Officer and Chief
Accounting Officer (1)
----------------------- ------- ---------- -------- ----------- -------------- ------------------ ---------- -----------------
Randall Jones        2005    $120       $40

(1)  Mr. Downey joined the Company effective January 6, 2003 and resigned effective January 31, 2004.
(2)  Options granted


                                       29

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

         The following table provides information on Options granted in the 2004 Fiscal Year to the Named Officers.

                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                    Number of         Percent of                                       Annual Rates of
                                    Securities          Total                                            Stock Price
                                    Underlying       Options/SARs                                     Appreciation for
                                   Options/SARs       Granted to      Exercise or                       Option Term (4)
                                    Granted (#)      Employees in      Base Price     Expiration   -----------------------
Name                                                 Fiscal Year        ($/share)        Date          5% ($)     10% ($)
--------------------------------  --------------  -----------------  --------------  ------------  -----------------------
Brian Bonar                         7,000,000             23.7%         $0.015          12/1/05          5K         11K
James R. Downey, Jr. (1)                    0

(1) Mr. Downey resigned effective January 30, 2004


Options/SAR Grants in the Last Fiscal Year

         The following table provides information on option exercises in the 2005 Fiscal Year by the Named Officers and the value of such Named Officers' unexercised options at June 30, 2005. Warrants to purchase Common Stock are included as options. No stock appreciation rights were held by them at the end of the 2004 Fiscal Year.

                                     SHARES                                                    VALUE OF UNEXERCISED
                                     ACQUIRED ON                  NUMBER OF SECURITIES         IN-THE-MONEY OPTIONS/SAR
                                     EXERCISE      VALUE          UNDERLYING UNEXERCISED       AT  FISCAL  YEAR  END ($)
NAME                                 (#)           REALIZED ($)   OPTIONS AT FY-END (#)        (2)
----------------------------------  -------------  -------------  ---------------------------  ---------------------------
                                                                  EXERCISABLE  UN-EXERCISABLE  EXERCISABLE  UN-EXERCISABLE
                                                                  -----------  --------------  -----------  --------------
Brian Bonar                           7,000,000             $0     8,000,000            ---           $0           ---
James R. Downey, Jr. (1)                     --             --     9,500,000            ---           $0           ---

(1)  Mr. Downey resigned effective January 30, 2004

COMPENSATION OF DIRECTORS

         Each member of the Board of Directors of the Company receives a fee of $500 from the Company for each meeting attended.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

         None

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee currently consists of Messrs. Gaer and Green. Neither of these individuals was an officer or employee of the Company at any time during the 2003 Fiscal Year. Mr. Gaer owns a company that receives consulting fees from the Company.

AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Audit Committee currently consists of Messrs. Green and Dietrich (the audit committee expert). Neither of these individuals was an officer or employee of the Company at any time during the 2004 Fiscal Year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to DRDF with respect to the beneficial ownership of DRDF's common stock as of August 31, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of DRDF's directors and executive officers, and (iii) all officers and directors of DRDF as a group. Except as otherwise listed below, the address of each person is c/o Dalrada Financial Corporation., 9449 Balboa Avenue, Suite 211, San Diego, CA 92123

------------------------------------------------- ------------------ -------------- -----------------
Name and Address                                  Number of          Percent of     Percent of
Of Beneficial Owner                               Shares             class prior    class after
Owned (1)                                         Beneficially       Resale         resale offering
                                                  owned prior        offering (2)   (3)
                                                  to resale
                                                  offering
------------------------------------------------- ------------------ -------------- -----------------
ALPHA Capital AG (4)
Pradafant 7                                       36,642,857 (13)    .05%           .04%
9490 Furstentums,
Vaduz, Liechtenstein

------------------------------------------------- ------------------ -------------- -----------------
Gamma Opportunity Capital (5)
        Partners, LP                              36,642,857 (14)    .05%           .04%
British Colonial Centre of Commerce
One Bay Street, Suite 401
Nassau (NP), The Bahamas

------------------------------------------------- ------------------ -------------- -----------------
LONGVIEW FUND, L.P. (6)
1325 Howard Avenue, #422                          32,571,428 (15)    .04%           .03%
Burlingame, CA 94010                                                 ----           ----

------------------------------------------------- ------------------ -------------- -----------------
Stonestreet Limited Partnership (7)
C/o Canaccord Capital Corporation                 24,428,571 (16)    .03%           .02%
320 Bay Street, Suite 1300                                           ----           ----
Toronto, Ontario M5H 4A6, Canada

------------------------------------------------- ------------------ -------------- -----------------
Directors and Officers
----------------------

Brian Bonar         (8)                           19,007,500         .03%           .02%
------------------------------------------------- ------------------ -------------- -----------------
Robert A. Dietrich  (9)                           11,384,500         .01%           .01%
------------------------------------------------- ------------------ -------------- -----------------
Stephen J. Fryer   (10)                            7,453,250         .01%           .01%
------------------------------------------------- ------------------ -------------- -----------------
Eric W. Gaer       (11)                            9,936,000         .02%           .01%
------------------------------------------------- ------------------ -------------- -----------------
Richard Green      (12)                            9,969,500         .02%           .01%
------------------------------------------------- ------------------ -------------- -----------------
All current directors and
Executive officers (group of 5)                   58,003,750         .09%           .06%
------------------------------------------------- ------------------ -------------- -----------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 31, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentage based on 757,908,407 shares of common stock outstanding as of November 30, 2005, plus shares underlying each shareholders convertible note.

(3) Percentage based on 929,403,568 shares of common stock outstanding after the offering.

(4) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

(5) Gamma Opportunity Capital Partners, LP: In accordance with Rule 13d-3 under the Securities Exchange Act 1934, Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto.

(6) Longview Fund, LP is a private investment fund that is in the business of investing publicy-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(7) Stonestreet Limited Partnership: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Michael Finkelstein may be deemed the control person of the shares owned by such entity. Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard.

(8) Includes 12,000,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(9) Includes 9,125,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(10) Includes 4,875,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(11) Includes 7,375,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(12) Includes 40,750,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(13) Concerning Alpha Capital Aktiengesellschaft: Assuming $225,000 of Convertible Debentures converted at $0.007 plus 4,500,000 warrants.

(14) Concerning Gamma Opportunity Capital Partners, LP: Assuming $225,000 of Convertible Debentures converted at $0.007 plus 4,500,000 warrants.

(15) Concerning Longview Fund, LP: Assuming $200,000 of Convertible Debentures converted at $0.007 plus 4,000,000 warrants.

(16) Concerning Stonestreet Limited Partnership: Assuming $150,000 of Convertible Debentures converted at $0.007 plus 3,000,000 warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with a Director of the Company
-------------------------------------------

A director of the Company is a majority shareholder in a consulting firm that provides management and public relations services to the Company. The Company accrued consulting fees and expenses to this consulting firm in the amount of approximately $0 and $120 for the years ended June 30, 2005 and 2004, respectively.

Transactions with Officers and Key Executives
---------------------------------------------

During the year ended June 30, 2004, common stock with an aggregate fair market value of $8 was awarded to key executives as compensation and advances.

During the year ended June 30, 2004, the Company issued 7,272,110 shares of common stock to the Company's CEO as payment for accrued expenses and a note payable in the aggregate amount of $109.

Transactions with a Related Party
---------------------------------

In April 2004, the Company had a PEO services client whose Chairman of the Board is the Company's current CEO and Chairman. The Company received fees of $7 during the year ended June 30, 2004. The transaction is at fair value.

Warning Management Services, Inc.
---------------------------------

The Company's CEO and Chairman, Mr. Brian Bonar, is also the CEO and Chairman of Warning Management Services, Inc. In addition, the Company's CFO, Mr. Randall A. Jones, is also the CFO of Warning Management Services, Inc. Warning a public company, located in Southern California. Warning's operations consist of a modeling agency and providing temporary staffing services to government agencies and private companies.

GUARANTEE OF INDEBTEDNESS OF WARNING
------------------------------------

As of September 8, 2004, Warning Management Services, Inc. ("Warning") purchased all of the issued and outstanding shares of Employment Systems, Inc. ("ESI") for $1,500. The purchase was $750 cash paid at the closing and a $750 note payable. In connection with this transaction, the Company agreed to be a guarantor of the $750 note payable. As inducement to enter into this guarantee, the Company was given a non-cancelable 2-year payroll processing contract with ESI. Management has evaluated this contingent liability and has determined that no loss is anticipated as a result of this guarantee.

WARNING HAS A MONTH-TO-MONTH LEASE WITH THE COMPANY
---------------------------------------------------

Warning leases offices for its ESI subsidiary, on a month-to-month basis from the Company that started in October 2004. Monthly rental expense will be approximately $3 per month.

PEO SERVICES AGREEMENT WITH WARNING PROVIDES FOR A FEE AT PREVAILING MARKET RATE
--------------------------------------------------------------------------------

In April 2004, the Company entered into an Agreement to provide PEO services for Warning. The Company receives from Warning a monthly administrative fee. During the year ended June 30, 2005, the Company has invoiced Warning $390 for management services and $45 for reimbursement of costs. Warning also paid expenses of $38 on behalf of the Company. As of June 30, 2005, the Company has an amount due to Warning of $194 that is included in current liabilities.

Kaire Holdings, Inc.
--------------------

The Company's Source One subsidiary processes the payroll for Effective Health, Inc. which is a wholly-owned subsidiary of Kaire Holdings, Inc. The Company's CFO, Mr. Randall A. Jones, is also the CFO of Kaire Holding, Inc.

DESCRIPTION OF SECURITIES

GENERAL
-------

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock at $.005 par value, of which 757,908,407 shares are issued and outstanding at November 16 2005.

The following is a description of the securities of DRDF taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

COMMON STOCK
------------

Holders of the common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by shareholders. Stockholders have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, dissolution or winding up, holders of common stock are to share in all assets remaining after the payment of liabilities.

The holders of common stock have no preemptive or conversions rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, our assets, which are legally available for distribution to the stockholders, will be distributed equally among the holders of the shares.

We have never paid any cash dividends on the common stock. Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and such other factors as the Board of Directors may deem relevant.

WARRANTS AND OPTIONS:
---------------------

On December 17, 2003, DRDF issued four Warrants to purchase an aggregate of 16,000,000 shares of common stock of DRDF with an exercise price per share of 110% of the Closing trade price as reported by Bloomberg L.P. for the OTC Bulletin Board for the trading day preceding but not including the closing date to the following: 1) Alpha Capital Aktiengesellschaft for 4,500,000 shares, 2) Gamma Opportunity Capital Partners, LP for 4,500,000 shares, 3) Longview Fund, L.P. for 4,000,000 shares and Stonestreet Limited Partnership for 3,000,000 shares. These warrants will expire in five years. The underlying shares of these warrants are being registered in this registration statement.

PENNY STOCK DISCLOSURE REQUIREMENTS:
------------------------------------

See discussion in risk factor section, page 8, with the heading "Penny Stock issues may be difficult for an investor to dispose of."

                              SELLING SHAREHOLDERS
                              --------------------

SHARES ELIGIBLE FOR FUTURE SALE
-------------------------------

As of November 30, 2005, DRDF has 757,908.407 shares of Common Stock outstanding. Sales of a substantial number of shares of DRDFs Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. DRDF is registering with this document 244,571,429 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. The Shares being offered for resale by our Selling Stockholders are issuable in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act").

                            SELLING SHAREHOLDER TABLE

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.


Selling Stockholder       Shares Beneficially Owned Prior            Shares Offered    Shares Beneficially Owned After Offering
-------------------       to the Offering                            For Sale (6)      If All Offered Shares Are Sold
                          ------------------------------------       --------------    ----------------------------------------
                          Number of Shares       Percentage(5)                         Number of Shares          Percentage
                          ----------------       -------------                         ----------------          ----------
Alpha Capital
Aktiengesellschaft (1)        68,785,714             9.2%            68,785,714               0                      0%

Gamma Opportunity
Capital Partners LP(2)        68,785,714             9.2%            68,785,714               0                      0%

Longview Fund, LP(3)          61,142,857             8.2%            61,142,857               0                      0%


Stonestreet Limited           45,857,144             6.1%            45,857,144               0                      0%
  Partnership (4)


* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The above investors do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years

         The selling shareholders are not a broker-dealers or affiliates of a broker-dealer.

(1) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

(2) Gamma Opportunity Capital Partners, LP: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan
         P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto.

(3) Longview Fund, L.P. is a private investment fund that is in the business of investing publicy-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(4) Stonestreet Limited Partnership: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Michael Finkelstein may be deemed the control person of the shares owned by such entity. Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard.

(5) Percentages are based on 757,908,407 shares of our common stock outstanding as of November 30, 2005.

(6) This column represents the total number of shares of common stock that each selling security holder intends to sell based on the current market price at the time the registration statement was first filed.

TERMS OF THE CONVERTIBLE NOTES
------------------------------

On December 17, 2003, DRDF entered into a Securities Purchase Agreement with four accredited investors for the sale of (i) $800,000 in Convertible Debentures and (ii) warrants to buy 16,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible notes and warrants.

The convertible notes bear interest at 8% per annum, mature two years from the date of issuance, and are convertible into our common stock at the investors option, at the lower of (i) $.02 (maximum price") or (ii) seventy percent (70%) of the average of the three lowest closing bid prices for the sixty (60) trading days prior to but not including the conversion date for the common stock. The full principal amount of the convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.0187 per share. In addition, the conversion price of the convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price or below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position..

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.0187 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated December 17, 2003.

The holders of the 8% convertible debentures may not convert its securities into shares of DRDF's common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of DRDF's common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to DRDF. Since the number of shares of DRDF's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of DRDF's common stock prior to a conversion, the actual number of shares of DRDF's common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

If DRDF issues any shares of common stock for a price less than the purchase price of the warrants, prior to the complete exercise of the above warrants, the exercise price for future purchases will be reduced accordingly. The warrant purchase price shall be reduced as follows: (i) the number of shares of our common stock outstanding immediately prior to such issue shall be multiplied by the purchase price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by us upon such issue of additional shares of common stock; and (ii) the sum so obtained shall be divided by the number of shares of common stock outstanding immediately after such issue. The resulting figure shall be the adjusted purchase price.

The conversion price of the convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling shareholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. The Subscriber may void this conversion limitation effective after (sixty-one) 61 days upon prior written notice to the Company.

 The notes were issued to the following: Alpha Capital Aktiengesellschaf, a $225,000 secured convertible debenture, Gamma Opportunity Capital Partners, LP, a $225,000 secured convertible debenture, Longview Fund, L.P., a $200,000 secured convertible debenture and Stonestreet Limited Partnership, a $150,000 in secured convertible debenture. None of the investors are affiliated.

SAMPLE CONVERSION CALCULATION
-----------------------------

The following gives examples of the number of shares that would be issued if the $800,000 of convertible notes in this offering were converted at one time at prices representing 25%, 50%, and 75% below the current market price (assuming a conversion price to the note holders of $0.004). As of November 30, 2005, we had 757,908,407 shares of common stock outstanding.

                   Price        With            Number               % of
% Below            Per          Discount        of Shares            Outstanding
Market             Share        at 30%          Issuable             Stock
---------      ------------     ----------      ----------------     -----------

       25%          $0.003        $0.0021         380,952,381          50%
       50%          $0.002        $0.0014         571,428,571          75%
       75%          $0.001        $0.0007       1,142,857,143        1.51%



PLAN OF DISTRIBUTION

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol DRDF.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

         o An exchange distribution following the rules of the applicable exchange

         o        Privately negotiated transactions

         o Short sales or sales of shares not previously owned by the seller

         o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

         o A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in

         o Short selling against the box, which is making a short sale when the seller already owns the shares.

         o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

         o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify DRDF and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

LEGAL PROCEEDINGS

The Company and its SourceOne Group ("SOG") subsidiary have been sued by the Arena Football 2 Operating Company, LLC ("Arena") in Wayne County Circuit Court, Michigan. The claims made by Arena against the Company and SOG are that SOG failed to perform under an agreement to procure and furnish workers' compensation insurance and that Arena incurred alleged damages in an amount no less than $709 as a result. Management has vigorously contested the claims made by Arena. In addition, the Company has filed claims against Arena and Arena's agent, Thilman and Filippini, based on, among other things, the representations made to SOG that let it to enter into the agreement with Arena. The case remains in the discovery phase.

The Company and SOG have been sued by Liberty Mutual Insurance Company ("Liberty") in the United States District Court for the Northern District of Illinois. The nature of the specific claims made by Liberty against the Company and SOG are that the Company and SOG were and are obligated to make additional premium payments to Liberty for workers' compensation insurance, which is related to the Arena litigation described above. The initial claim by Liberty was estimated by Liberty to be $829 and is now claimed to exceed $1,000. Management has vigorously contested the claims made by Liberty. The case remains in the discovery phase.

On February 10, 2005, Berryman & Henigar Enterprises ("Plaintiff"), filed a complaint in the Superior Court of California, County of San Diego, Case No. GIC842610, against Warning Model Management, Inc. for breach of a promissory note issued pursuant to terms and conditions of a certain stock purchase and sale agreement dated September 9, 2004. The Company and its subsidiary, Employment Systems, Inc. ("ESI"), each allegedly guaranteed payments on the underlying promissory note. Plaintiff seeks principal damages of $750 in that regard. Warning Model Management, Inc. has taken the position that Plaintiff failed to disclose certain material information in the underlying transaction which thereby negates the promissory note. As such, the guarantees allegedly provided by the Company and ESI could thereby be invalided. Discovery has commenced but is not complete at this time. Trial has not been set. Management has fully cooperated in our investigation of the facts and we intend to defend against the claims asserted. Warning Model Management, Inc. reached a settlement, effective as of September 30, 2005 with the plaintiff. This document was executed and the first payment was made in November 2005.

Settlement Amount. Warning, for itself and on behalf of Dalrada and ESI, agrees to pay Berryman the aggregate sum of $380 as full and final compromise of all claims in accordance with the following schedule:


-------------------------- -----------------------------------------------------
  Payment Amount                                 Due Date
-------------------------- -----------------------------------------------------
       $150                            Upon Berryman's execution of
                                              this Agreement;
-------------------------- -----------------------------------------------------
       $150                Within 60 days following the date the initial payment
                                                is due; and
-------------------------- -----------------------------------------------------
       $80                  Within 150 days of the date the initial payment is
                                                   due.
-------------------------- -----------------------------------------------------
   TOTAL = $380
-------------------------- -----------------------------------------------------



On March 17, 2005, Greenland Corporation ("Plaintiff"), filed an amended complaint in the Superior Court of California, County of San Diego, Case No. GIC842605, against the Company and multiple other individuals and entities resulting from a transaction as evidenced by the "Agreement to Acquire Shares" dated August 9, 2002, whereby the Company obtained a controlling equity interest in Plaintiff. Plaintiff contends that the Company engaged in various forms of wrongdoing including breach of fiduciary duty, conversion, conspiracy and aiding and abetting. Discovery has commenced but is not complete at this time. Trial has not been set. Management has fully cooperated in our investigation of the facts and we intend to continue with vigorous defense against the claims asserted.

On August 29, 2005, United Bank & Trust filed suit against the Company and other parties. The allegations of the lawsuit are that the Company guaranteed certain debt owed by InfoServices, Inc. and is liable in the amount of $678. The case is in its early stages and discovery has not yet commenced. However, the Company intends to vigorously defend itself against the claims asserted.

Throughout fiscal 2004 and 2005, and through the date of this filing, trade creditors have made claims and/or filed actions alleging the failure of the Company to pay its obligations to them in a total amount exceeding $3,000. These actions are in various stages of litigation, with many resulting in judgments being entered against the Company. Several of those who have obtained judgments have filed judgment liens on the Company's assets. These claims range in value from less than $1,000 to just over $1,000,000, with the great majority being less than $20,000.

On September 7, 2005, the arbitrator from the American Arbitration Association awarded to Accord Human Resources a judgment against Greenland Corporation and the Company as the guarantor, an amount equaling $168. Legal counsel has estimated that the claim could amount to as much as $214. The Company has reserved $200 for the claim.

The Company is currently in dispute with one of its investors regarding the pay down of a convertible note payable with shares of the Company's common stock issued during the year ended June 30, 2005. The Company has currently reserved $263 regarding this dispute and is hopeful that the matter can be resolved amicably.

From time to time, the Company is involved in litigation relating to claims arising out of their operations in the normal course of business.

EXPERTS

The financial statements of DRDF at June 30, 2005 and 2004, appearing in this Prospectus and Registration Statement have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Brian Bonar

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

                              FINANCIAL STATEMENTS

OUR FINANCIAL STATEMENTS BEGIN ON PAGE F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

1. On September 3, 2003, the Registrant appointed Pohl, McNabola, Berg & Company, LLP ("PMBC") as Imaging Technologies Corporation's ("ITEC," the "Registrant", or the "Company") independent auditors upon the recommendation of its Audit Committee.

The Dalrada (formerly ITEC) Audit Committee interviewed a number of candidates, including Stonefield Josephson, Inc., its prior independent auditors. The Audit Committee determined that it was in the best interests of the Company to engage a new independent auditor to perform services for ITEC and its subsidiaries, two of whose shares are publicly traded.

Stonefield Josephson's audit report on the financial statements of the Company as of June 30, 2002 expressed its uncertainty as to the Company's ability to continue as a going concern. They cited recurring losses from operations, the Company's working capital deficiency, and limited cash resources. These circumstances were also present in the financial statements of the Company as of March 31, 2003 and in financial statements for several consecutive reporting periods. The Company expects that this condition will be reported in its audited financial statements for the fiscal year ended June 30, 2003. PMBC has been engaged to perform the audit for this fiscal year ended June 30, 2003.

The Registrant believes there were no disagreements with Stonefield Josephson within the meaning of Instruction 4 to Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the Company's financial statements for the period ended June 30, 2002, or for any subsequent interim period, which disagreements, if not resolved to their satisfaction, would have caused Stonefield Josephson to make reference to the subject matter of the disagreements in connection with its report.

During the fiscal years ended June 30, 2000, 2001, 2002, and through the present, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) of the type required to be disclosed by that section. The Company has not consulted with any other independent auditors regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

A letter of Stonefield Josephson addressed to the Securities and Exchange Commission is included as Exhibit 16 to this Form 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.

2. On August 23, 2002, the Registrant appointed Stonefield Josephson, Inc. ("SJI") as Imaging Technologies Corporation's ("ITEC," the "Registrant", or the "Company") independent auditors because the Company and its prior auditors, Merdinger, Fruchter, Rosen & Corso, PC ("MFRC").

         The Registrant stated that the Company and MFRC "mutually agreed that it was in the best interests of the Company to have auditors with offices closer to the Company's corporate offices". However, MFRC disagrees.

         MFRC was appointed as ITEC auditors on April 22, 2002, Boros & Farrington, PC ("BF"). Since the appointment, MFRC has had staff changes, which the Registrant believes would have adversely affected services provided to the Registrant. MFRC disagrees with this assessment.

         Other than those disagreements noted above, The Registrant believes there were no other disagreements with MFRC within the meaning of Instruction 4 to Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with regard to its services to the Registrant, which disagreements, if not resolved to their satisfaction, would have caused MFRC to make reference to the subject matter of the disagreements.

         On August 23, 2002, the Company engaged SJI as the Company's independent auditors for the year ended June 30, 2002, replacing the firm of MFRC. The change has been approved by the Company's audit committee.

         On April 22, 2002, the Registrant appointed Merdinger, Fruchter, Rosen & Corso, PC ("MFRC") as Imaging Technologies Corporation's ("ITEC," the "Registrant", or the "Company") independent auditors because the Company and its prior auditors, Boros & Farrington, PC ("BF") have mutually agreed that BF may not be able to adequately serve the continuing auditing requirements of the Company.

         ITEC's acquisition of SourceOne Group, Inc., which is located in Virginia, has created the need for auditing services on a larger scope than those provided by BF.

         BF's audit report on the financial statements of the Company as of June 30, 2001 expressed its uncertainty as to the Company's ability to continue as a going concern. They cited recurring losses from operations, the Company's working capital deficiency, and limited cash resources. These circumstances were also present in the financial statements of the Company as of September 30, 2001 and December 31, 2000 and 2001; and will be reported in the Company's financial statements as of March 31, 2002. The Registrant has not yet filed its Form 10-Q for the period ended March 31, 2002.

         The Registrant believes there were no disagreements with BF within the meaning of Instruction 4 to Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the Company's financial statements for the periods ended June 30, 1999, 2000, and 2001, or for any subsequent interim period, which disagreements, if not resolved to their satisfaction, would have caused BF to make reference to the subject matter of the disagreements in connection with its report.

         During the fiscal year ended June 30, 1999, 2000, 2001, and through the present, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) of the type required to be disclosed by that section. The Company has not consulted with any other independent auditors regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

         On April 22, 2002, the Company engaged MFRC as the Company's independent auditors for the year ended June 30, 2002, replacing the firm of BF. The change has been approved by the Company's audit committee.

         A letter of BF addressed to the Securities and Exchange Commission is included as Exhibit 16 to this Form 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
-------------------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICER

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling DRDF. DRDF has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                                      $   243.26
Printing and Engraving Expenses                           $ 5,000.00
Legal Fees and Expenses                                   $20,000.00
Accounting Fees and Expenses                              $15,000.00
Transfer Agent Fees                                       $ 5,000.00
Blue Sky Fees                                             $ 1,000.00
Miscellaneous                                             $ 5,000.00
                                                          ----------
Total                                                     $51,243.26

RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

DRDF made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

Fiscal Year 2001
----------------

On March 6, 2001, 5,067,568 shares were issued to the Celeste Trust for the conversion of a convertible debenture at $0.056 per share. These shares were valued at $283,784. These shares were issued pursuant to the exempt provided by
Section 4(2) of the Securities Act of 1933, as amended. We made a determination that the Celest Trust, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

Fiscal Year 2002
----------------

On January 28, 2002, 166,667 shares were issued to Lucan Allen Cline at $0.46 per share in payment of consulting services valued at $76,667. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Lucan Allen Cline, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 3, 2002, 35,000,000 shares were issued to American Industries at $.033 per shares for a legal settlement valued at $1,155,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that American Industires, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

Fiscal Year 2003
----------------

On July 8, 2002, 450,000 shares were issued to Technipower, Inc. at $0.16 per share in settlement of debt valued at $72,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Technipower, Inc., was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 10, 2002, 250,000 shares were issued to Gary Fong at $0.013 per share for payment of rent, valued at $3,250. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Gary Fong, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 11, 2002, 1,000,000 shares were issued to Michael Belletini at $0.013 per share for employee compensation valued at $13,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Michael Belletini, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 11, 2002, 1,000,000 shares were issued to David Stone at $0.013 per share for employee compensation valued at $13,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that David Stone, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 11, 2002, 1,000,000 shares were issued to David Valade at $0.013 per share for employee compensation valued at $13,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that David Valade, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 14, 2002, 500,000 shares were issued to Hiichiro Ogawa at $0.012 per share for consulting services valued at $6,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Hiichiro Ogawa, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 14, 2002, 437,500 shares were issued to Sayakp Torihara at $0.012 per share for consulting services valued at $6,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Sayakp Torihara, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 18, 2002, 198,379 shares were issued to Balmore Funds at $0.008 per share for conversion of a convertible debenture valued at $1,666. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Balmore S.A., was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 20, 2002, 45,000,000 shares were issued to Mr. Kim Guardtec, Inc. for foreign services rendered valued at $490,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Mr. Kim, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On January 9, 2003 3,125,000 shares were issued to Sid Berman at $0.013 for the acquisition of QPI, valued at $40,625. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Sid Berman, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On January 9, 2003 1,250,000 shares were issued to Lee Finger at $0.013 for the acquisition of QPI, valued at $16,250. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Lee Finger, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On January 9, 2003 1,250,000 shares were issued to Hal Kirsch at $0.013 for the acquisition of QPI, valued at $16,250. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Hal Kirsch was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On January 9, 2003, 500,000 shares were issued to Edie Youngman at $0.013 for the acquisition of QPI, valued at $6,500. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Mr. Youngman, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On January 14, 2003, 5,000,000 shares were issued to Eun Hee Chung at $0.012 for consulting services valued at $60,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Eun Hee Chung, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On January 14, 2003, 5,000,000 shares were issued to W.Y. Kim at $0.012 for $60,000 in cash. These shares were issued pursuant to the exempt provided by
Section 4(2) of the Securities Act of 1933, as amended. We made a determination that W.Y. Kim was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 3, 2003, 300,000 shares were issued to Steven Reid at $0.011 for consulting services valued at $60,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Steven Reid, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 21, 2003, 1,000,000 shares were issued to Lester Brann at $0.011 per share for employee compensation valued at $11,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Lester Brann, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.


Fiscal Year 2004
----------------

On July 18, 2003, 5,945,946 shares were issued to Bristol Investment Fund at $0.019 per share for conversion of a convertible debenture valued at $112,378. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Capital
....., was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On August 1, 2003, 5,000,000 shares were issued to MarketByte LLC at $0.025 for consulting services valued at $125,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that MarketByte, LLC., was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 2, 2003, 12,402,597 shares were issued to Bristol Investment Fund at $0.025 per share for conversion of a convertible debenture valued at $312,545. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Capital
....., was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 9, 2003, 175,000 shares were issued to Stull, Stull & Brody at $0.032 for legal services valued at $5,600. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Stull, Stull & Brody, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 9, 2003, 1,075,000 shares were issued to Weiss & Youngman at $0.032 for legal services valued at $34,400. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Weiss & Youngman was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 2, 2003, 5,876,872 shares were issued to Bristol Investment Fund at $0.021 per share for conversion of a convertible debenture valued at $123,414. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Capital was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 18, 2003, 2,454,146 shares were issued to Bristol Investment Fund at $0.013 per share for conversion of a convertible debenture valued at $32,640. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 4, 2004, 75,000 shares were issued to Gary Fong at $0.015 for rent valued at $1,125. These shares were issued pursuant to the exempt provided by
Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Gary Fong was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On January 7, 2004, 75,000 shares were issued to Gary Fong at $0.02 for services valued at $1,500. These shares were issued pursuant to the exempt provided by
Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Gary Fong, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On January 7, 2004, 150,000 shares were issued to Karim Alami at $0.02 for services valued at $3,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Karim Alami was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On January 15, 2004, 7,481,989 shares were issued to Amro at $0.0124 per share for the conversion of convertible debentures and accrued interest of $92,777. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Amro, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On February 2, 2004, 4,523,810 shares were issued to Bristol Capital at $0.0084 per share for the conversion of convertible debentures of $38,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Capital, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On February 4, 2004, 12,000,000 shares were issued (Bonar 7,000,000, Dietrich and Gaer both 2,500,000) pursuant to the exercise of stock options with an exercise price of $0.006. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that these individuals were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On February 19, 2004, 7,500,000 shares were issued (Fryer 5,000,000 and Green 2,500,000) pursuant to the exercise of stock options with an exercise price of $0.006. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 1, 2004, 12,852,603 shares were issued to Bristol Capital at $0.007 per share for the conversion of convertible debentures of $89,968. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Capital, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 5, 2004, 10,000,000 shares were issued (Green and Fryer both 4,875,000 and Dietrich Green 250,000) pursuant to the exercise of stock options with an exercise price of $0.006 per share. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On March 8, 2004, 2,747,287 shares were issued to Stonestreet at $0.0073 per share for the conversion of convertible debentures of $20,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Stonestreet Limited Partnership was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 15, 2004, 13,121,275 shares were issued to Bristol Capital at $0.0049 per share for the conversion of convertible debentures of $64,294. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Capital, was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 16, 2004, 6,911,011 shares were issued to Balmore S.A at $0.0088 per share for the conversion of convertible debentures of $60,817. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Balmore S.A., was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On May 10, 2004, two certificates for 20,000,000 and 16,000,000 for an aggregate of 36,600,000 shares, were issued to Bicoastal Consulting Group at $0.003 per share. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bicoastal Consulting Group was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 1, 2004, 300,000 shares were issued to Reid at $0.011 per share. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Reid was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 2, 2004, 38,927,428 shares were issued to Bristol Investment Fund, Ltd. as a partial conversion of $118,000 of principal at $0.003 per share. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Investment Fund, Ltd. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 2, 2004, 13,954,855 shares were issued to Stonestreet Limited Partnership at $0.00475 per share for conversion of a convertible debenture valued at $65,000 plus $1,285.56 in interest. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended

On June 2, 2004, 36,771,937 shares were issued to Balmore S.A at $0.0046526 per share for conversion of a convertible debenture valued at $140,000 and $31,087.79 in interest. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

On June 3, 2004, 24,524,070 shares were issued to the Stonestreet Limited Partnership as a conversion of a convertible debenture valued at $98,000 of principal at $0.004 per share. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Longview Fund, LP was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.


FISCAL YEAR 2005
----------------

On July 12, 2004, 38,000,000 shares were issued to the Longview Fund, LP as a partial conversion of a convertible debenture valued at $175,560 of principal at $0.00462 per share. These shares were issued pursuant to the exempt provided by
Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Longview Fund, LP was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On July 26, 2004, 450,000 shares were issued to Technipower, Inc, at $.005 per share. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Technipower, Inc. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On September 28, 2004 Allen, Sheridan and Temple were issued an aggregate of 1,500,000 shares at $0.0025 per share. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On September 28, 2004, 10,108,706 shares were issued to Bristol Investment Fund, Ltd. as a partial conversion of $17,500 of principal and $3,728.22 of interest at $0.0021 per share. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Investment Fund, Ltd. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 19, 2004, David Whiteford , Michael Brann , and Jason Brann were issued 375,000, 576,950 and 576,950 shares of Dalrada common stock respectively valued at $.00458 a shares for they service they performed in relation to the acquisition of Jackson Staffing. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that David Whiteford, Michael Brann and Jason Brann were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 19, 2004, Anne Woelk was issued 144,000 shares valued at $.00500 a share for administrative services rendered. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Anne Woelk was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 22, 2004, 28,427,032 shares were issued to Bristol Investment Fund, Ltd., as a conversion of $35,000 of principal and $7,640.55 of interest at $0.00147. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Investment Fund, Ltd., was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 25, 2004, Dominick Zack was issued 4,000,000 shares valued at $.00500 a share for accounting services rendered in relation to the Jackson Staffing subsidiary. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Dominick Zack was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On October 25, 2004, Deborah McNeil was issued 1,000,000 shares valued at $.00500 a share for accounting services rendered in relation to the Jackson Staffing subsidiary. These shares were issued pursuant to the exempt provided by
Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Deborah McNeil was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 3, 2004, 23,757,224 shares were issued to Bristol Investment Fund, Ltd. for conversion of $29,000 of principal and $6,635.84 of interest at $0.00154 per share. These shares were issued pursuant to the exempt provided by
Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Investment Fund, Ltd., was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 13, 2004, 21,121,413 shares were issued to Stonestreet Limited Partnership at $0.00151 per share for conversion of a convertible debenture valued at $30,000 plus $1893.56 in interest. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Stonestreet Limited Partnership was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 8, 2005, 46,852,670 shares were issued to Balmore S.A. at $0.00181 per share for conversion of a convertible debenture valued at $65,000 plus $19,803.33 in interest. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Balmore S.A. was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 13, 2005, 6,000,000 shares were issued to John Capezzuto at $0.005 per share. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that John Capezzuto was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.


On July 12, 2005, 17,659,540 shares were issued to Bristol Investment Fund, Ltd. at $0.001267 per share for conversion of a convertible debenture valued at $22,374.67. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Bristol Investment Fund, Ltd was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.


In September 2005, 5,000,000 shares were issued to Joseph Malecki for services valued at $15,000. The value of the services was determined using the market value of DRDF's common stock on the date of issuance. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended. We made a determination that Mr. Malecki was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

                                               EXHIBITS
                                               --------


Exhibit
Number        Description
-------       -----------

3(c)          Certificate of Amendment of Certificate of Incorporation of the Company, filed
              May 23, 1997, as amended, and currently in effect (Incorporated by reference to
              1997 Form 10-K)                                                                      *

3(d)          Certificate of Amendment of Certificate of Incorporation, filed January 12,
              1999, as amended and currently in effect (Incorporated by reference to Form 10-Q
              for the period ended December 31, 1998)                                              *

3(e)          Certificate Eliminating Reference to Certain Series of Shares of Stock from the
              Certificate of Incorporation, filed January 12, 1999, as amended and currently in effect (Incorporated by reference to Form 10-Q for the period ended December
              31, 1998)                                                                            *

3(f)          By-Laws of the Company, as amended, and currently in effect (Incorporated by
              reference to Exhibit 3(b) to 1987 Form 10-K)                                         *

3(g)          Certificate of Amendment of Certificate of Incorporation, filed May 12, 2000, as amended and currently in effect (Incorporated by reference to Exhibit 3(g) to
              2001 Form 10-K)                                                                      *

4(a)          Amended Certificate of Designation of Imaging Technologies Corporation with respect to the 5% Convertible Preferred Stock (Incorporated by reference to
              Exhibit 4(d) to 1987 Form 10-K)                                                      *

4(b)          Amended Certificate of Designation of Imaging Technologies Corporation with respect to the 5% Series B Convertible Preferred Stock (Incorporated by
              reference to Exhibit 4(b) to 1988 Form 10-K)                                         *

4(c)          Certificate of Designations, Preferences and Rights of Series C Convertible
              Preferred Stock of Imaging Technologies Corporation (Incorporated by reference
              to Exhibit 4(c) to 1998 Form 10-K)                                                   *

4(d)          Certificate of Designation, Powers, Preferences and Rights of the Series of
              Preferred Stock to be Designated Series D Convertible Preferred Stock, filed
              January 13, 1999 (Incorporated by reference to Form 10-Q for the period ended
              December 31, 1998)                                                                   *

4(e)          Certificate of Designation, Powers, Preferences and Rights of the Series of
              Preferred Stock to be Designated Series E Convertible Preferred Stock, filed
              January 28, 1999 (Incorporated by reference to Form 10-Q for the period ended
              December 31, 1998)                                                                   *

5.1           Opinion re: Legality                                                                 **

10(a)         Private Equity Line of Credit Agreement by and among certain Investors and the
              Company (Incorporated by reference to Form 8-K, filed July 26, 2000)                 *

10(b)         Convertible Note Purchase Agreement dated December 12, 2000 between the Company and Amro International, S.A., Balmore Funds, S.A., and Celeste Trust Reg.
              (Incorporated by reference to Form 8-K, filed January 19, 2001.                      *

10(c)         Convertible Note Purchase Agreement dated July 26, 2001 between the Company and
              Balmore Funds, S.A. (Incorporated by reference to Form 8-K filed August 2, 2001.     *

10(d)         Share Purchase Agreement, dated December 1, 2000, between ITEC and
              EduAdvantage.com, Inc. (Incorporated by reference to Form 10-Q for the period
              ended September 30, 2000)                                                            *


                                               48

10(e)         Agreement to Acquire Shares, dated December 1, 2000, between ITEC and Quik Pix,
              Inc. (Incorporated by reference to Form 10-Q for the period ended September 30,
              2000) and subsequently cancelled.                                                    *

10(f)         Agreement to Acquire Shares, dated December 17, 2000, between ITEC and Pen
              Internconnect, Inc. (Incorporated by reference to Form 10-Q for the period ended
              September 30, 2000) and subsequently cancelled.                                      *

10(g)         Share Purchase Agreement, dated December 1, 2000, between ITEC and
              EduAdvantage.com, Inc. (Incorporated by reference to Form 10-Q for the period
              ended September 30, 2000)                                                            *

10(h)         Convertible Promissory Note dated September 21, 2001 between the Company and
              Stonestreet Limited Partnership. (Incorporated by reference to Exhibit 10(u) of
              2001 Form 10-K)                                                                      *

10(i)         Convertible Note Purchase Agreement dated September 21, 2001 between the Company and Stonestreet Limited Partnership. (Incorporated by reference to Exhibit 10(v)
              of 2001 Form 10-K)                                                                   *

10(j)         Registration Rights Agreement dated September 21, 2001 between the Company and
              Stonestreet Limited Partnership. (Incorporated by reference to Exhibit 10(w) of
              2001 Form 10-K)                                                                      *

10(k)         Form of Warrant to Purchase 11,278,195 Shares of Common Stock of ITEC, dated
              September 21, 2001, between ITEC and Stonestreet Limited Partnership.
              (Incorporated by reference to Exhibit 10(x) of 2001 Form 10-K)                       *

10(l)         Asset Purchase Agreement, dated October 25, 2001, among the Company and Lisa
              Lavin, Gary J. Lavin, and Roland A. Fernando. (Incorporated by reference to
              Exhibit 10(a) to September 2001 Form 10-Q) *

10(m)         Audited Financial Statements of SourceOne Group, LLC. (Incorporated by reference
              to Form 8-K filed on January 25, 2002)                                               *

10(n)         Secured Convertible Debenture issued by the Company to Bristol Investment Fund,
              Ltd., dated January 22, 2002. (Incorporated by reference to Exhibit 10(a) of
              December 2001 Form 10-Q)                                                             *

10(o)         Securities Purchase Agreement between the Company and Bristol Investment Fund,
              Ltd., dated January 22, 2002. (Incorporated by reference to Exhibit 10(b) of
              December 2001 Form 10-Q)                                                             *

10(p)         Registration Rights Agreement between the Company and Bristol Investment Fund,
              Ltd., dated January 22, 2002. (Incorporated by reference to Exhibit 10(c) of
              December 2001 Form 10-Q)                                                             *

10(q)         Transaction Fee Agreement between the Company and Alexander Dunham Securities,
              Inc., dated January 22, 2002. (Incorporated by reference to Exhibit 10(d) of
              December 2001 Form 10-Q)                                                             *

10(r)         Stock Purchase Warrant issued to Alexander Dunham Securities, Inc., dated
              January 22, 2002. (Incorporated by reference to Exhibit 10(e) of December 2001
              Form 10-Q)                                                                           *

10(s)         Stock Purchase Warrant issued to Bristol Investment Fund, Ltd., dated January
              22, 2002. (Incorporated by reference to Exhibit 10(f) of December 2001 Form
              10-Q)                                                                                *

10(t)         Security Agreement between the Company and Bristol Investment Fund, Ltd., dated
              January 22, 2002. (Incorporated by reference to Exhibit 10(g) of December 2001
              Form 10-Q)                                                                           *

10(u)         Convertible Promissory Note between the Company and Stonestreet Limited
              Partnership, dated November 7, 2001. (Incorporated by reference to Exhibit 10(h)
              of December 2001 Form 10-Q)                                                          *

10(v)         Convertible Note Purchase Agreement between the Company and Stonestreet
              Partnership, dated November 7, 2001. (Incorporated by reference to Exhibit 10(i)
              of December 2001 Form 10-Q)                                                          *

10(w)         Registration Rights Agreement between the Company and Stonestreet Limited
              Partnership, dated November 7, 2001. (Incorporated by reference to Exhibit 10(j)
              of December 2001 Form 10-Q)                                                          *


                                             49

10(x)         Stock Purchase Warrant issued to Stonestreet Limited Partnership, dated November
              7, 2001. (Incorporated by reference to Exhibit 10(k) of December 2001 Form 10-Q      *

10(y)         Acquisition Agreement between the Company and Dream Canvas, Inc., dated May 17,
              2002; subject to completion of its terms. (Incorporated by reference to Exhibit
              10(y) of Form 10-K filed November 18, 2002.)                                         *

10(z)         Closing Agreement between the Company and Quik Pix, Inc., dated July 23, 2002, subject to completion of its terms. (Incorporated by reference to Exhibit 10(z)
              of Form 10-K filed November 18, 2002.)                                               *

10(aa)        Agreement to Acquire Shares between the Company and Greenland Corporation, dated
              August 5, 2002, subject to completion of its terms. (Incorporated by reference to
              Exhibit 10(aa) to Form 10-K filed November 18, 2002.)                                *

10(ab)        Acquisition Agreement, dated December 13, 2002, between the Company and Baseline
              Worldwide, Limited. (Incorporated by reference to Exhibit 99.3 of Form 8-K filed
              December 19, 2002.)                                                                  *

10(ac)        Secured Promissory Note in the amount of $2,250,000 issued by the Company to
              Greenland Corporation, dated January 7, 2003. (Incorporated by reference to
              Exhibit 99.1 of Form 8-K filed January 21, 2003.)                                    *

10(ad)        Security Agreement, dated January 7, 2003, between the Company and Greenland
              Corporation. (Incorporated by reference to Exhibit 99.2 of Form 8-K filed
              January 21, 2003.)                                                                   *

10(ae)        Agreement to Acquire Shares, dated August 9, 2002 between the Company and
              Greenland Corporation. (Incorporated by reference to Exhibit 99.3 of Form 8-K
              filed January 21, 2003.)                                                             *

10(af)        Closing Agreement, dated January 7, 2003, between the Company and Greenland
              Corporation. (Incorporated by reference to Exhibit 99.4 of Form 8-K filed
              January 21, 2003.)                                                                   *

10(ag)        Share Acquisition Agreement, dated June 12, 2002, between the Company and Quik
              Pix, Inc. (Incorporated by reference to Exhibit 99.5 of Form 8-K filed January
              21, 2003.)                                                                           *

10(ah)        Closing Agreement, dated July 23, 2002, between the Company and Quik Pix, Inc.
              (Incorporated by reference to Exhibit 99.6 of Form 8-K filed January 21, 2003.)      *

10(ai)        Stock Purchase Agreement among the Company, Greenland Corporation, and ExpertHR-
              Oklahoma, dated March 18, 2003. (Incorporated by reference to Exhibit 10(j) to
              Form 10-Q filed May 20, 3003).                                                       *

10(aj)        Assignment of Patent between John Capezzuto and Quik Pix, Inc. dated January 14,
              2003.                                                                                *

10(ak)        Promissory Note between the Company and John Capezzuto dated June 1, 2003
              (signed June 9, 2003).                                                               *

10(al)        Promissory Note between the Company and John Capezzuto dated June 9, 2003            *

10(am)        Agreement and Assignment of Rights, dated February 1, 2003, between Accord Human
              Resources, Inc. and Greenland Corporation, and Imaging Technologies.
              (Incorporated by reference to Exhibit 10(k) of Form 10-KSB filed April 7, 2003
              by Greenland Corporation.)                                                           *

10(an)        Agreement and Assignment of Rights, dated March 1, 2003, between StaffPro
              Leasing 2, Greenland Corporation, and ExpertHR. (Incorporated by reference to
              Exhibit 10(l) of Form 10-KSB filed April 7, 2003 by Greenland Corporation.)          *

10(ao)        Promissory Note, dated March 1, 2003, payable to StaffPro Leasing 2 by Greenland
              Corporation. (Incorporated by reference to Exhibit 10(k) of Form 10-KSB filed
              April 7, 2003 by Greenland Corporation.)                                             *


                                                 50

10(ap)        Agreement to Acquire Shares between the Company and The Christensen Group, et
              al, dated April 1, 2003.                                                             *

10(aq)        Agreement and Assignment of Rights, dated October 24, 2003, between SourceOne
              Group, Inc. and ePEO Link, incorporated by reference to Exhibit 10(a) of Form
              10-Q, filed November 24, 2003.                                                       *

10(ar)        Alpha Capital Aktiengsellschaft December 17, 2003 convertible note, incorporated
              by reference to Exhibit 10(a) to Form 10-QSB, filed February 13, 2004.               *

10(ar)        Alpha Capital Aktiengsellschaft December 17, 2003 warrant, incorporated by
              reference to Exhibit 10(b) to Form 10-QSB, filed February 13, 2004.                  *

10(as)        Gamma Opportunity Capital Partners, LP December 17, 2003 convertible note, incorporated by reference to Exhibit 10(c) to Form 10-QSB, filed February 13,
              2004.                                                                                *

10(at)        Gamma Opportunity Capital Partners, LP December 17, 2003 warrant, incorporated
              by reference to Exhibit 10(d) to Form 10-QSB, filed February 13, 2004.               *

10(au)        Longview Fund, LP December 17, 2003 convertible note, incorporated by reference
              to Exhibit 10(e) to Form 10-QSB, filed February 13, 2004.                            *

10(av)        Longview, LP December 17, 2003 warrant, incorporated by reference to Exhibit
              10(f) to Form 10-QSB, filed February 13, 2004.                                       *

10(aw)        Stonestreet Limited Partnership December 17, 2003 convertible note, incorporated
              by reference to Exhibit 10(g) to Form 10-QSB, filed February 13, 2004.               *

10(ax)        Stonestreet Limited Partnership December 17, 2003 warrant, incorporated by
              reference to Exhibit 10(h) to Form 10-QSB, filed February 13, 2004.                  *

10(ay)        Subscription Agreement December 17, 2003, incorporated by reference to Exhibit
              10(i) to Form 10-QSB, filed February 13, 2004.                                       *

10(az)        Agreement of Acquisition between the Company and Quik Pix, Inc., dated April 16,
              2004, incorporated by reference to Exhibit 10.1 to Form 10-QSB, filed May 19,
              2004.                                                                                *

23.1          Consent of Naccarato & Associates (Included in opinion filed as Exhibit 5.1)         **

23.2          Consent of Pohl, McNabola, Berg & Company LLP                                        **


         All exhibits except those followed by an asterisk (*) are incorporated by reference only and a copy is not included in this Form 10-K filing. Those exhibits followed by a double asterisk (**) are included as part of this filing.


                                               51

(b) REPORTS ON FORM 8-K

The Company's report on Form 8-K dated March 4, 2004
----------------------------------------------------

Item  2.  Disposition of Assets

In January 2003, the Registrant ("ITEC" or the "Company) and Greenland Corporation ("GRLC") completed a stock purchase transaction whereby ITEC became the majority shareholder of GRLC. Since January 2003, GRLC has been a subsidiary of ITEC.

The Company's report on Form 8-K dated June 3, 2005
---------------------------------------------------

Item 2.01 Acquisition or Disposition of Assets

On December 31, 2004 documents were drafted for the transfer of Dalrada Financial Corporation's ("Dalrada") SOLVIS GROUP, a Michigan corporation (the "Company") which includes all of the assets owned or leased by the Company and used in the business of the Company including, but not limited to Client lists, its subsidiaries, Vendor lists, Computer lists and/or programs and the liabilities of the business, to Quik Pix Inc. ("QPIX"), a wholly owned subsidiary of Dalrada. The effective date of the transfer was May 25, 2005.

The Company's report on Form 8-K dated September 14, 2005
---------------------------------------------------------

Item 5.02 Appointment of Principal Officer

On January 1, 2005, Randall Jones was appointed Chief Financial Officer of Dalrada Financial Corporation.

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)


(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:


         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser



Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
----------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, CA, 92127.

Registrant:       Dalrada Financial Corporation


Signature                                  Title                         Date
---------                                  -----                         ----
By:         /s/ Brian Bonar                Chief Executive Officer       December 22, 2005
            -------------------------      and Director
            Brian Bonar


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Brian Bonar as his attorney-in-fact, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form SB2 has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                              DATE
---------                     -----                                              ----
/s/ Brian Bonar               Chairman of the Board of Directors,                December 22, 2005
------------------------      Chief Executive Officer, and
Brian Bonar                   (Principal Executive Officer)

/s/ Robert A. Dietrich        Director                                           December 22, 2005
------------------------
Robert A. Dietrich

/s/ Eric W. Gaer              Director                                           December 22, 2005
------------------------
Eric W. Gaer

/s/ Stephen J. Fryer          Director                                           December 22, 2005
------------------------
Stephen J. Fryer

/s/ Richard H. Green          Director                                           December 22, 2005
------------------------
Richard H. Green

/s/ Randall Jones             CFO and Principal Accounting Officer               December 22 2005
------------------------
Randall Jones

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES
                    (F/K/A IMAGING TECHNOLOGIES CORPORATION)
                        CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004


                                    CONTENTS

                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Report on Audited Consolidated Financial Statements                     F-1

CONSOLIDATED FINANCIAL STATEMENTS:
     Consolidated Balance Sheet as of June 30, 2005                          F-2
     Consolidated Statements of Operations for the years
         ended June 30, 2005 and 2004                                        F-4
     Consolidated Statements of Stockholders' Deficit for
         the years ended June 30, 2005 and 2004                              F-6
     Consolidated Statements of Cash Flows for the years
         ended June 30, 2005 and 2004                                        F-7
     Notes to Consolidated Financial Statements                              F-9



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Board of Directors and Stockholders
Dalrada Financial Corporation
San Diego, California

We have audited the accompanying consolidated balance sheet of Dalrada Financial Corporation and Subsidiaries as of June 30, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for years ended June 30, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dalrada Financial Corporation and Subsidiaries as of June 30, 2005 and the consolidated results of their operations and their consolidated cash flows for each of the years ended June 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, for the year ended June 30, 2005 the Company experienced a net loss from continuing operations of $4,218,000 and as of June 30, 2005, the Company had a negative working capital deficit of $26,780,000 and had a negative stockholders' deficit of $24,695,000. In addition, the Company is in default on certain note payable obligations and is being sued by numerous trade creditors for nonpayment of amounts due. The Company is also deficient in its payments relating to payroll tax liabilities. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in
Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ POHL, McNABOLA, BERG & COMPANY, LLP
POHL, McNABOLA, BERG & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California
October 12, 2005


                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2005



                                                                  (in thousands)
                                                                   -----------
                                     ASSETS
Current assets
     Cash                                                          $       171
     Accounts receivable (net of reserve for bad debt of $51)            1,414
     Prepaid worker's compensation premiums                              1,130
     Prepaid expenses and other current assets                           1,040
                                                                   -----------

            Total Current Assets                                         3,755

Property and equipment, net of accumulated depreciation
     of $2,071                                                             258
Customer list, net of accumulated amortization of $6                        66
Worker's compensation deposit                                            2,625
Other assets                                                                11

                                                                   -----------

                  Total Assets                                     $     6,715
                                                                   ===========


                                   (continued)


   The accompanying notes are an integral part of these financial statements.


                                      F-2



                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                                  JUNE 30, 2005

                                                                  (in thousands)
                                                                      2005
                                                                    ---------
                      LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
     Borrowings under bank notes payable                            $   3,220
     Cash overdraft                                                       167
     Factoring lines of credit                                            769
     Short-term notes payable, including amounts due to
        related parties of $1,727                                       5,269
     Convertible debentures, net of discounts of $1                       919
     Accounts payable                                                   1,310
     PEO payroll taxes and other payroll deductions                     8,775
     Capital lease - current                                               10
     Other accrued expenses                                            10,096
                                                                    ---------

             Total Current Liabilities                                 30,535
                                                                    ---------

Long Term Liabilities
     Capital lease - long term portion                                     42
     Convertible debentures - long term portion, net of
        discounts of $170                                                 191
     Long-term notes payable, including amounts due to
        related parties of $425                                           642
                                                                    ---------

            Total Long Term Liabilities                                   875
                                                                    ---------

               Total Liabilities                                       31,410
                                                                    ---------

Minority interest in subsidiary                                            --
                                                                    ---------

Shareholders' Deficit
     Series A convertible, redeemable preferred stock,
        $1 par value, 7,500 shares authorized,
        420.5 shares issued and outstanding                               420
     Common stock, $0.005 par value, 1,000,000,000 shares
        authorized; 735,248,867 shares issued and outstanding           3,676
     Common stock warrants                                                475
     Paid-in capital                                                   82,629
     Accumulated deficit                                             (111,895)
                                                                    ---------

               Total Shareholders' Deficit                            (24,695)
                                                                    ---------

                  Total Liabilities and Shareholders' Deficit       $   6,715
                                                                    =========

   The accompanying notes are an integral part of these financial statements.


                                      F-3


                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

                                                              (in thousands)
                                                             2005        2004
                                                           --------    --------
Revenues
     Sales of products                                     $    447    $    764
     Software sales, licenses and royalties                      70          36
     Temporary staffing services                             17,029      10,119
     PEO services                                             1,930       2,607
                                                           --------    --------
        Total Revenues                                       19,476      13,526
                                                           --------    --------

Cost of Sales
     Cost of products sold                                       93         196
     Cost of software sales, licenses and royalties               3           3
     Cost of temporary staffing                              15,010       9,209
     Cost of PEO services                                     1,424         894
                                                           --------
        Total Cost of Sales                                  16,530      10,302
                                                           --------    --------

           Gross Profit                                       2,946       3,224
                                                           --------    --------

Operating Expenses
     Selling, general and administrative                      5,578       4,196
     Impairment of patent                                     1,348          --
                                                           --------    --------
        Total Operating Expenses                              6,926       4,196
                                                           --------    --------

           Loss from operations                              (3,980)       (972)
                                                           --------    --------


                                   (continued)


   The accompanying notes are an integral part of these financial statements.


                                      F-4



                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

                                                                    (in thousands)
                                                                2005              2004
                                                            -------------    -------------
Other Income/(Expense):
     Other                                                             --               19
     Loss on sale of assets                                            --             (341)
     Gain on settlement of debt                                       829            1,145
     Other expenses                                                   (11)
     Interest expense                                              (1,709)          (1,930)
     Bad debt                                                          --              (10)
     Penalties and interest                                            --             (795)
     Gain resulting from reconciliation of payroll tax
         liabilities to taxing authorities                            583               --
                                                            -------------    -------------
        Total Other Income/(Expense)                                 (297)          (1,923)
                                                            -------------    -------------

Loss before income taxes, minority interest
    and discontinued operations                                    (4,277)          (2,895)

Income tax expense                                                     --               --
                                                            -------------    -------------

Loss before minority interest and discontinued operations          (4,277)          (2,895)

Minority interest in subsidiary loss                                   59               --
                                                            -------------    -------------

Net loss from continuing operations                                (4,218)          (2,895)
                                                            -------------    -------------

Discontinued Operation:
     Loss from operations of discontinued operation                    --           (2,052)
     Gain on disposition of discontinued operation                     --            5,049
                                                            -------------    -------------

Net income (loss)                                                  (4,218)             102

Preferred stock dividends                                             (21)             (21)
                                                            -------------    -------------

Net income (loss) attributed to common stockholders         $      (4,239)              81
                                                            =============    =============

Earnings (loss) per common share
     Continuing operations                                  $       (0.01)   $       (0.01)
     Discontinued operations                                           --             0.01
                                                            =============    =============
                                                            $       (0.01)   $        0.00
                                                            =============    =============


Weighted average common shares, basic and diluted             658,436,000      331,004,000
                                                            =============    =============



   The accompanying notes are an integral part of these financial statements.


                                      F-5



                                         DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT


                                            SERIES A                                 COMMON     ADDITIONAL
                                        PREFERRED STOCK        COMMON STOCK          STOCK       PAID-IN    ACCUMULATED
                                        SHARES   AMOUNT      SHARES      AMOUNT     WARRANTS     CAPITAL      DEFICIT     TOTAL
                                        ------  --------   -----------   -------    --------     --------    ---------   --------
                                              (thousands)              (thousands) (thousands)  (thousands) (thousands) (thousands)

BALANCE, JUNE 30, 2003                   420.5       420   181,232,063       906         475       80,898     (107,779)   (25,080)

Issuance of common stock for:                                                                                                   -
      Cash - exercise of options                            29,500,000       148                       29                     177
      Business acquisition                                   6,329,478        31                       30                      61
      Compensation                                          10,272,110        51                       89                     140
      Services                                               7,745,000        39                      123                     162
      Conversion of liabilities                            317,280,091     1,587                    1,014                   2,601
Beneficial conversion on notes                                                                        557                     557
Value of warrants issued with notes                                                                   214                     214
Value of repriced options/warrants                                                                    141                     141

Net income                                                                                                         102        102
                                        ------  --------   -----------   -------    --------     --------    ---------   --------
BALANCE, JUNE 30, 2004                   420.5       420   552,358,742     2,762         475       83,095     (107,677)   (20,925)

Issuance of common stock for:
       Services                                             14,623,110        73                                               73
       Conversion of liabilities                           168,267,015       841                     (449)                    392
Value of warrants issued with notes
     payable                                                                                           28                      28
Value of warrants issued in Heritage
     acquisition                                                                                       14                      14
Contribution of Solvis Group, Inc. to
     QPI resulting in minority interest                                                               (59)                    (59)

Net loss                                                                                                        (4,218)    (4,218)

                                        ------  --------   -----------   -------    --------     --------    ---------   --------
BALANCE, JUNE 30, 2005                   420.5       420   735,248,867     3,676         475       82,629     (111,895)   (24,695)
                                        ======  ========   ===========   =======    ========     ========    =========   ========

                           The accompanying notes are an integral part of these financial statements.

                                                              F-6


                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                                 (in thousands)
                                                                    2005       2004
                                                                   -------    -------
CASH FLOW FROM OPERATING ACTIVITIES:

     Net loss from continuing operations                           $(4,218)   $(2,895)
     Net income (loss) from discontinued operations                     --      2,997
     Adjustment to reconcile net loss to net cash
        used in operating activities
           Depreciation and amortization                               173        164
           Write-off of patent                                       1,348         --
           Stock issued for services                                    73        302
           Amortization of debt discounts                              337      1,011
           Value of repriced options/warrants                           --        141
           Gain on settlement of debt                                 (829)    (1,145)
           Gain resulting from reconciliation of payroll
           liabilities
               to taxing authorities                                  (264)        --
           Loss attributed to minority interest                        (59)        --
     Changes in operating assets and liabilities:
     (Increase) decrease in:
        Accounts receivable                                           (832)      (180)
        Inventories                                                     --         15
        Prepaid worker's compensation premiums                      (1,130)        --
        Other current assets                                          (596)      (424)
        Worker's compensation deposit                               (2,625)        --
        Other assets                                                   (11)        21
     Increase (decrease) in:
        Accounts payable and accrued expenses                          394        585
        PEO liabilities                                              3,888        787
                                                                   -------    -------
Net cash used in operating activities from continuing operations    (4,351)     1,379
Net cash provided by (used in) operations of discontinued
      operations                                                        --     (1,868)
                                                                   -------    -------
Net cash used in operating activities                               (4,351)      (489)
                                                                   -------    -------

CASH FLOW FROM INVESTING ACTIVITIES:
     Cash paid for acquisition                                         (20)        --
     Cash acquired with acquisition                                     --        104
     Purchase of furniture and equipment                              (168)       (93)
                                                                   -------    -------
Net cash provided by (used in) investing activities from
      continuing operations                                           (188)        11
Net cash used in investing activities of discontinued operations        --         --
                                                                   -------    -------
Net cash provided by (used in) investing activities                   (188)        11
                                                                   -------    -------

CASH FLOW FROM FINANCING ACTIVITIES:
     Change in cash overdraft, net                                     167        (87)
     Net borrowings under bank notes payable                            --        (25)
     Proceeds from line of credit                                    4,092         --
     Repayment on line of credit                                    (3,323)        --
     Proceeds from sale of common stock                                 --        177
     Proceeds from convertible debentures                               --        800
     Proceeds from issuance of notes
     payable                                                         3,990         --
     Repayments of notes payable                                      (423)       (72)
     Repayments of capital lease obligations                           (21)      (267)
                                                                   -------    -------
Net cash provided by financing activities from continuing
      operations                                                     4,482        526
Net cash used in financing activities of discontinued operations        --         --
                                                                   -------    -------
Net cash provided by financing activities                            4,482        526
                                                                   -------    -------

CASH OF DISCONTINUED OPERATION                                          --         --

NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                                  (57)        48

CASH AND CASH EQUIVALENTS, Beginning of period                         228        180
                                                                   -------    -------


CASH AND CASH EQUIVALENTS, End of period                           $   171    $   228
                                                                   =======    =======
                                   (continued)
   The accompanying notes are an integral part of these financial statements.


                                      F-7


                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004


                                                                    (in thousands)
                                                                    2005      2004
                                                                   -------   -------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Interest Paid                                                 $   137   $    --
                                                                   =======   =======
     Income taxes paid                                             $    --   $    --
                                                                   =======   =======

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

     Conversion of convertible debentures into common stock        $   241   $ 2,026
                                                                   =======   =======
     Conversion of accounts payable and accrued liabilities
        into common stock                                          $   151   $   575
                                                                   =======   =======
     Net assets acquired in business combinations:

        Cash                                                       $    --   $   104
        Receivables                                                     --       261
        Property and equipment                                           7        25
        Customer list                                                   72        --
        Accounts payable and accrued liabilities                        --      (102)
        Notes payable and capital lease                                 --      (227)


   The accompanying notes are an integral part of these financial statements.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The accompanying consolidated financial statements include the accounts of Dalrada Financial Corporation ("DRDF" or the "Company"), incorporated under the laws of the state of California in March 1982 and subsequently reincorporated under the laws of the state of Delaware in May 1983, and its following active subsidiaries (there are ten inactive subsidiaries not listed):

         a)   SourceOne Group, Inc., ("SourceOne") - 100% owned by DRDF;

         b)   The Christianson Group ("TCG") - 100% owned by DRDF;

         c)   Quik Pix, Inc. ("QPI") - 85% owned by DRDF.

During the year ended June 30, 2005, the Company contributed its wholly-owned subsidiary, Solvis Group, Inc. ("Solvis") f/k/a Jackson Staffing, Inc. to QPI. As of June 30, 2005, Solvis is a wholly-owned subsidiary of QPI.

All significant intercompany accounts and transactions have been eliminated.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended June 30, 2005, the Company experienced a net loss from continuing operations of $4,218 and as of June 30, 2005, the Company had a negative working capital deficit of $26,780 and had a negative stockholders' deficit of $24,695. In addition, the Company is in default on certain note payable obligations, delinquent on payroll tax obligations and is being sued by numerous trade creditors for nonpayment of amounts due. The Company is also delinquent in its payments relating to payroll tax liabilities. These conditions raise substantial doubt about its ability to continue as a going concern. Management believes that it can continue to raise debt and equity financing to support its operations.


Nature of Business
------------------

The Company business operations are as follows:

         a) The Company is a professional employer organization (PEO) that provides comprehensive personnel management services including benefits and payroll administration, medical and workers' compensation insurance programs, personnel records management, and employer liability management;

         b) The Company also develops and mounts photographic and digital images for use in display advertising for tradeshows, building interiors, and other point-of-sale locations; and

         c) The Company is a provider of temporary staffing services that includes providing all related costs of employment, such as workers' compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates made by the Company's management include but are not limited to recoverability of property and equipment, payroll tax liabilities, reserves for contingent liabilities and deferred taxes. Actual results could materially differ from those estimates.


Revenue Recognition
-------------------

PEO SERVICE FEES AND WORKSITE EMPLOYEE PAYROLL COSTS

The Company recognizes its revenues associated with its PEO business pursuant to EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent." The Company's revenues are reported net of worksite employee payroll cost (net method). Pursuant to discussions with the Securities and Exchange Commission staff, the Company changed its presentation of revenues from the gross method to an approach that presents its revenues net of worksite employee payroll costs (net method) primarily because the Company is not generally responsible for the output and quality of work performed by the worksite employees.

In determining the pricing of the markup component of the gross billings, the Company takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers' compensation costs, plus an acceptable gross profit margin. As a result, the Company's operating results are significantly impacted by the Company's ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of the Company's gross billings.

Consistent with its revenue recognition policy, the Company's direct costs do not include the payroll cost of its worksite employees. The Company's direct costs associated with its revenue generating activities are comprised of all other costs related to its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers' compensation insurance premiums.


SALES OF PRODUCTS
-----------------

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue from products licensed to original equipment manufacturers is recorded when OEMs ship licensed products while revenue from certain license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


contract period. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Provisions are recorded for returns and bad debts. The Company's software arrangements do not contain multiple elements, and the Company does not offer post contract support.

TEMPORARY STAFFING

The Company records gross revenue for temporary staffing. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk and responsibility of identifying and hiring qualified employees, (ii) has the discretion to select the employees and establish their price and duties and
(iii) bears the risk for services that are not fully paid for by customers. Temporary staffing revenues are recognized when the services are rendered by the Company's temporary employees. Temporary employees placed by the Company are the Company's legal employees while they are working on assignments. The Company pays all related costs of employment, including workers' compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. The Company assumes the risk of acceptability of its employees to its customers.


Worker's Compensation
---------------------

During the year ended June 30, 2005, the Company established a self-insured worker's compensation program. In connection with this self-insured program, the Company was required to establish a worker's compensation deposit in the amount of $2,625. The Company's maximum exposure under this self-insured worker's compensation program is $4,200 and the Company is liable up to $250 per occurrence. The Company purchases coverage from a worker's compensation insurer to cover additional losses above the policy limits. Loss reserves from this program amounted to $229 during the year ended June 30, 2005.


Contingent Liabilities
----------------------

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.


Reclassifications
-----------------

Certain reclassifications have been made to the prior year consolidated financial statements to conform to the current year's presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.


Concentration of Credit Risk
----------------------------

The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC and SPIC insured levels at various times during the year.

Financial instruments that could potentially subject the Company to concentration of credit risk include accounts receivable. The Company generally requires clients to pay invoices for service fees no later than one day prior to the applicable payroll date. As such, the Company generally does not require collateral.

Additionally, during 2004, all revenue derived from temporary staffing was from one client and during 2005 96% of revenue derived from temporary staffing was from two clients.


Allowance Method Used to Record Bad Debts
-----------------------------------------

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $51 at June 30, 2005. Accounts deemed uncollectible are written off against the allowance.

Long-Lived Assets and Intangible Assets
---------------------------------------

In accordance with SFAS Nos. 142 and 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 142 relates to assets with an indefinite life where as SFAS 144 relates to assets that can be amortized and the life determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation, including amortization of assets recorded under capitalized leases, is generally computed on a straight-line basis over the estimated useful lives of assets ranging from three to seven years. Amortization of leasehold improvements is provided over the initial term of the lease, on a straight-line basis. Maintenance, repairs, and minor renewals and betterments are charged to expense.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition, and other economic factors.


Customer lists
--------------

Customer lists includes customer purchased with the acquisition of certain assets of Heritage Group, Inc. The customer lists are being amortized over their estimated useful life of 36 months using the straight-line method. Amortization expense for the fiscal years 2006, 2007 and 2008 is expected to be $24, $24, and $18, respectively.


Patent Costs
------------

Patent costs include direct costs of obtaining the patent. Costs for new patents are capitalized and amortized over the estimated useful life of the patent, generally over the life of the patent on a straight-line method. The cost of patents in process is not amortized until issuance. During the year ended June 30, 2005, the Company determined that the cost of the patent was not recoverable and took a write-off related to the patent of $1,348.


Advertising Costs
-----------------

The Company expenses advertising and promotion costs as incurred. During fiscal 2005 and 2004, the Company incurred advertising and promotion costs of approximately $135 and $76, respectively.


Research and Development
------------------------

Research and development costs are charged to expense as incurred.


Loss per Common Share
---------------------

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since the effect of the assumed conversion of options and warrants and convertible debt securities to purchase common shares would have an anti-dilutive effect. The following potential common shares have been excluded

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


from the computation of diluted net loss per share for the years ended June 30, 2005 and 2004, respectively: warrants - 31,563,430 and 21,563,430; stock options
- 39,150,000 and 39,150,000; and convertible securities of 415,751,623 and
210,896,000. The Company has no dilutive shares due to having a loss from operations.

Below is a computation of earning (loss) per share:

                                                                              YEAR ENDED JUNE 30,
                                                -------------------------------------------------------------------------
                                                                2005                                   2004
                                                -------------------------------------   ---------------------------------
                                                   INCOME/                    PER         INCOME/                 PER
                                                    (LOSS)       SHARES      SHARE        (LOSS)      SHARES     SHARE
                                                 (THOUSANDS)  (THOUSANDS)               (THOUSANDS) (THOUSANDS)
BASIC EARNINGS (LOSS) PER SHARE

Net income (loss) from continuing operations     $  (4,218)                             $  (2,895)

Preferred stock dividends                              (21)                                   (21)
                                                ----------                              ---------

                                                    (4,239)                                (2,916)
Discontinued operations                                 --                                  2,997
                                                ----------                              ---------
Net income (loss) attributed to common
stockholders                                    $   (4,239)                             $      81
                                                ==========                              =========


Weighed shares outstanding                                      658,436                               331,004

Continuing operations                                                       $  (0.01)                           $  (0.01)

Discontinued operations                                                     $     --                            $   0.01
                                                                            --------                            --------
                                                                            $  (0.01)                           $   0.00
                                                                            ========                            ========

Debt Discounts
--------------

Debt discounts costs are principally the values attributed to the detachable warrants issued in connection with the convertible debentures and the value of the preferential conversion feature associated with the convertible debentures. These debt issuance costs are accounted for in accordance with Emerging Issues Task Force ("EITF") 00-27 issued by the Financial Accounting Standards Board ("FASB").


Minority Interest
-----------------

On April 1, 2005, the Company contributed its wholly-owned subsidiary, Solvis, to QPI. At that date, Solvis had a stockholders' equity of $393. As a result of the Company contributing Solvis to an 85% owned subsidiary, the Company recognized minority interest on its consolidated balance sheet in the amount of $59. During the year ended June 30, 2005, QPI incurred a net loss of which 15% is attributed to the minority interest. In the accompanying consolidated statement of operations, the Company has only recognized the minority interests' share of the net loss to the extent of the minority interest recorded on the consolidated balance sheet. Recognizing the minority interests' entire share of the net loss would have resulted in the recording of a minority interest receivable.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


Income Taxes
------------

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization.


Stock Based Compensation
------------------------

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended June 30, 2005 and 2004:

                                                            2005         2004
                                                         ---------    --------
Net income (loss) attributed to common stockholders:
  As reported                                            $  (4,239)   $     81
  Compensation recognized under APB 25                          --          --
  Compensation recognized under SFAS 123                        --        (825)
                                                         ---------    --------
                Pro forma                                $  (4,239)   $   (744)
                                                         =========    ========

Basic loss per common share
  As reported                                            $   (0.01)   $   0.00
  Pro forma                                              $   (0.01)   $  (0.00)

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

The weighted average fair value of the options granted during fiscal years 2005 and 2004 is estimated on the date of grant using the Black-Scholes option-pricing model. The weighted average fair values and weighted average assumptions used in calculating the fair values were as follows for the years ended June 30:

                                                     2005             2004
                                                 -------------    ------------

            Fair Value of options granted        $     n/a        $    0.025
            Risk free interest rate                    n/a              3.5%
            Expected life (years)                      n/a                 3
            Expected volatility                        n/a              426%
            Expected dividends                         n/a                --


Fair Value of Financial Instruments
-----------------------------------

For certain of the Company's financial instruments, including accounts receivable, inventories, accounts payable, and accrued expenses, the carrying amounts approximate fair value, due to their relatively short maturities. The amounts owed for long-term debt also approximate fair value because current interest rates and terms offered to the Company are at current market rates.


Comprehensive Income
--------------------

The Company adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting other comprehensive income and its components in a financial statement. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of other comprehensive income in any period presented.


Segment Disclosure
------------------

SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," was issued, which changes the way public companies report information about segments. SFAS No. 131, which is based on the selected segment information, requires quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. The Company has four segment. (See Note 8).

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


Recent Accounting Pronouncements
--------------------------------

In November 2004, the FASB issued SFAS No. 151, entitled INVENTORY COSTS -- AN AMENDMENT OF ARB NO. 43, CHAPTER 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, entitled INVENTORY PRICING [June 1953], to clarify the accounting for "abnormal amounts" of idle facility expense, freight, handling costs, and wasted material [spoilage]. Before revision by SFAS No. 151, the guidance that existed in ARB No. 43 stipulated that these type items may be "so abnormal" that the appropriate accounting treatment would be to expense these costs as incurred [i.e., these costs would be current-period charges]. SFAS No. 151 requires that these type items be recognized as current-period charges WITHOUT REGARD to whether the "so abnormal" criterion has been met. Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The adoption of SFAS 151 did not impact the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 152, entitled ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS -- AN AMENDMENT OF FASB STATEMENTS NO. 66 AND
67. SFAS No. 152 amends SFAS No. 66 to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2. SFAS No. 152 also amends SFAS No. 67 to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance of SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. The adoption of SFAS 152 did not impact the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, entitled EXCHANGES OF NONMONETARY ASSETS -- AN AMENDMENT OF APB OPINION NO.29. SFAS No. 153 amends Opinion 29 to eliminate the exception for nonmonetary exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS 153 did not impact the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (Revised), entitled SHARE-BASED PAYMENT. This revised Statement eliminates the alternative to use APB Opinion No. 25's intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued. Under Opinion 25, issuing stock options to employees generally resulted in recognition of no compensation cost. This Statement requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. For public companies that file as a small business issuer, this Statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of SFAS 123 (Revised) could impact the consolidated financial statements as the Company has granted any equity instruments to employees in the past.

In May 2005, the FASB issued SFAS No. 154, entitled ACCOUNTING CHANGES AND ERROR CORRECTIONS--A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines RETROSPECTIVE APPLICATION as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines RESTATEMENT as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the consolidated financial statements.


NOTE 2 - PROPERTY AND EQUIPMENT

The cost of property and equipment at June 30, 2005 consisted of the following:

                  Computer and other equipment                        $   1,025
                  Office furniture and fixtures                           1,233
                  Leasehold improvements                                     71
                                                                      ---------
                                                                          2,329
                  Less accumulated depreciation and amortization         (2,071)
                                                                      ---------

                                                                      $     258
                                                                      =========

Depreciation expense for the years ended June 30, 2005 and 2004 was $77 and $44, respectively. Leased equipment amounted to $56 as of June 30, 2005.


NOTE 3 - RELATED PARTY TRANSACTIONS

Transactions with a Director of the Company
-------------------------------------------

A director of the Company is a majority shareholder in a consulting firm that provides management and public relations services to the Company. The Company accrued consulting fees and expenses to this consulting firm in the amount of approximately $0 and $120 for the years ended June 30, 2005 and 2004, respectively.


Transactions with Officers and Key Executives
---------------------------------------------

During the year ended June 30, 2004, common stock with an aggregate fair market value of $8 was awarded to key executives as compensation and advances.

During the year ended June 30, 2004, the Company issued 7,272,110 shares of common stock to the Company's CEO as payment for accrued expenses and a note payable in the aggregate amount of $109.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


Transactions with a Related Party
---------------------------------

In April 2004, the Company had a PEO services client whose Chairman of the Board is the Company's current CEO and Chairman. The Company received fees of $7 during the year ended June 30, 2004. The transaction is at fair value.

Warning Management Services, Inc.
---------------------------------

The Company's CEO and Chairman, Mr. Brian Bonar, is also the CEO and Chairman of Warning Management Services, Inc. In addition, the Company's CFO, Mr. Randall A. Jones, is also the CFO of Warning Management Services, Inc. Warning a public company, located in Southern California. Warning's operations consist of a modeling agency and providing temporary staffing services to government agencies and private companies.

GUARANTEE OF INDEBTEDNESS OF WARNING
------------------------------------

As of September 8, 2004, Warning Management Services, Inc. ("Warning") purchased all of the issued and outstanding shares of Employment Systems, Inc. ("ESI") for $1,500. The purchase was $750 cash paid at the closing and a $750 note payable. In connection with this transaction, the Company agreed to be a guarantor of the $750 note payable. As inducement to enter into this guarantee, the Company was given a non-cancelable 2-year payroll processing contract with ESI. Management has evaluated this contingent liability and has determined that no loss is anticipated as a result of this guarantee.

WARNING HAS A MONTH-TO-MONTH LEASE WITH THE COMPANY
---------------------------------------------------

Warning leases offices for its ESI subsidiary, on a month-to-month basis from the Company that started in October 2004. Monthly rental expense will be approximately $3 per month.

PEO SERVICES AGREEMENT WITH WARNING PROVIDES FOR A FEE AT PREVAILING MARKET RATE
--------------------------------------------------------------------------------

In April 2004, the Company entered into an Agreement to provide PEO services for Warning. The Company receives from Warning a monthly administrative fee. During the year ended June 30, 2005, the Company has invoiced Warning $390 for management services and $45 for reimbursement of costs. Warning also paid expenses of $38 on behalf of the Company. As of June 30, 2005, the Company has an amount due to Warning of $194 that is included in current liabilities.

Kaire Holdings, Inc.
--------------------

The Company's Source One subsidiary processes the payroll for Effective Health, Inc. which is a wholly-owned subsidiary of Kaire Holdings, Inc. The Company's CFO, Mr. Randall A. Jones, is also the CFO of Kaire Holding, Inc.


NOTE 4 - ACQUISITIONS AND DISPOSITIONS

Heritage Staffing Group, Inc.
-----------------------------

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


On April 4, 2005, DRDF completed its acquisition of certain assets of Heritage Staffing Group, Inc. ("Heritage"). The purchase price was $79 consisting of $20 in cash, a $45 note payable to the owner of Heritage and 5,000,000 warrants to purchase shares of DRDF common stock valued at $14. Heritage is in the temporary staffing business and the Company acquired certain assets of Heritage to complement it other temporary staffing business.

The operating results of Heritage beginning April 4, 2005 are included in the accompanying consolidated statements of operations.

The total purchase price was valued at $80 and is summarized as follows in accordance with SFAS No. 141 and 142:


             Computer equipment                                     $    4
             Furniture and fixtures                                      3
             Customer list                                              72
                                                                    ------
             Purchase price                                         $   79
                                                                    ======

The customer list is being amortized over 36 months.

The pro forma financial information that the consolidated operations of the Company as if the Heritage acquisition had occurred as of the beginning of the periods presented is not presented since the operations of Heritage prior to the acquisition by DRDF as immaterial.

Jackson Staffing, Inc.
----------------------

On September 1, 2003, DRDF completed its acquisition of 100% of the issued and outstanding shares of common stock of Jackson Staffing, Inc. ("Jackson"). The purchase price was 1,329,478 shares of DRDF common stock valued at $30. Established in 2003, Jackson is a temporary staffing agency.

The operating results of Jackson beginning September 1, 2003 are included in the accompanying consolidated statements of operations.

The total purchase price was valued at approximately $30 and is summarized as follows in accordance with SFAS No. 141 and 142:


            Cash                                                   $    104
            Receivables                                                  28
            Property and equipment                                       23
            Accounts payable                                            (19)
            Accrued expenses                                            (83)
            Notes payable                                               (23)
                                                                   --------
            Purchase price                                         $     30
                                                                   ========

M&M Nursing
-----------

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


On June 28, 2004, DRDF completed its acquisition of certain assets of M&M Nursing (M&M"). The purchase price was 5,000,000 shares of DRDF common stock valued at $31 plus the assumption of $204 of liabilities. M&M is a temporary staffing agency primarily for nurses.

The operating results of M&M beginning July 1, 2004 will included in the accompanying consolidated statements of operations.

The total purchase price was valued at approximately $235 and is summarized as follows in accordance with SFAS No. 141 and 142:


              Receivables                                            $     233
              Property and equipment                                         2
                                                                     ---------
              Purchase price                                         $     235
                                                                     =========


During the year ended June 30, 2005, the operations of Jackson and M&M combined and the combined companies were renamed the Solvis Group, Inc. ("Solvis"). Also during the year ended June 30, 2005, the Company contributed its wholly-owned subsidiary, Solvis to QPI. As of June 30, 2005, Solvis is a wholly-owned subsidiary of QPI.


Greenland Corporation
---------------------

DISPOSITION

In January 2004, the Company determined to discontinue operations of Greenland, Inc., its professional employment business division, and sold its shares in Greenland, Inc., back to Greenland. Effective March 1, 2004, the Company completed the sale of Greenland. Effective March 1, 2004, four new directors were elected to serve on Greenland's Board of Directors due to the resignation of the four directors nominated by DRDF

The terms of the sale are as follows: the Company returned all common shares of Greenland except for 19,183,390 restricted common shares; assign or grant all rights, title and interest the Company had in acquiring any or all interest in ePEO Link, Inc. to Greenland; Greenland canceled a convertible promissory note in the amount of $2.225 issued by the Company to Greenland; and Greenland agreed to forgive and cancel the inter-company transfer debt of the Company to Greenland of approximately $1,300.

Greenland's revenues were $5,211 for the period starting July 1, 2003 to February 29, 2004, and were $400 for the period January 14, 2003 to June 30, 2003. The results of operations of Greenland have been reported separately as discontinued operations.

The assets sold consisted primarily of accounts receivable, deposits, property and equipment, and other assets. The Greenland also assumed all accounts payable and accrued liabilities.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


The following is a summary of the net assets sold at February 29, 2004:

                                                             February 29, 2004
                                                               ------------
              Assets:
                    Cash                                       $          -
                    Accounts receivable                                 406
                    Other current assets                                135
                    Property and equipment, net                          77
                    Other assets                                      3,830
                                                               ------------
              Total assets                                     $      4,448

              Liabilities:
                    Accounts payable                           $      1,237
                    Notes payable                                       830
                    PEO payroll taxes and payroll deduction           3,993
                    Accrued liabilities                               1,265
                    Other non-current liabilities                       798
                                                               ------------
              Total liabilities                                $      8,123
                                                               ------------

              Net liabilities of discontinued operations       $      3,675
                                                               ============



NOTE 5 - OTHER ACCRUED EXPENSES

Other accrued expenses at June 30, 2005 consisted of the following as of:


              Accrued interest and penalties                   $      3,923
              Accrued judgments                                       3,377
              Other taxes                                               160
              Accrued salaries and related liabilities                  784
              Loss reserves                                             464
              Other                                                   1,388
                                                               ------------
                                                               $     10,096
                                                               ============


NOTE 6 - DEBT

Borrowings under Banks Notes Payable
------------------------------------

On June 6, 2000, the Company entered into a settlement agreement with Imperial Bank ("Imperial"). Under this agreement, the Company would pay $150 per month until the balance was paid in full. Payments have been reduced to $100 per month through January 2002 and further reduced to $50 subsequent to January 2002. During the year ended June 30, 2002, the Company paid $1,023 toward this

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


obligation. Due to the uncertainty regarding the Company's ability to meet its obligations and certain defaults under this agreement, the debt has been classified as current. The debt is accruing interest at 5.75% per annum, which will be waived if all principal payments are made timely. The debt is collateralized by substantially all assets of the Company.

As of June 30, 2005, the Company owed Export-Import Bank ("ExIm") $1,730 plus interest under a Working Capital Guarantee Facility whereby Imperial made a demand upon ExIm who responded by making a claim payment to Imperial. The note bears interest at 10% per annum. ExIm has made a demand for immediate payment and note is currently in default.

The following is a summary of the borrowings under bank notes payable at June 30, 2004:

                        Imperial                          $     1,490
                        Export-Import Bank                      1,730
                                                          -----------
                            Total                         $     3,220
                                                          ===========


Notes Payable, including amounts due to related parties
-------------------------------------------------------

On July 1, 2004, the Company entered into two note payable obligations aggregating $275 that bear interest at an annual rate of 40% and were due on September 30, 2004. During the year ended June 30, 2005, the Company repaid $85 on these two notes. In addition, in connection with these two notes payable, the Company issued to the holder a total of 5,000,000 warrants to purchase shares of the Company's common stock for $0.005 per shares. The estimated value of the warrants of $28 was determined using the Black-Scholes option pricing model and the following assumptions: term of 5 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 426%. As of September 30, 2004, the entire $28 has been amortized to financings costs in the accompanying consolidated statements of operations.


The following summarizes notes payable at June 30, 2005:

         Payable to investor, 8%                                   $        150
         Payable in connection with QPI acquisition                         156
         Payable to two investors, 40%                                      190
         Payable to investor, 8%                                             37
         Payable to related party                                           425
         Payable in connection with Heritage acquisition                     45
         Payable to bank related to financing of worker's
           compensation deposit                                             600
         Payable to finance company related to financing of
            worker's compensation premium and deposit                     2,799
         Payable to equipment finance companies                               9
         Payable to a former director, 16%                                1,500
                                                                   ------------
                                                                          5,911
         Less current portion                                            (5,269)
                                                                   ------------
         Long-term portion                                         $        642
                                                                   ============

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


Notes payable mature as follows:


                    During the years ended June 30,
                    2006                                       $       5,269
                    2007                                                 642
                                                               -------------
                                                               $       5,911
                                                               =============


Factoring Lines of Credit
-------------------------

The Company's temporary staffing division entered into a factoring agreement that expires in January 2007 and in renewable for successive periods of 12 months assuming certain conditions are met. The agreement provides for the Company to borrow against factored accounts receivables at a discount of approximately 2% for each 30 day period the balances remain unpaid. Customer payments are made directly to the factoring company and there is full recourse for uncollected accounts.


Convertible Debentures
----------------------

On December 12, 2000, the Company entered into a Convertible Note Purchase Agreement with Amro International, S.A., Balmore Funds, S.A. and Celeste Trust Reg. Pursuant to this agreement, the Company sold to each of the purchasers convertible promissory notes in the aggregate principal amount of $850 bearing interest at the rate of eight percent (8%) per annum, due December 12, 2003, each convertible into shares of the Company's common stock. Interest shall be payable, at the option of the purchasers, in cash or shares of common stock. At any time after the issuance of the notes, each note is convertible into such number of shares of common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note as of the date of conversion by
(b) the lesser of (x) an amount equal to seventy percent (70%) of the average closing bid prices for the three (3) trading days prior to December 12, 2000 and
(y) an amount equal to seventy percent (70%) of the average closing bid prices for the three (3) trading days having the lowest closing bid prices during the thirty (30) trading days prior to the conversion date. The Company has recognized interest expense of $364 relating to the beneficial conversion feature of the above notes. Additionally, the Company issued a warrant to each of the purchasers to purchase 502,008 shares of the Company's common stock at an exercise price equal to $1.50 per share.

On July 26, 2001, the Company entered into a convertible note purchase agreement with certain investors whereby the Company sold to the investors a convertible debenture in the aggregate principal amount of $1,000 bearing interest at the rate of eight percent (8%) per annum, due July 26, 2004, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of
(x) $1.30 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 769,231 shares of the Company's common stock at an exercise price equal to $1.30 per share. The investor may

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


exercise the warrant through July 26, 2006. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $492 and $508, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $492, respectively.

On September 21, 2001, the Company entered into a convertible note purchase agreement with an investor whereby the Company sold to the investor a convertible promissory note in the aggregate principal amount of $300 bearing interest at the rate of eight percent (8%) per annum, due September 21, 2004, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.532 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 565,410 shares of the Company's common stock at an exercise price equal to $0.76 per share. The investor may exercise the warrant through September 21, 2006. In December 2001, $70 of this note was converted into 209,039 shares of common stock. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $106 and $194, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $106, respectively.

On November 7, 2001, the Company entered into a convertible note purchase agreement with an investor whereby the Company sold to the investor a convertible promissory note in the aggregate principal amount of $200 bearing interest at the rate of eight percent (8%) per annum, due November 7, 2004, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.532 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 413,534 shares of the Company's common stock at an exercise price equal to $0.76 per share. The investor may exercise the warrant through November 7, 2006. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $92 and $108, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $92, respectively.

On January 22, 2002, the Company entered into a convertible note purchase agreement with an investor whereby the Company sold to the investor a convertible promissory note in the aggregate principal amount of $500 bearing interest at the rate of eight percent (8%) per annum, due January 22, 2003, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.332 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 3,313,253 shares of the Company's common stock at an exercise price equal to $0.332 per share. The investor may exercise the warrant through January 22, 2009. In accordance with

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $101 and $399, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $101, respectively.

On August 5, 2002, the Company entered into a convertible note purchase agreement with an investor in the aggregate principal amount of $100 bearing interest at the rate of eight percent (8%) per annum, due August 5, 2005, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.03 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $57 and $43, respectively.

On January 31, 2003, the Company entered into a convertible note purchase agreement with an investor whereby the Company converted a previous advance from the investor into a convertible promissory note in the aggregate principal amount of $150 bearing interest at the rate of eight percent (8%) per annum, due January 31, 2005, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.0226 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $86 and $64, respectively.

On April 1, 2003, the Company entered into a convertible note purchase agreements with three investors whereby the Company converted a previous advances from the investors into a convertible promissory notes in the aggregate principal amount of $390 bearing interest at the rate of eight percent (8%) per annum, due April 1, 2005, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.0226 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $223 and $167, respectively.

On December 17, 2003, the Company entered into convertible note purchase agreements with four investor, whereby the Company sold to the investors convertible promissory notes in the aggregate principal amount of $800 bearing interest at the rate of eight percent (8%) per annum, due December 17, 2006, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.02 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 16,000 shares of the Company's common stock at an exercise price equal to $0.02 per share. The

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


investor may exercise the warrant through December 17, 2008. In accordance with EITF 00-27, the Company first determined the value of the notes and the fair value of the detachable warrants issued in connection with these convertible debentures. The proportionate value of the notes and the warrants is $586 and $214, respectively. The value of the notes was then allocated between the notes and the preferential conversion feature, which amounted to $30 and $556, respectively.

Below is a roll-forward schedule of the convertible debentures:

            Balance at June 30, 2003                                   $  1,857
            Issuance of convertible debentures during the year              800
            Converted into common stock                                  (2,026)
            Value of preferential conversion feature                       (557)
            Value of warrants issued with convertible debentures           (214)
            Amortization of value of warrants                               388
            Amortization of value of preferential conversion feature        623
                                                                       --------
            Balance at June 30, 2004                                        871
            Issuance of convertible debentures during the year                -
            Converted into common stock                                    (241)
            Conversion of interest and penalties                            171
            Amortization of value of warrants                                76
            Amortization of value of preferential conversion feature        233
                                                                       --------
            Balance at June 30, 2005                                   $  1,110
                                                                       ========

The weighted average interest rate on notes payable outstanding at June 30, 2005 and 2004, was 8.7% and 8.7%, respectively.

All the above mentioned convertible debentures are in default as the Company has not registered the shares underlying the conversions on a registration statement and certain of the notes are currently past due.

NOTE 7 - STOCKHOLDERS' DEFICIT

Amendment to the Certificate of Incorporation.
----------------------------------------------

On May 14, 2004, the Company's shareholders approved a Board proposal to amend the Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000 shares.


5% Series A Convertible, Redeemable Preferred Stock
---------------------------------------------------

Holders of the 5% convertible preferred stock ("Series A") are entitled to receive, when and as declared by the Board of Directors, but only out of amounts legally available for the payment thereof, cumulative cash dividends at the annual rate of $50.00 per share, payable semi-annually.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


The 5% convertible preferred stock is convertible, at any time, into shares of the Company's common stock, at a price of $17.50 per common share. This conversion price is subject to certain anti-dilution adjustments, in the event of certain future stock splits or dividends, mergers, consolidations or other similar events. In addition, the Company shall reserve, and keep reserved, out of its authorized but un-issued shares of common stock, sufficient shares to effect the conversion of all shares of the 5% convertible preferred stock.

In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Company, the 5% convertible preferred shareholders shall be entitled to receive $1 per share, together with accrued dividends, to the date of distribution or payment, whether or not earned or declared.

The 5% convertible preferred stock is callable, at the Company's option, at call prices ranging from $1,050 to $1,100 per share. No call on the 5% convertible preferred stock was made during fiscal 2005 and 2004. As of June 30, 2005, the accumulated dividend in arrears was approximately $453 on the Series A.


Common Stock Warrants
---------------------

In connection with certain convertible debentures issued during fiscal 2004, the Company issued to the debenture holders warrants to purchase up to 16,000,000 shares of its common stock at an exercise price of $0.02. The warrants expire on December 17, 2008. The value of these warrants was estimated at $305. The Black-Scholes option-pricing model was used to determine the value of these warrants. The following assumptions were used: average risk-free interest rate of 3.5%; expected life of 5 years; dividend yield of 0%; and expected volatility of 426%. The value was then compared to the value of the underlying convertible debenture and the proportionate value was assigned to the detachable warrants and the underlying convertible debenture.

The following is a summary of the warrant activity:

                                                              UNDERLYING
                                                                COMMON
                                             PRICE PER SHARE    SHARES
                                            ----------------  ----------

             JUNE 30, 2003                    $0.20 - $10.00   6,002,350
                  Granted                         $0.02       16,000,000
                  Exercised                         --                --
                  Canceled                    $0.20 - $10.00    (438,920)
                                                              ----------

             JUNE 30, 2004                    $0.02 - $1.50   21,563,430
                  Granted                    $0.003 - $0.005  10,000,000
                  Exercised                         --                --
                  Canceled                          --                --
                                                              ----------
             EXERCISABLE AT JUNE 30, 2005                     31,563,430
                                                              ----------

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


The weighted average remaining contractual life of warrants outstanding at June 30, 2005 is 2.97 years. The exercise prices for warrants outstanding at June 30, 2005 are as follows:

                             NUMBER OF                  EXERCISE
                              WARRANTS                    PRICE
                            ------------             --------------

                              5,000,000                     $0.003
                              5,000,000                     $0.005
                             16,000,000                     $0.021
                              5,563,430              $0.33 - $1.50
                            -----------
                             31,563,430
                            ===========


Common Stock Option Plans
-------------------------

In July 1984 ("1984 Plan"), November 1987 ("1988 Plan") and September, 1996 ("1997 Plan"), the Company adopted stock option plans, under which incentive stock options and non-qualified stock options may be granted to employees, directors, and other key persons, to purchase shares of the Company's common stock, at an exercise price equal to no less than the fair market value of such stock on the date of grant, with such options exercisable in installments at dates typically ranging from one to not more than ten years after the date of grant.

Under the terms of the 1988 and 1997 Plans, loans may be made to option holders, which permit the option holders to pay the option price, upon exercise, in installments. A total of 10,600 and 50,000 shares of common stock are authorized for issuance under the 1988 and 1997 Plans, respectively.

No shares are available for future issuance under the 1984 Plan due to the expiration of the plan during 1994. As of June 30, 1999, options to acquire 100 shares were outstanding under the 1984 Plan and options to acquire 33,500 shares remained available for grant under the 1988 and 1997 Plans.

In addition, the Board of Directors, outside the 1984, 1988 and 1997 Plans ("Outside Plan"), granted to employees, directors and other key persons of DRDF or its subsidiaries options to purchase shares of the Company's common stock, at an exercise price equal to no less than the fair market value of such stock on the date of grant. Options are exercisable in installments at dates typically ranging from one to not more than ten years after the date of grant.

In October 1995, the Board of Directors authorized the exercise price for employee options and warrants to be reduced to the current market value. Accordingly, the exercise price on an aggregate of 911 and 13,750 options under the 1988 and Outside Plans, respectively, were canceled and reissued at an exercise price of $20.00 per share.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


The 1997 Employee Stock Purchase Plan ("Purchase Plan") was approved by the Company's shareholders in September 1996. The Purchase Plan permits employees to purchase the Company's common stock at a 15% discounted price. The Purchase Plan is designed to encourage and assist a broad spectrum of employees of the Company to acquire an equity interest in the Company through the purchase of its common stock. It is also intended to provide participating employees the tax benefits under Section 421 of the Code. The Purchase Plan covers an aggregate of 25,000 shares of the Company's common stock.

All employees, including executive officers and directors who are employees, customarily employed more than 20 hours per week and more than five months per year by the Company are eligible to participate in the Purchase Plan on the first enrollment date following employment. However, employees who hold, directly or through options, five percent or more of the stock of the Company are not eligible to participate.

Participants may elect to participate in the Purchase Plan by contributing up to a maximum of 15 percent of their compensation, or such lesser percentage as the Board may establish from time to time. Enrollment dates are the first trading day of January, April, July and October or such other dates as may be established by the Board from time to time. On the last trading day of each December, March, June and September, or such other dates as may be established by the Board from time to time, the Company will apply the funds then in each participant's account to the purchase of shares. The cost of each share purchased is 85 percent of the lower of the fair market value of common stock on
(i) the enrollment date or (ii) the purchase date. The length of the enrollment period may not exceed a maximum of 24 months. No participant's right to acquire shares may accrue at a rate exceeding $25 of fair market value of common stock (determined as of the first trading day in an enrollment period) in any calendar year. No shares have been issued under the Purchase Plan.


2001 Stock Option and Stock Purchase Plans.
-------------------------------------------

The Company's shareholders approved the 2001 Stock Option Plan, pursuant to which 5,000,000 shares of common stock are reserved for issuance to eligible employees and directors of, and consultants to, the Company or any of its subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 2001 Stock Option Plan. Options granted under the 2001 Stock Option Plan may either be incentive or nonqualified stock options.

The Company's shareholders approved the 2001 Stock Purchase Plan, as amended, which enables eligible employees to purchase in the aggregate up to 2,500,000 shares of common stock.


Stock Option Activity
---------------------

The following is a summary of the stock option activity:

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


                                                       STOCK OPTION PLANS
                                                   PRICE PER      UNDERLYING
                                                     SHARE       COMMON SHARES
                                                 --------------   -----------

         JUNE 30, 2003                           $0.01 - $28.20    34,158,100
                  Granted                        $0.01 - $0.025    34,500,000
                  Exercised                      $0.01 - $0.025   (29,500,000)
                  Canceled                           $28.20            (8,100)
                                                                  -----------

         JUNE 30, 2004                           $0.01 - $0.025    39,150,000
                  Granted                               -                   -
                  Exercised                             -                   -
                  Canceled                              -                   -
                                                                  -----------
         EXERCISABLE AT JUNE 30, 2005            $0.01 - $0.025    39,150,000
                                                                  -----------

The weighted average remaining contractual life of options outstanding issued under the Stock Option Plans is 0.98 years at June 30, 2005. The exercise prices for options outstanding at June 30, 2005 are as follows:

                                NUMBER OF              EXERCISE
                                 OPTIONS                PRICE
                                ----------             --------

                                 6,000,000              $0.010
                                 7,650,000              $0.015
                                25,500,000              $0.025
                                ----------
                                39,150,000
                                ==========


For options granted during the year ended June 30, 2004 where the exercise price was equal to the stock price at the date of the grant, the weighted-average fair value of such options was $0.025 and the weighted-average exercise price of such options was $0.025. In connection with the issuance of these options, the Company recognized an expense of $0 related since the exercise price was equal to the value of the Company's stock at the date of issuance. During the year ended June 30, 2004, the Company repriced certain options that were previously issued and recorded a charge to earnings in the amount of $141.


Common stock issued for services and compensation
-------------------------------------------------

The table below shows all the issuances of common stock for services during the year ended June 30, 2005 and 2004. The value of the services was derived by multiplying the market value of the Company's common stock at the date a transaction for services was entered into by the number of shares issued.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


                                   FISCAL 2005

                 ISSUE                                        SHARES
                  DATE            DESCRIPTION                 ISSUED      AMOUNT

                 7/26/04  Strategic planning/marketing         450,000   $     2
                 9/28/04  Strategic planning/marketing       1,500,000         8
                10/19/04  Strategic planning/marketing       1,673,110         8
                10/25/05  Strategic planning/marketing       5,000,000        25
                 6/13/05  Professional services              6,000,000        30
                                                           -----------   -------
                                                            14,623,110   $    73
                                                           ===========   =======


                                   FISCAL 2004

                 ISSUE                                        SHARES
                  DATE            DESCRIPTION                 ISSUED      AMOUNT

                1/7/2004  Strategic planning/marketing          75,000   $     1

                6/1/2004  Strategic planning/marketing         300,000         2

               7/31/2003  Strategic planning/marketing         100,000         2

               9/17/2003  Strategic planning/marketing         120,000         2

              12/29/2003  Strategic planning/marketing         250,000         3

              12/10/2003  Professional services                175,000         3

                1/7/2004  Strategic planning/marketing         150,000         3

              12/31/2003  Strategic planning/marketing         500,000         5

              12/10/2003  Professional services              1,075,000        16

                8/1/2003  Strategic planning/marketing       5,000,000       125
                                                           -----------   -------

                                                             7,745,000   $   162
                                                           ===========   =======


NOTE 8 - SEGMENT AND GEOGRAPHIC INFORMATION


During fiscal 2005 and 2004, the Company managed and internally reported the Company's business as four (4) reportable segments as follows:

(1) professional employer organization
(2) temporary staffing
(3) imaging products;
(4) imaging software;

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


Segment information for the fiscal year ended June 30, 2005 and 2004, was as follows:

                                                 PEO       TEMPORARY    IMAGING   IMAGING
                                               BUSINESS    STAFFING    PRODUCTS   SOFTWARE     TOTAL
SELECTED STATEMENT OF OPERATIONS ACTIVITY:

Fiscal year ended June 30, 2005
  Revenues                                       1,930       17,029        447         70      19,476
  Cost of revenues                               1,424       15,010         93          3      16,530
Gross profit                                       506        2,019        354         67       2,946
Impairment of patent                                --           --      1,348         --       1,348

Fiscal year ended June 30, 2004
  Revenues                                     $ 2,607     $ 10,119      $ 764        $36    $ 13,526
  Cost of revenues                                 894        9,209        196          3      10,302

Gross profit                                     1,713          910        568         33       3,224


During 2004, all revenue derived from temporary staffing was from one client and during 2005 96% of revenue derived from temporary staffing was from two clients. At June 30, 2005, 36% of the accounts receivable balance is due from these two clients.

All sales were made in the United States of America


NOTE 9 - INCOME TAXES

The Company's provision for income taxes is accounted for in accordance with SFAS 109. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under the SFAS 109 asset and liability method, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is then provided for deferred tax assets that are more likely than not to not be realized.

The provision (benefit) for income taxes is as follows for the years ended June 30:

                                                      2005        2004
                                                     ------      -------

                         Current - State             $    -      $     -
                         Deferred benefit                 -            -
                                                     ------      -------
                                                     $    -      $     -
                                                     ======      =======

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


The components of deferred income taxes are as follows at June 30:

                                                         2005            2004
                                                      ----------     ----------
           Deferred tax assets
                 Net operating loss carryforwards     $   38,927     $   37,600
                 Other                                       524            500
                                                      ----------     ----------
                                                          39,451         38,100
           Valuation allowance                           (39,451)       (38,100)
                                                      ----------     ----------
                                                      $       --     $       --
                                                      ==========     ==========

The Company's federal and state net operating loss carryforwards expire in various years through 2017. The Company has made numerous equity issuances that could result in limitations on the annual utilization of the Company's net operating loss carryforwards. The Company has not performed an analysis to determine the effect of such changes.

The provision for income taxes results in an effective rate that differs from the federal statutory rate. Reconciliation between the actual tax provision and taxes computed at the statutory rate is as follows for the year ended June 30, 2005:
                                                          Tax         Percentage

             Federal Tax                               $ (1,434)         34.0%
             State tax                                     (253)          6.0%
             Penalties                                       306         (7.3)
             Other                                            59        (1.4%)
             Net operating loss                            1,322       (31.3%)
                                                      ----------     ---------
                                                       $      --            0%
                                                      ==========     =========

Reconciliation between the actual tax provision and taxes computed at the statutory rate is as follows for the year ended June 30, 2004:

                                                          Tax         Percentage

             Federal Tax                               $      35          34.0%
             State tax                                         6           6.0%
             Penalties                                       304         292.6%
             Reserves                                          5           4.9%
             Discontinued operations                        (551)       (530.3%)
             Repriced options                                 48          46.1%
             Net operating loss                              153         146.7%
                                                       ---------     ----------
                                                       $      --            0%
                                                      ==========     ==========

At June 30, 2005, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $94,000,000 and $73,000,000, respectively. Federal NOLs could, if unused, expire in varying amounts in the years 2010 through 2020.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


NOTE 10 - COMMITMENTS AND CONTINGENCIES

Lease Commitment
----------------

The Company leases its operating facilities under lease agreements that expire through August 2010. In addition, the Company leases other facilities and equipment under operating and capital short-term leases.

Total rental expense was approximately $299 and $242 for the years ended June 30, 2005 and 2004, respectively.

Future minimum lease payments under non-cancelable capital and operating leases with initial or remaining terms of one year or more are as follows:

                                                         Capital      Operating
                                                         Leases        Leases
                                                        ---------     ---------
          YEAR ENDING JUNE 30,
          2006                                          $     15      $     275
          2007                                                15            275
          2008                                                15            275
          2009                                                15            230
          2010                                                 3            207
                                                        ---------     ---------
          Net Minimum Lease Payments                    $     63      $   1,262
                                                                      =========
          Less:  Amounts Representing Interest               (11)
                                                        --------
          Present Value of Net Minimum Lease Payments         52
          Less:  Current Portion                             (10)
                                                        --------
          Long-Term Portion                             $     42
                                                        ========


Legal Matters
-------------

The Company and its SourceOne Group ("SOG") subsidiary have been sued by the Arena Football 2 Operating Company, LLC ("Arena") in Wayne County Circuit Court, Michigan. The claims made by Arena against the Company and SOG are that SOG failed to perform under an agreement to procure and furnish workers' compensation insurance and that Arena incurred alleged damages in an amount no less than $709 as a result. Management has vigorously contested the claims made by Arena. In addition, the Company has filed claims against Arena and Arena's agent, Thilman and Filippini, based on, among other things, the representations made to SOG that let it to enter into the agreement with Arena. The case remains in the discovery phase.

The Company and SOG have been sued by Liberty Mutual Insurance Company ("Liberty") in the United States District Court for the Northern District of Illinois. The nature of the specific claims made by Liberty against the Company and SOG are that the Company and SOG were and are obligated to make additional premium payments to Liberty for workers' compensation insurance, which is related to the Arena litigation described above. The initial claim by Liberty was estimated by Liberty to be $829 and is now claimed to exceed $1,000. Management has vigorously contested the claims made by Liberty. The case remains in the discovery phase.

On February 10, 2005, Berryman & Henigar Enterprises ("Plaintiff"), filed a complaint in the Superior Court of California, County of San Diego, Case No. GIC842610, against Warning Model Management, Inc. for breach of a promissory note issued pursuant to terms and conditions of a certain stock purchase and sale agreement dated September 9, 2004. The Company and its subsidiary, Employment Systems, Inc. ("ESI"), each allegedly guaranteed payments on the underlying promissory note. Plaintiff seeks principal damages of $750 in that regard. Warning Model Management, Inc. has taken the position that Plaintiff failed to disclose certain material information in the underlying transaction which thereby negates the promissory note. As such, the guarantees allegedly provided by the Company and ESI could thereby be invalided. Discovery has commenced but is not complete at this time. Trial has not been set. Management has fully cooperated in our investigation of the facts and we intend to defend against the claims asserted. This Company has reached a verbal settlement with the plaintiff., pending the completion of the signed agreement.

On March 17, 2005, Greenland Corporation ("Plaintiff"), filed an amended complaint in the Superior Court of California, County of San Diego, Case No. GIC842605, against the Company and multiple other individuals and entities resulting from a transaction as evidenced by the "Agreement to Acquire Shares" dated August 9, 2002, whereby the Company obtained a controlling equity interest in Plaintiff. Plaintiff contends that the Company engaged in various forms of wrongdoing including breach of fiduciary duty, conversion, conspiracy and aiding and abetting. Discovery has commenced but is not complete at this time. Trial has not been set. Management has fully cooperated in our investigation of the facts and we intend to continue with vigorous defense against the claims asserted.

On August 29, 2005, United Bank & Trust filed suit against the Company and other parties. The allegations of the lawsuit are that the Company guaranteed certain debt owed by InfoServices, Inc. and is liable in the amount of $678. The case is in its early stages and discovery has not yet commenced. However, the Company intends to vigorously defend itself against the claims asserted.

Throughout fiscal 2004 and 2005, and through the date of this filing, trade creditors have made claims and/or filed actions alleging the failure of the Company to pay its obligations to them in a total amount exceeding $3,000. These actions are in various stages of litigation, with many resulting in judgments being entered against the Company. Several of those who have obtained judgments have filed judgment liens on the Company's assets. These claims range in value from less than $1,000 to just over $1,000,000, with the great majority being less than $20,000.

On September 7, 2005, the arbitrator from the American Arbitration Association awarded to Accord Human Resources a judgment against Greenland Corporation and the Company as the guarantor, an amount equaling $168. Legal counsel has estimated that the claim could amount to as much as $214. The Company has reserved $200 for the claim.

The Company is currently in dispute with one of its investors regarding the pay down of a convertible note payable with shares of the Company's common stock issued during the year ended June 30, 2005. The Company has currently reserved $263 regarding this dispute and is hopeful that the matter can be resolved amicably.

From time to time, the Company is involved in litigation relating to claims arising out of their operations in the normal course of business.

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004
                    (in thousands, except share information)


NOTE 11 - GAIN ON SETTLEMENT OF DEBT

During the years ended June 30, 2005 and 2004, the Company recognized a gain on settlement of debt of $829 and $1,145, respectively. This gain resulted primarily from the write off of stale accounts payable. The Company, based upon an opinion provided by independent legal counsel, has been released as the obligator of these liabilities. Accordingly, management has elected to adjust its accounts payable and to classify such adjustments as settlement of debt.


NOTE 12 - GAIN RESULTING FROM RECONCILIATION OF PAYROLL TAX LIABILITIES TO TAXING AUTHORITIES

During the year ended June 30, 2005, the Company recorded an adjustment to earnings of $583, resulting from a reconciliation with the Internal Revenue Service and certain State taxing authorities of the amounts due for delinquent payment of payroll tax liabilities. The Company continually updates its estimate of the amount due related to delinquent payroll taxes and penalties as it receives correspondence or settlement agreements with the Internal Revenue Service and State taxing authorities.

The Company is delinquent in filing its payroll tax returns and owes $8,683 in delinquent payroll tax payments, interest and penalties.

NOTE 13 - SUBSEQUENT EVENTS

On July 18, 2005, the Company entered into an agreement with World Wide Personnel Services of California, Inc. whereby the Company purchased 51% issued and outstanding stock of World Wide for $1,000 in cash plus warrants to purchase 1,000,000 shares of the Company's common stock.

On September 21, 2005, the Company entered into an agreement with PointMark Staffing, Inc. whereby the Company purchased all of the issued and outstanding stock of PointMark for $2,500 in cash.

On July 12, 2005, 17,659,540 shares of the Company's common stock were issued to Bristol Investment Fund, Ltd. at $0.001267 per share for conversion of a convertible debenture valued at $22.

Subsequent to June 30, 2005, the Company entered into three new operating lease agreements for office space in California, Michigan and Toronto, Canada. The terms of the leases are from 41 to 60 months and the minimum lease payment due under these new operating lease agreements are included in Note 10.

     Consolidated Financial Statements
     Consolidated Balance Sheet  as of  September 30, 2005 (unaudited)                    F-38
     Consolidated Statements of Operations and Other Comprehensive Loss for the           F-39
         three months ended September 30, 2005 and 2004 (unaudited) Consolidated
      Statement of Stockholders' deficit for the three months ended
          September 30, 2005 (unaudited)                                                  F-40
     Consolidated Statements of Cash Flows for the three months ended                     F-41
         September 30, 2005 and 2004 (unaudited)
     Notes to Consolidated Financial Statements (unaudited)                               F-43



PART I. - FINANCIAL INFORMATION

ITEM 1.   CONSOLIDATED FINANCIAL STATEMENTS


                          DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                                    CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS, EXCEPT SHARE DATA)
                                            (UNAUDITED)


                                                                                   SEPTEMBER 30,
                                                                                       2005
                                                                                  ---------------
                                                                                    (unaudited)
    ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                                     $           447
    Accounts receivable, net of allowance of $51                                            2,114
    Prepaid worker's compensation premiums                                                    791
    Other current assets                                                                    1,807

                                                                                  ---------------
TOTAL CURRENT ASSETS                                                                        5,159
                                                                                  ---------------

CUSTOMER LIST, net of accumulated amortization of $12                                          60
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $2,093                             244
WORKER'S COMPENSATION DEPOSIT                                                               2,598
OTHER LONG-TERM ASSETS                                                                         20

                                                                                  ---------------
TOTAL ASSETS                                                                      $         8,081
                                                                                  ===============


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Cash overdraft                                                                $           514
    Borrowings under bank notes payable                                                     3,220
    Lines of credit                                                                           936
    Notes payable, current portion (including related party note of $1,727)                 4,075
    Convertible debentures, net of discount of $0                                             920
    Accounts payable                                                                        1,680
    Obligations under capital lease                                                            10
    PEO payroll taxes and other payroll deductions                                          9,644
    Other accrued expenses                                                                 11,123

                                                                                  ---------------
TOTAL CURRENT LIABILITIES                                                                  32,122
                                                                                  ---------------

CONVERTIBLE DEBENTURES, net of current portion and net of discounts of $141                   220
NOTES PAYABLE, net of current portion (including related party note of $384)                  619
CAPITAL LEASE, net of current portion                                                          41

                                                                                  ---------------
TOTAL LIABILITIES                                                                          33,002
                                                                                  ---------------

MINORITY INTEREST                                                                              --

COMMITMENTS AND CONTINGENCIES                                                                  --

STOCKHOLDERS' DEFICIT
    Series A convertible, redeemable preferred stock, $1,000 par value, 7,500 shares authorized 420.5 shares issued and outstanding 420
    Common stock; $0.005 par value; 1,000,000,000 shares
      authorized; 757,908,407 shares issued and outstanding                                 3,789
    Common stock warrants                                                                     475
    Additional paid-in capital                                                             82,553
    Accumulated other comprehensive loss                                                       (3)
    Accumulated deficit                                                                  (112,155)

                                                                                  ---------------
TOTAL STOCKHOLDERS' DEFICIT                                                               (24,921)
                                                                                  ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                       $         8,081
                                                                                  ===============


      The accompanying notes are an integral part of these consolidated financial statements


                                                 F-38

                          DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
                          THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                 (IN THOUSANDS, EXCEPT SHARE DATA)
                                            (UNAUDITED)


                                                                     THREE MONTHS ENDED
                                                            ------------------------------------
                                                             SEPTEMBER 30,        SEPTEMBER 30,
                                                                2005                  2004
                                                            ---------------      ---------------
                                                              (unaudited)          (unaudited)

REVENUES
    Temporary staffing services                             $        11,554      $         3,905
    PEO Services                                                        295                  372
    Sales of products                                                   188                  125
    Software sales, licenses and royalties                                3                   26
                                                            ---------------      ---------------
TOTAL REVENUES                                                       12,040                4,428
                                                            ---------------      ---------------

COST OF REVENUES
    Cost of temporary staffing                                       10,826                3,548
    Cost of PEO services                                                354                  280
    Cost of products sold                                                11                   23
    Cost of software sales, licenses and royalties                       --                    3
                                                            ---------------      ---------------
TOTAL COST OF REVENUES                                               11,191                3,854
                                                            ---------------      ---------------

GROSS PROFIT                                                            849                  574
                                                            ---------------      ---------------

OPERATING EXPENSES
    Selling, general and administrative                               1,782                1,009
    Impairment of patent                                                 --                   --
                                                            ---------------      ---------------
TOTAL OPERATING EXPENSES                                              1,782                1,009
                                                            ---------------      ---------------

LOSS FROM OPERATIONS                                                   (933)                (435)

OTHER INCOME (EXPENSES):
    Interest expense                                                   (424)                (483)
    Gain on extinguishment of debt                                    1,341                   --
    Penalties and interest                                             (273)                  --
    Other, net                                                           29                   --

                                                            ---------------      ---------------
TOTAL OTHER INCOME (EXPENSE)                                            673                 (483)
                                                            ---------------      ---------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                 (260)                (918)

PROVISION FOR INCOME TAXES                                               --                   --

                                                            ---------------      ---------------
LOSS BEFORE MINORITY INTEREST                                          (260)                (918)

MINORITY INTEREST IN SUBSIDIARY (INCOME) LOSS                            --                   --

                                                            ---------------      ---------------
NET LOSS                                                    $          (260)     $          (918)
                                                            ===============      ===============

OTHER COMPREHENSIVE LOSS

    Foreign currency translation                                         (3)                  --

                                                            ---------------      ---------------
COMPREHENSIVE LOSS                                          $          (263)     $          (918)
                                                            ===============      ===============

PREFERRED STOCK DIVIDENDS                                                (5)                  (5)

NET LOSS ATTRIBUTED TO COMMON
                                                            ---------------      ---------------
    STOCKHOLDERS                                            $          (265)     $          (923)
                                                            ===============      ===============

NET INCOME (LOSS) PER SHARE - BASIC                         $         (0.00)     $         (0.00)
                                                            ===============      ===============

WEIGHTED AVERAGE COMMON EQUIVALENT
    SHARES OUSTANDING - BASIC                                       751,366              585,977
                                                            ===============      ===============


     The accompanying notes are an integral part of these consolidated financial statements


                                                F-39

                                           DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                               THREE MONTHS ENDED SEPTEMBER 30, 2005
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
                                                            (UNAUDITED)


                                                                                                  ACCUMU-
                                                                                                   LATED
                                                                                                   OTHER
                                                                            COMMON    ADDITIONAL  COMPRE-    ACCUMU-
                       SERIES A PREFERRED STOCK          COMMON STOCK        STOCK     PAID-IN    HENSIVE     LATED
                         SHARES        AMOUNT         SHARES       AMOUNT   WARRANTS   CAPITAL     LOSS       DEFICIT      TOTAL
                       -----------    ---------    ------------    ------   --------   -------   --------    ---------    --------
BALANCE,
  JUNE 30, 2005              4,205    $     420     735,248,867    $3,676   $    475   $82,629   $--         $(111,895)   $(24,695)

Issuance of
  common stock for:
    Services                                          5,000,000        25                  (10)                                 15
    Conversion of
      liabilities                                    17,659,540        88                  (66)                                 22
Foreign currency
  translation
  adjustment                                                                                           (3)                      (3)

Net loss                                                                                                          (260)       (260)
                       -----------    ---------    ------------    ------   --------   -------   --------    ---------    --------
BALANCE,
  SEPTEMBER 30, 2005         4,205    $     420     757,908,407     3,789   $    475   $82,553   $     (3)   $(112,155)   $(24,921)
                       ===========    =========    ============    ======   ========   =======   ========    =========    ========

                       The accompanying notes are an integral part of these consolidated financial statements


                                                                 F-40


                           DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                           THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (IN THOUSANDS, EXCEPT SHARE DATA)
                                             (UNAUDITED)


                                                                          THREE MONTHS ENDED
                                                                   --------------------------------
                                                                   SEPTEMBER 30,      SEPTEMBER 30,
                                                                       2005               2004
                                                                   -------------      -------------
                                                                    (unaudited)        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                        $        (260)     $        (918)
   Adjustment to reconcile net loss to net cash
     provided by (used in) operating activities
       Depreciation and amortization                                          28                 39
       Stock issued for services                                              15                 10
       Amortization of debt discounts                                         30                223
   Changes in operating assets and liabilities:
   (Increase) decrease in:
     Accounts receivable                                                    (700)              (144)
     Prepaid worker's compensation premiums                                  339                 --
     Other current assets                                                   (767)              (201)
     Worker's compensation deposit                                            27                 --
     Other assets                                                             (9)               (21)
   Increase (decrease) in:
     Accounts payable and accrued expenses                                 1,419               (295)
     PEO liabilities                                                         869                871
                                                                   -------------      -------------
Net cash provided by (used in) operating activities                          991               (436)
                                                                   -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                         (8)                --

                                                                   -------------      -------------
Net cash used in investing activities                                         (8)                --
                                                                   -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Change in cash overdraft, net                                             347                 --
   Line of credit, net                                                       167                 --
   Proceeds from notes payable                                               221                275
   Repayments of notes payable                                            (1,438)                (9)
   Repayments of capital lease obligations                                    (1)                (2)
                                                                   -------------      -------------
Net cash provided by (used in) financing activities                         (704)               264
                                                                   -------------      -------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                       (3)                --
                                                                   -------------      -------------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                          276               (172)

CASH AND CASH EQUIVALENTS, Beginning of period                               171                228
                                                                   -------------      -------------

CASH AND CASH EQUIVALENTS, End of period                           $         447      $ 560,000,000
                                                                   =============      =============


       The accompanying notes are an integral part of these consolidated financial statements


                                                 F-41


                           DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                           THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (IN THOUSANDS, EXCEPT SHARE DATA)
                                             (UNAUDITED)


                                                                          THREE MONTHS ENDED
                                                                   --------------------------------
                                                                   SEPTEMBER 30,      SEPTEMBER 30,
                                                                       2005               2004
                                                                   -------------      -------------
                                                                    (unaudited)        (unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid                                                   $          --      $          --
                                                                   =============      =============
   Income taxes paid                                               $          --      $          --
                                                                   =============      =============


SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Conversion of convertible debentures into common stock          $          --      $         175
                                                                   =============      =============
   Conversion of accounts payable and accrued liabilities into
     common stock                                                  $          21      $          21
                                                                   =============      =============


       The accompanying notes are an integral part of these consolidated financial statements


                                                 F-42

                 DALRADA FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Dalrada Financial Corporation and Subsidiaries (the "Company" or "DRDF") have been prepared pursuant to the rules of the Securities and Exchange Commission (the "SEC") for quarterly reports on Form 10-QSB and do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America. These consolidated financial statements and notes herein are unaudited, but in the opinion of management, include all the adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position, results of operations, and cash flows for the periods presented. These consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended June 30, 2005 included in the Company's annual report on Form 10-KSB filed with the SEC. Interim operating results are not necessarily indicative of operating results for any future interim period or for the full year. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All inter-company transactions have been eliminated.

MINORITY INTEREST
-----------------

On April 1, 2005, the Company contributed its wholly-owned subsidiary, Solvis, to QPI. At that date, Solvis had a stockholders' equity of $393. As a result of the Company contributing Solvis to an 85% owned subsidiary, the Company recognized minority interest on its consolidated balance sheet in the amount of $59. During the year ended June 30, 2005, QPI incurred a net loss of which 15% is attributed to the minority interest. In the consolidated statement of operations for the year ended June 30, 2005, the Company has only recognized the minority interests' share of the net loss to the extent of the minority interest recorded on the consolidated balance sheet. During the three months ended September 30,2005, QPI incurred a net loss of which 15% is attributed to minority interest that has not been recognized in the accompanying statement of operations. Recognizing the minority interests' entire share of the net loss would have resulted in the recording of a minority interest receivable.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

NOTE 2.  GOING CONCERN CONSIDERATIONS

The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern. For the three months ended September 30, 2005, the Company had a net loss of $260. As of September 30, 2005, the Company had a negative working capital deficiency of $26,963 and had a stockholders' deficit of $24,921. In addition, the Company is in default on certain note payable obligations, delinquent on payroll tax obligations and is being sued by numerous trade creditors for nonpayment of amounts due. The Company is also delinquent in its payments relating to payroll tax liabilities. These conditions raise substantial doubt about its ability to continue as a going concern. Management believes that it can continue to raise debt and equity financing to support its operations.

The Company must obtain additional funds to provide adequate working capital and finance operations. However, there can be no assurance that the Company will be able to complete any additional debt or equity financings on favorable terms or at all, or that any such financings, if completed, will be adequate to meet the Company's capital requirements. Any additional equity or convertible debt financings could result in substantial dilution to the Company's stockholders. If adequate funds are not available, the Company may be required to delay, reduce or eliminate some or all of its planned activities. The Company's inability to fund its capital requirements would have a material adverse effect on the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3.  STOCK BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

The pro forma information regarding the effect on operations that is required by SFAS 123 has not been presented since there is no pro forma expense to be shown for the three months ended September 30, 2005 and 2004.

NOTE 4.  EARNINGS (LOSS) PER COMMON SHARE

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common stockholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect. The following potential common shares have been excluded from the computation of diluted net loss per share for the three months ended September 30, 2005: warrants - 31,563,435 and stock options - 39,150,000. All options and warrants are anti-dilutive at September 30, 2005 as the exercise price is greater than the Company stock price at September 30, 2005.

Below is a computation of earnings (loss) per share for the three months ended September 30, 2005 and 2004. Basic and diluted loss per share are the same for the three months ended September 30,2005 and 2004:

                                                                THREE MONTHS ENDED SEPTEMBER 30,
                                           ---------------------------------------------------------------------------
                                                           2005                                    2004
                                           --------------------------------------    ---------------------------------
                                            INCOME/                       PER        INCOME/                   PER
                                            (LOSS)        SHARES         SHARE       (LOSS)      SHARES       SHARE
BASIC LOSS PER SHARE

Net loss                                   $     (260)                               $   (918)

Preferred stock dividends                          (5)                                     (5)
                                           ----------                                --------
Net income (loss) attributed to common
  stockholders                             $     (265)                               $   (923)
                                           ==========                                ========

Weighed shares outstanding                              751,366                                  585,977

                                                                       ----------                            ---------
                                                                        $   (0.00)                           $   (0.00)
                                                                       ==========                            =========


                                                    F-44

DILUTED EARNINGS (LOSS) PER SHARE - N/A

NOTE 5.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, entitled INVENTORY COSTS -- AN AMENDMENT OF ARB NO. 43, CHAPTER 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, entitled INVENTORY PRICING [June 1953], to clarify the accounting for "abnormal amounts" of idle facility expense, freight, handling costs, and wasted material [spoilage]. Before revision by SFAS No. 151, the guidance that existed in ARB No. 43 stipulated that these type items may be "so abnormal" that the appropriate accounting treatment would be to expense these costs as incurred [i.e., these costs would be current-period charges]. SFAS No. 151 requires that these type items be recognized as current-period charges WITHOUT REGARD to whether the "so abnormal" criterion has been met. Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The adoption of SFAS 151 did not impact the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 152, entitled ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS -- AN AMENDMENT OF FASB STATEMENTS NO. 66 AND
67. SFAS No. 152 amends SFAS No. 66 to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2. SFAS No. 152 also amends SFAS No. 67 to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance of SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. The adoption of SFAS 152 did not impact the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, entitled EXCHANGES OF NONMONETARY ASSETS -- AN AMENDMENT OF APB OPINION NO.29. SFAS No. 153 amends Opinion 29 to eliminate the exception for nonmonetary exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS 153 did not impact the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (Revised), entitled SHARE-BASED PAYMENT. This revised Statement eliminates the alternative to use APB Opinion No. 25's intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued. Under Opinion 25, issuing stock options to employees generally resulted in recognition of no compensation cost. This Statement requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. For public companies that file as a small business issuer, this Statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of SFAS 123 (Revised) will impact the consolidated financial statements as the Company if the Company grants any equity instruments to employees in the future.

In May 2005, the FASB issued SFAS No. 154, entitled ACCOUNTING CHANGES AND ERROR CORRECTIONS--A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines RETROSPECTIVE APPLICATION as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines RESTATEMENT as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the consolidated financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

NOTE 6.  FACTORING LINES OF CREDIT

The Company's temporary staffing division entered into a factoring agreement that expires in January 2007 and in renewable for successive periods of 12 months assuming certain conditions are met. The agreement provides for the Company to borrow against factored accounts receivables at a discount of approximately 2% for each 30 day period the balances remain unpaid. Customer payments are made directly to the factoring company and there is full recourse for uncollected accounts.

NOTE 7.  CONVERTIBLE NOTES PAYABLE

Listed below is a roll-forward schedule of the convertible debentures:

        (In Thousands)

        Balance at June 30, 2005                                       $   1,110

        Issuance of convertible debentures during the three months ended September 30, 2005
                                                                               -
        Increase in debt discount and beneficial conversion feature            -
        Converted into common stock
                                                                               -
        Amortization of value of warrants and preferential
          conversion feature
                                                                              30
                                                                       ---------
        Balance at September 30, 2005                                  $   1,140
                                                                       =========

NOTE 8.  NOTES PAYABLE

On August 9, 2005, the Company issued two secured promissory notes to two investors totaling $221. The notes are due on October 9, 2005 and accrue interest at a rate of 12% per annum. These two notes have not been repaid and are currently in default.

The following summarizes notes payable at September 30, 2005:

         Payable to investor, 8%                                  $      150
         Payable in connection with QPI acquisition                      146
         Payable to two investors, 40%                                   190
         Payable to investor, 8%                                          37
         Payable to two investors, 12%                                   221
         Payable to related party                                        384
         Payable in connection with Heritage acquisition                  45
         Payable to bank related to financing of worker's
           compensation deposit                                          255
         Payable to finance company related to financing
            of worker's compensation premium and deposit               1,760
         Payable to equipment finance companies                            6
         Payable to a former director, 16%                             1,500
                                                                  ----------
                                                                       4,694
         Less current portion                                         (4,075)
                                                                  ----------
         Long-term portion                                        $      619
                                                                  ==========

NOTE 9. STOCKHOLDERS' DEFICIENCY

Stock Issuances
---------------

During the three months ended September 30, 2005, DRDF issued the following:

         o        17,659,540 shares of its common stock for penalties of $22;
                  and

         o 5,000,000 shares of its common stock for consulting services valued at $15.


NOTE 10.  SEGMENT INFORMATION

The Company managed and internally reported the Company's business has four reportable segments, principally, (1) products and accessories, (2) software,
(3) temporary staffing, and (4) PEO services.

Segment information for the three months ended September 30, 2005 is as follows:

(IN THOUSANDS)
                                                               TEMPORARY       PEO
                                    PRODUCTS      SOFTWARE     STAFFING      SERVICES    TOTAL
                                    --------      --------     --------      --------    -----
Three months ended September
----------------------------
30, 2005
--------
    Revenues                        $   188        $   3       $  11,554      $  295     $12,040
    Operating income (loss)            (855)           (9)            21        (90)        (933)

Three months ended September
----------------------------
30, 2004
--------
    Revenues                        $   125       $   26       $   3,905       $ 372     $ 4,428
    Operating income (loss)            (327)         (64)             48         (92)       (435)


NOTE 11.  RELATED PARTY TRANSACTIONS

Warning Management Services, Inc.
---------------------------------

The Company's CEO and Chairman, Mr. Brian Bonar, is also the CEO and Chairman of Warning Management Services, Inc. In addition, the Company's CFO, Mr. Randall A. Jones, is also the CFO of Warning Management Services, Inc. Warning a public company, located in Southern California. Warning's operations consist of a modeling agency and providing temporary staffing services to government agencies and private companies.

GUARANTEE OF INDEBTEDNESS OF WARNING
------------------------------------
As of September 8, 2004, Warning Management Services, Inc. ("Warning") purchased all of the issued and outstanding shares of Employment Systems, Inc. ("ESI") for $1,500. The purchase was $750 cash paid at the closing and a $750 note payable. In connection with this transaction, the Company agreed to be a guarantor of the $750 note payable. As inducement to enter into this guarantee, the Company was given a non-cancelable 2-year payroll processing contract with ESI. Management has evaluated this contingent liability and has determined that no loss is anticipated as a result of this guarantee.

WARNING HAS A MONTH-TO-MONTH LEASE WITH THE COMPANY
---------------------------------------------------

Warning leases offices for its ESI subsidiary, on a month-to-month basis from the Company that started in October 2004. Monthly rental expense will be approximately $3 per month.

PEO SERVICES AGREEMENT WITH WARNING PROVIDES FOR A FEE AT PREVAILING MARKET RATE
--------------------------------------------------------------------------------

In April 2004, the Company entered into an Agreement to provide PEO services for Warning. The Company receives from Warning a monthly administrative fee. During the three months ended September 30, 2005, the Company has invoiced Warning $137 for management services and $4 for reimbursement of costs. As of June 30, 2005, the Company has a net amount receivable from Warning in the amount of $310.

Kaire Holdings, Inc.
--------------------

The Company's Source One subsidiary processes the payroll for Effective Health, Inc. which is a wholly-owned subsidiary of Kaire Holdings, Inc. The Company's CFO, Mr. Randall A. Jones, is also the CFO of Kaire Holding, Inc.


NOTE 12.  OTHER ACCRUED EXPENSES

Other accrued expenses at September 30, 2005 consisted of the following as of:


          Accrued interest and penalties                   $           4,087
          Accrued judgments                                            2,020
          Other taxes                                                    160
          Accrued salaries and related liabilities                     2,529
          Loss reserves                                                  922
          Other                                                        1,405
                                                           -----------------
                                                           $          11,123
                                                           =================


NOTE 13.  LITIGATION

The Company and its SourceOne Group ("SOG") subsidiary have been sued by the Arena Football 2 Operating Company, LLC ("Arena") in Wayne County Circuit Court, Michigan. The claims made by Arena against the Company and SOG are that SOG failed to perform under an agreement to procure and furnish workers' compensation insurance and that Arena incurred alleged damages in an amount no less than $709 as a result. Management has vigorously contested the claims made by Arena. In addition, the Company has filed claims against Arena and Arena's agent, Thilman and Filippini, based on, among other things, the representations made to SOG that let it to enter into the agreement with Arena. The case remains in the discovery phase.

The Company and SOG have been sued by Liberty Mutual Insurance Company ("Liberty") in the United States District Court for the Northern District of Illinois. The nature of the specific claims made by Liberty against the Company and SOG are that the Company and SOG were and are obligated to make additional premium payments to Liberty for workers' compensation insurance, which is related to the Arena litigation described above. The initial claim by Liberty was estimated by Liberty to be $829 and is now claimed to exceed $1,000. Management has vigorously contested the claims made by Liberty. The case remains in the discovery phase.

On February 10, 2005, Berryman & Henigar Enterprises ("Plaintiff"), filed a complaint in the Superior Court of California, County of San Diego, Case No. GIC842610, against Warning Model Management, Inc. for breach of a promissory note issued pursuant to terms and conditions of a certain stock purchase and sale agreement dated September 9, 2004. The Company and its subsidiary, Employment Systems, Inc. ("ESI"), each allegedly guaranteed payments on the underlying promissory note. Plaintiff seeks principal damages of $750 in that regard. Warning Model Management, Inc. has taken the position that Plaintiff failed to disclose certain material information in the underlying transaction which thereby negates the promissory note. Warning Model Management, Inc. reached a settlement, effective as of September 30, 2005 with the plaintiff. This document was executed and the first payment was made in November 2005.

SETTLEMENT AMOUNT. Warning, for itself and on behalf of Dalrada and ESI, agrees to pay Berryman the aggregate sum of $380 as full and final compromise of all claims in accordance with the following schedule:

---------------------------- ---------------------------------------------------
        Payment Amount                             Due Date
---------------------------- ---------------------------------------------------
             $150                        Upon Berryman's execution of
                                                this Agreement;
---------------------------- ---------------------------------------------------
             $150            Within 60 days following the date the initial
                                             payment is due; and
---------------------------- ---------------------------------------------------
             $80              Within 150 days of the date the initial payment
                                                   is due.
---------------------------- ---------------------------------------------------
         TOTAL = $380
---------------------------- ---------------------------------------------------

On March 17, 2005, Greenland Corporation ("Plaintiff"), filed an amended complaint in the Superior Court of California, County of San Diego, Case No. GIC842605, against the Company and multiple other individuals and entities resulting from a transaction as evidenced by the "Agreement to Acquire Shares" dated August 9, 2002, whereby the Company obtained a controlling equity interest in Plaintiff. Plaintiff contends that the Company engaged in various forms of wrongdoing including breach of fiduciary duty, conversion, conspiracy and aiding and abetting. Discovery has commenced but is not complete at this time. Trial has not been set. Management has fully cooperated in our investigation of the facts and we intend to continue with vigorous defense against the claims asserted.

On August 29, 2005, United Bank & Trust filed suit against the Company and other parties. The allegations of the lawsuit are that the Company guaranteed certain debt owed by InfoServices, Inc. and is liable in the amount of $678. The case is in its early stages and discovery has not yet commenced. However, the Company intends to vigorously defend itself against the claims asserted.

Throughout fiscal 2004 and 2005, and through the date of this filing, trade creditors have made claims and/or filed actions alleging the failure of the Company to pay its obligations to them in a total amount exceeding $3,000. These actions are in various stages of litigation, with many resulting in judgments being entered against the Company. Several of those who have obtained judgments have filed judgment liens on the Company's assets. These claims range in value from less than $1 to just over $1,000, with the great majority being less than $20.

On September 7, 2005, the arbitrator from the American Arbitration Association awarded to Accord Human Resources a judgment against Greenland Corporation and the Company as the guarantor, an amount equaling $168. Legal counsel has estimated that the claim could amount to as much as $214. The Company has reserved $200 for the claim.

The Company is currently in dispute with one of its investors regarding the pay down of a convertible note payable with shares of the Company's common stock issued during the year ended June 30, 2005. The Company has currently reserved $263 regarding this dispute and is hopeful that the matter can be resolved amicably.

From time to time, the Company is involved in litigation relating to claims arising out of their operations in the normal course of business.